REVOLVING CREDIT

                           AND PARTICIPATION AGREEMENT

                           DATED AS OF MARCH 14, 2001

                                      AMONG

           COVANTA ENERGY CORPORATION AND CERTAIN OF ITS SUBSIDIARIES,
                                  as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                             BANK OF AMERICA, N.A.,
            as Administrative Agent, Co-Arranger and Co-Book Runner,

                                       and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
             as Documentation Agent, Co-Arranger and Co-Book Runner


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                        TABLE OF CONTENTS

                                                                                                                     Page No.

Section 1.             DEFINITIONS..........................................................................................2

        1.1            Certain Defined Terms................................................................................2

        1.2            Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement..................39

        1.3            Other Definitional Provisions and Rules of Construction.............................................40


Section 2.             AMOUNTS AND TERMS OF POOLED PARTICIPATIONS AND REVOLVING LOANS......................................40

        2.1            Pooled Facility.....................................................................................40

        2.2            Revolving Loans.....................................................................................47

        2.3            Recordation of Indebtedness.........................................................................50

        2.4            Interest and Default Interest on the Revolving Loans................................................51

        2.5            Fees................................................................................................54

        2.6            Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding
                       Payments; Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty..............57

        2.7            Use of Proceeds.....................................................................................62

        2.8            Special Provisions Governing Eurodollar Rate Loans..................................................63

        2.9            Increased Costs; Taxes; Capital Adequacy............................................................65

        2.10           Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.........................68

        2.11           Covenants of the Pooled Facility Lenders and Opt-Out Facility Lenders...............................69

        2.12           Joint and Several Liability; Payment Indemnifications...............................................73

        2.13           Defaulting Lenders..................................................................................74

        2.14           Replacement of a Lender.............................................................................76


Section 3.             LETTERS OF CREDIT AND CASH COLLATERAL ACCOUNT.......................................................77

        3.1            Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.......................77

        3.2            Letter of Credit Fees...............................................................................79

        3.3            Drawings and Reimbursement of Amounts Paid Under Letters of Credit..................................80

        3.4            Obligations Absolute................................................................................83

        3.5            Indemnification; Nature of Issuing Lenders' Duties..................................................84

        3.6            Withdrawals from the Cash Collateral Account........................................................85


Section 4.             CONDITIONS TO LOANS, LETTERS OF CREDIT, AND WITHDRAWALS FROM THE CASH COLLATERAL ACCOUNT............86

        4.1            Conditions to Pooled Facility Participation.........................................................86

        4.2            Conditions to All Revolving Loans...................................................................92

        4.3            Conditions to Letters of Credit.....................................................................93

        4.4            Conditions to Withdrawals from Cash Collateral Account..............................................94


Section 5.             COMPANY'S REPRESENTATIONS AND WARRANTIES............................................................95

        5.1            Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.......................95

        5.2            Authorization of Borrowing, etc.....................................................................96

        5.3            Financial Condition.................................................................................97

        5.4            No Material Adverse Change; No Restricted Payments..................................................97

        5.5            Title to Properties; Liens; Real Property; Intellectual Property....................................97

        5.6            Litigation; Adverse Facts...........................................................................98

        5.7            Payment of Taxes....................................................................................98

        5.8            Performance of Agreements; Materially Adverse Agreements; Material Contracts........................99

        5.9            Governmental Regulation.............................................................................99

        5.10           Securities Activities...............................................................................99

        5.11           Employee Benefit Plans.............................................................................100

        5.12           Certain Fees.......................................................................................101

        5.13           Environmental Protection...........................................................................101

        5.14           Employee Matters...................................................................................102

        5.15           Solvency...........................................................................................102

        5.16           Matters Relating to Collateral.....................................................................102

        5.17           Disclosure.........................................................................................103

        5.18           Subordinated Indebtedness..........................................................................104

        5.19           Commitments Under Pooled Facility Documents........................................................104

        5.20           Matters Relating to Loan Parties...................................................................104

        5.21           Identified Investment Spending.....................................................................105


Section 6.             COMPANY'S AFFIRMATIVE COVENANTS....................................................................106

        6.1            Financial Statements and Other Reports.............................................................106

        6.2            Existence, etc.....................................................................................110

        6.3            Payment of Taxes and Claims; Tax...................................................................111

        6.4            Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds..........111

        6.5            Inspection Rights; Lender Meeting..................................................................113

        6.6            Compliance with Laws, etc..........................................................................113

        6.7            Environmental Matters..............................................................................113

        6.8            Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the
                       Closing Date.......................................................................................115

        6.9            Matters Relating to Additional Real Property Collateral............................................118

        6.10           Deposit Accounts...................................................................................118

        6.11           Most Favored Nations Payments......................................................................119

        6.12           Security Interest in Unsold Assets.................................................................119

        6.13           Establishment of Cash Management System............................................................120

        6.14           Payment of Opt-Out Facilities......................................................................120

        6.15           Opinions of Local Counsel..........................................................................121

        6.16           Execution of Opt-Out Facility Guaranties after the Closing Date....................................121


Section 7.             BORROWERS' NEGATIVE COVENANTS......................................................................122

        7.1            Indebtedness.......................................................................................122

        7.2            Liens and Related Matters..........................................................................124

        7.3            Investments; Acquisitions..........................................................................126

        7.4            Contingent Obligations; Performance Guaranties.....................................................129

        7.5            Restricted Payments................................................................................130

        7.6            Financial Covenants................................................................................132

        7.7            Restriction on Fundamental Changes; Asset Sales....................................................133

        7.8            Monthly Budget Covenants...........................................................................136

        7.9            Transactions with Shareholders and Affiliates......................................................137

        7.10           Restriction on Leases..............................................................................137

        7.11           Sales and Lease-Backs..............................................................................137

        7.12           Conduct of Business................................................................................138

        7.13           Amendments to Debt Documentation and Organizational Documents......................................138

        7.14           End of Fiscal Years; Fiscal Quarters...............................................................138

        7.15           No Additional Commitments..........................................................................138


Section 8.             EVENTS OF DEFAULT..................................................................................139

        8.1            Failure to Make Payments When Due..................................................................139

        8.2            Default in Other Agreements........................................................................139

        8.3            Breach of Certain Covenants........................................................................140

        8.4            Breach of Warranty.................................................................................140

        8.5            Other Defaults Under Financing Documents...........................................................140

        8.6            Involuntary Bankruptcy; Appointment of Receiver, etc...............................................140

        8.7            Voluntary Bankruptcy; Appointment of Receiver, etc.................................................141
        8.8            Judgments and Attachments..........................................................................141

        8.9            Dissolution........................................................................................141

        8.10           Employee Benefit Plans.............................................................................141

        8.11           Material Adverse Effect............................................................................142

        8.12           Change in Control..................................................................................142

        8.13           Invalidity of Intercreditor Agreement or Subsidiary Guaranty; Failure of Security;
                       Repudiation of Obligations.........................................................................142


Section 9.             AGENTS.............................................................................................143

        9.1            Appointment........................................................................................143

        9.2            Powers and Duties; General Immunity................................................................145

        9.3            Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness..........146

        9.4            Right to Indemnity.................................................................................147

        9.5            Successor Agents...................................................................................147

        9.6            Intercreditor Agreement, Collateral Documents and Guaranties.......................................147

        9.7            Administrative Agent May File Proofs of Claim......................................................148

        9.8            Indemnification of Existing Pooled Facility Agents.................................................149


Section 10.            MISCELLANEOUS......................................................................................149

        10.1           Successors and Assigns; Assignments and Participations in Loans and Letters of Credit..............149

        10.2           Expenses...........................................................................................153

        10.3           Indemnity..........................................................................................154

        10.4           Set-Off; Security Interest in Deposit Accounts.....................................................155

        10.5           Ratable Sharing....................................................................................155

        10.6           Amendments and Waivers.............................................................................157

        10.7           Independence of Covenants..........................................................................160

        10.8           Notices............................................................................................160

        10.9           Survival of Representations, Warranties and Agreements.............................................161

        10.10          Failure or Indulgence Not Waiver; Remedies Cumulative..............................................161

        10.11          Marshalling; Payments Set Aside....................................................................161

        10.12          Severability.......................................................................................161

        10.13          Obligations Several; Independent Nature of Lenders' Rights.........................................162

        10.14          Headings...........................................................................................162

        10.15          Applicable Law.....................................................................................162

        10.16          Construction of Agreement..........................................................................162

        10.17          Consent to Jurisdiction and Service of Process.....................................................162

        10.18          Waiver of Jury Trial...............................................................................163

        10.19          Confidentiality....................................................................................164

        10.20          No Fiduciary Duty..................................................................................164

        10.21          Release of Parties.................................................................................164

        10.22          Counterparts; Effectiveness........................................................................165

        10.23          No Third Party Beneficiaries.......................................................................165

        10.24          Fee and Covenant Acknowledgements..................................................................166

        10.25          Name Change........................................................................................166

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                                    SCHEDULES
                  A                 OTHER BORROWERS

                  1.1(a)            APPROVED ASSET SALES

                  1.1(b)            CERTAIN EXCLUDED SUBSIDIARIES

                  1.1(c)            EXISTING POOLED LOANS

                  1.1(d)            EXISTING PROJECT DEBT

                  1.1(e)            MONTHLY BUDGET

                  1.1(f)            OPT-OUT FACILITIES

                  1.1(g)            PERFORMANCE LETTERS OF CREDIT

                  1.1(h)            POOLED FACILITIES

                  1.1(i)            POOLED LETTERS OF CREDIT

                  1.1(j)            SPRINGING LETTERS OF CREDIT

                  1.1(k)            STANDBY LETTERS OF CREDIT

                  1.1(l)            SCHEDULED PROJECT L/CS

                  2.1               POOLED FACILITY LOAN PARTICIPATIONS AND POOLED FACILITY L/C PARTICIPATIONS

                  2.2               REVOLVING LENDERS' REVOLVING LOAN COMMITMENTS AND PRO RATA SHARES

                  2.5F              METHODOLOGY FOR INCREASED FEES FOR CLASS B PALLADIUM DPS FACILITY

                  2.6A(iii)(e)      CERTAIN DEPOSIT ACCOUNTS

                  2.11(a)           REPLACED POOLED FACILITY COVENANTS

                  2.11(b)           ADDITIONAL COVENANTS

                  4.1J              REAL PROPERTY ASSETS

                  4.1N              GECC AND SEMPRA PAYMENTS

                  4.1O              COLLATERAL IN RESPECT OF CERTAIN PALLADIUM DISTRESS PREFERRED SHARES

                  5.1A              SUBSIDIARIES OF COMPANY

                  5.5B              REAL PROPERTY

                  5.5C              INTELLECTUAL PROPERTY

                  5.6               LITIGATION

                  5.8               MATERIAL CONTRACTS

                  5.11              CERTAIN EMPLOYEE BENEFIT PLANS

                  5.13              ENVIRONMENTAL LIABILITY

                  6.13              CASH MANAGEMENT SYSTEM

                  7.1               CERTAIN EXISTING INDEBTEDNESS

                  7.2               CERTAIN EXISTING LIENS

                  7.3(v)            CERTAIN EXISTING INVESTMENTS

                  7.3(vi)           CERTAIN APPROVED INVESTMENTS

                  7.4(iv)           EXISTING PERFORMANCE GUARANTIES

                  7.4(v)            CERTAIN CONTINGENT OBLIGATIONS

                  7.5               MATERIAL ADVERSE CHANGE

                  7.11              CERTAIN SALE-LEASE BACK TRANSACTIONS

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                                    EXHIBITS

                  I(a)     FORM OF NOTICE OF BORROWING

                  I(b)     FORM OF NOTICE OF WITHDRAWAL

                  II       FORM OF NOTICE OF CONVERSION/CONTINUATION

                  III      FORM OF REQUEST FOR ISSUANCE

                  IV       FORM OF REVOLVING NOTE

                  V        FORM OF COMPLIANCE CERTIFICATE

                  VI       FORMS OF OPINIONS

                  VII      FORM OF ASSIGNMENT AGREEMENT

                  VIII     FORM OF FINANCIAL CONDITION CERTIFICATE

                  IX       FORM OF SUBSIDIARY GUARANTY

                  X        FORM OF SECURITY AGREEMENT

                  XI       FORM OF MORTGAGE

                  XII      FORM OF INTERCREDITOR AGREEMENT

                                                                       EXECUTION

                           COVANTA ENERGY CORPORATION

                  REVOLVING CREDIT AND PARTICIPATION AGREEMENT

           This REVOLVING CREDIT AND PARTICIPATION AGREEMENT is dated as of March 14, 2001 and entered into by and among COVANTA ENERGY CORPORATION, a Delaware corporation ("Covanta" or "Company") formerly known as Ogden Corporation, and THE SUBSIDIARIES OF COMPANY LISTED ON THE SIGNATURE PAGES HEREOF (collectively, Company and such Subsidiaries of Company (other than OFMC Anaheim and Ogden Argentina S.A.) are "Borrowers" and each a "Borrower"); THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF AS POOLED FACILITY LENDERS AND REVOLVING LENDERS (each, in its capacity as Pooled Facility Lender, individually referred to herein as a "Pooled Facility Lender" and collectively as "Pooled Facility Lenders", and in its capacity as Revolving Lender, individually referred to herein as a "Revolving Lender" and collectively as "Revolving Lenders"); THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF AS OPT-OUT LENDERS (each individually referred to herein as an "Opt-Out Lender" and collectively as "Opt-Out Lenders"); THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF AS EXISTING POOLED FACILITY AGENTS (each, in its capacity as an agent for the lenders in respect of a relevant Pooled Facility under the Pooled Facility Documents, individually referred to as an "Existing Pooled Facility Agent" and collectively as "Existing Pooled Facility Agents"); THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF AS EXISTING OPT-OUT FACILITY AGENTS (each, in its capacity as an agent for the lenders in respect of a relevant Opt-Out Facility under the Opt-Out Facility Documents, individually referred to as an "Existing Opt-Out Facility Agent" and collectively as "Existing Opt-Out Facility Agents"); BANK OF AMERICA, N.A. ("BofA"), as Administrative Agent for Lenders (in such capacity "Administrative Agent"); and DEUTSCHE BANK AG, NEW YORK BRANCH ("Deutsche Bank"), as Documentation Agent for Lenders (in such capacity "Documentation Agent").

                                 R E C I T A L S

           WHEREAS, Borrowers, the Pooled Facility Lenders and the Opt-Out Lenders have agreed (i) to adopt certain common covenants under the Pooled Facilities and the Opt-Out Facilities (this and other capitalized terms used in this introduction have the meanings assigned to such terms in subsection 1.1 hereof), (ii) that Pooled Facility Lenders shall purchase participations in the credit exposures of other Pooled Facility Lenders under other Pooled Facilities according to the Pro Rata Shares of such Pooled Facility Lenders, (iii) to cause the maturity of each of the Pooled Facilities and each of the Opt-Out Facilities to occur on May 31, 2002, and (iv) that the Revolving Lenders shall extend $145,885,689.06 of secured revolving loan and letter of credit facilities to Borrowers pursuant to the Revolving Loan Commitments, which facilities shall be utilized (a) to provide letters of credit to meet Borrowers' obligations under certain contractual requirements and (b) to provide financing for working capital purposes, capital expenditures and general corporate purposes of Borrowers and their Subsidiaries, in each case on the terms and subject to the conditions set forth herein; and

           WHEREAS, Borrowers desire to secure all of the Secured Obligations by granting to Administrative Agent, on behalf of Lenders (and to the extent required by the 9.25% Debenture Indenture, for the holders of the 9.25% Debentures), a First Priority Lien on substantially all of their unencumbered real, personal and mixed property, all of the unencumbered capital stock held by Borrowers in each of their Domestic Subsidiaries, and up to 65% of the unencumbered capital stock held directly by Borrowers in each of their Foreign Subsidiaries, in each case subject to the exceptions and on the terms set forth herein and in the other Loan Documents;

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:

Section 1. DEFINITIONS

      1.1  Certain Defined Terms.
           ---------------------

           The following terms used in this Agreement shall have the following meanings:

          "Additional Mortgaged Property" has the meaning set forth in subsection 6.9.

           "Additional Mortgage" has the meaning assigned to that term in subsection 6.9.

           "Adjusted EBIT" means, for any period, the sum of the amounts for such period of (i) "Consolidated Operating Income," (ii) "Equity in Net Income of Investees and Joint Ventures," and (iii) "Minority Interests," in each case whether such items are so titled or otherwise titled, as each of such items are reflected in the "Consolidated Statement of Income and Comprehensive Income" (whether so titled or otherwise titled) of Company and its Subsidiaries prepared in conformity with GAAP and reported in Company's quarterly or annual report (as the case may be) on Form 10Q or 10K, respectively, in a manner consistent with Company's reporting of such amounts prior to the Closing Date, (iv) to the extent deducted in calculating the amounts described in clause (i), (ii) or
(iii) for such period, LOC Fees, plus (solely with respect to the first Fiscal Quarter of 2001 for any calculation of Adjusted EBIT including such Fiscal Quarter) the amount of LOC Fees which would have been incurred with respect to Letters of Credit serving as Springing Letters of Credit for the Montgomery and Onondaga Projects had such Letters of Credit been issued and outstanding during the entirety of such Fiscal Quarter, (v) to the extent deducted in calculating the amounts described in clause (i), (ii) or (iii) for such period, any losses attributable to the application of Statement #84 of the Financial Accounting Standards Board to (or other accounting principles under GAAP having the effect of requiring Company and its Subsidiaries to recognize a non-cash loss as a result of) the Exchange Offer for the Convertible Subordinated Debentures and/or the 9.25% Debentures, and (vi) any Senators Sale Losses.

           "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

           "Affected Lender" has the meaning assigned to that term in subsection 2.8C.

           "Affected Loans" has the meaning assigned to that term in subsection 2.8C.

           "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person (other than exclusively as a result of such Person's role as a Project manager or operator), whether through the ownership of voting securities or by contract or otherwise.

           "Agents" means Administrative Agent and Documentation Agent, and "Agent" means either one of them.

           "Agreement" means this Revolving Credit and Participation Agreement dated as of March 14, 2001, as it may be amended, restated, supplemented or otherwise modified from time to time.

           "Approved Asset Sales" means, collectively, the sales of the Subsidiaries, divisions or businesses of Company and its Subsidiaries (including the equity interests of certain Subsidiaries and their assets or of Company's or any of its Subsidiaries' interests in Projects) described on Schedule 1.1(a) annexed hereto.

           "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less and the aggregate value of all such other assets since the Closing Date is equal to $5,000,000 or less), and shall include any Approved Asset Sale; provided, however, that Asset Sales shall not include (1) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (2) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, or (3) disposals of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business.

           "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit VII annexed hereto.

           "Bank of New York Credit Agreement" mean the Credit Agreement dated June 30, 1997 by and among, inter alia, Company and The Bank of New York as agent for the banks and other financial institutions or entities from time to time parties thereto, as amended, restated and supplemented or otherwise modified from time to time.

           "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

           "Base Rate" means, at any time, the higher of (i) the Prime Rate or
(ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

           "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.4A.

           "Base Rate Margin" means a per annum rate equal to 1.75%.

           "Borrower" and "Borrowers" have the meanings assigned to such terms in the introduction of this Agreement.

           "Borrower Recourse Obligations" means, with respect to any Project to which Company or any of its Subsidiaries has made a contractual commitment, (i) any Performance Guaranty incurred by a Borrower and (ii) any Contingent Obligation incurred by a Borrower unless, in the case of either clause (i) or
(ii), recourse of the obligee or beneficiary of such Performance Guaranty or Contingent Obligation is limited to (a) assets associated with such Project (which in any event shall not include assets held by any Borrower other than a Borrower described in clause (b)) and/or (b) the Borrower (or the equity interests in such Borrower) incurring such Performance Guaranty or Contingent Obligation, but in the case of clause (b) only if such Borrower's sole business is the ownership and/or operation of such Project and substantially all of its assets are associated with such Project.

           "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

           "Canadian Loss Sharing Lenders" has the meaning assigned to that term in the Intercreditor Agreement.

           "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

           "Capital Stock" means the capital stock or other equity interests of a Person.

           "Cash" means money, currency or a credit balance in a Deposit
Account.

           "Cash Collateral Account" has the meaning assigned to that term in the Security Agreement.

           "Cash Management System" means the cash management arrangements of Company and its Subsidiaries consisting of certain blocked foreign and domestic accounts, including without limitation any Deposit Accounts, established or to be established to fund domestic and foreign operating needs of Company and its Subsidiaries, described more fully on Schedule 6.13.

           "CDN$" means the lawful money of Canada.

           "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "CGS Credit Facility" means the Contractual Obligations of Compania General de Sandeos CGS, S.A., an indirect Subsidiary of Company, in the aggregate outstanding principal amount of 87,198,135 pesetas as of the Closing Date owed to Banco Santander Central Hispano, S.A., as such Contractual Obligations have been amended, supplemented or otherwise modified to the date hereof and as they may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "Change in Control" means the acquisition of beneficial ownership or control, directly or indirectly, by any Person acting alone or in concert with one or more other Persons, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of members of the Governing Body of Company, other than Securities having such power only by reason of the happening of a contingency.

           "China Project Swap" means the exchange by Subsidiaries of Company of their rights and interests held on the Closing Date in that certain pulverized coal cogeneration Project located in the People's Republic of China (Jiangsu Province) and held through Taixing Ogden-Madian Cogen Co., Ltd. for the rights and interests of certain other Persons held on the Closing Date in that certain pulverized coal cogeneration Project located in the Yanjiang, People's Republic of China (Jiangsu Province), such that after such exchange Subsidiaries of Company, through Taixing Ogden-Yanjiang Cogen Co., Ltd., hold approximately 96% of the ownership interests in the latter Project.

           "Class A Palladium DPS Facility" means, collectively, the Contractual Obligations of Company and its Subsidiaries with respect to 135,800,000 Class A preference shares issued by Palladium Finance Corporation I on December 30, 1997 with respect to a CDN$135,800,000 senior loan, as such Contractual Obligations have been amended, supplemented or otherwise modified to the date hereof and as they may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "Class B Palladium DPS Facility" means, collectively, the Contractual Obligations of Company and its Subsidiaries with respect to 62,000,000 Class B preference shares issued by Palladium Finance Corporation II on December 30, 1997 with respect to a CDN$62,000,000 senior subordinated loan, as such Contractual Obligations have been amended, supplemented or otherwise modified to the date hereof and as they may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "Closing Date" means the date on which each of the conditions described in subsection 4.1 have been satisfied or waived by Requisite Lenders.

           "Closing Date Mortgage" has the meaning assigned to that term in subsection 4.1J(i). "Closing Date Mortgaged Property" has the meaning assigned to that term in subsection 4.1J(i).

           "Closing Date Paydown" means the repayment in full on the Closing Date of all Existing Pooled Loans, together with all accrued and unpaid interest and fees thereon and expenses relating thereto payable under the relevant Pooled Facility Documents.

           "Closing Letter" means that certain letter agreement executed and delivered by Borrowers and Agents on the Closing Date.

           "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock and similar equity interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations.

           "Collateral Agent" means the Person acting as Administrative Agent hereunder, in its capacity as "Collateral Agent" under and as defined in the Intercreditor Agreement.

           "Collateral Documents" means the Security Agreement, the foreign pledge agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Secured Obligations.

           "Commodities Agreement" means any long-term or forward purchase contract or option contract to buy, sell or exchange commodities or similar agreement or arrangement to which Company or any of its Subsidiaries is a party unless, under the terms of such contract, option contract agreement or arrangement Company expects to make or take delivery of the commodities which are the subject thereof.

           "Common Stock" means the common stock of Company, par value of $0.50 per share.

           "Company" has the meaning assigned to that term in the introduction to this Agreement.

           "Competitor" means any Person (and their respective Affiliates) primarily engaged in the business of the generation and sale of electricity.

           "Compliance Certificate" means a certificate substantially in the form of Exhibit V annexed hereto.

           "Consolidated Debt Service Expense" means, for any period, (i) total interest expense, net of interest income, of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries to the extent such Indebtedness is or is required to be reflected on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP, but excluding any Indebtedness consisting of Limited Recourse Debt, and (ii) to the extent not included in the calculation of the amount described in clause (i), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, from clauses (i) and (ii) any amounts referred to in subsection 2.5 payable to Administrative Agent and Lenders on or before the Closing Date.

           "Consolidated Leverage Ratio" means, as at any date of determination, the ratio of (a) Net Senior Recourse Indebtedness as at such date to (b) Adjusted EBIT for the four-Fiscal Quarter Period most recently ended prior to such date; provided, however, that Adjusted EBIT (1) for the four-Fiscal Quarter period ending March 31, 2001 shall equal Adjusted EBIT for the Fiscal Quarter ending March 31, 2001 multiplied by 4, (2) for the four-Fiscal Quarter period ending June 30, 2001 shall equal Adjusted EBIT for the two-Fiscal Quarter period ending June 30, 2001 multiplied by 2, and (3) for the four-Fiscal Quarter period ending September 30, 2001 shall equal Adjusted EBIT for the three-Fiscal Quarter period ending September 30, 2001 multiplied by 4/3.

           "Consolidated Maintenance Capital Expenditures" means, for any period, (i) the sum of the aggregate of all cash expenditures by Company and its Subsidiaries during that period that, in conformity with GAAP, would be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries for that or any other period, less (ii) to the extent otherwise included in the calculation of the amount described in clause (i), any such expenditures in connection with independent power Projects of Company and its Subsidiaries the construction of which has not been completed at the time of such expenditure.

           "Consolidated Net Income" means, for any period, "Comprehensive Income (Loss)", whether such item is so titled or otherwise titled, as reflected in the "Consolidated Statement of Income and Comprehensive Income" (whether so titled or otherwise titled) of Company and its Subsidiaries prepared in conformity with GAAP and reported in Company's quarterly or annual report (as the case may be) on Form 10Q or 10K, respectively, in a manner consistent with Company's reporting of such amount prior to the Closing Date.

           "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis, as such amounts are or are required to be reflected on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP.

           "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount (if stated) of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or, if the amount of any Contingent Obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Company in good faith based upon reasonable assumptions. No obligations under Performance Guaranties shall constitute Contingent Obligations.

           "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

           "Convertible Subordinated Debentures" means, collectively, (i) the 5.75% Convertible Subordinated Debentures due October 20, 2002 issued by Company in the principal amount of $75,000,000 and (ii) the 6.00% Convertible Subordinated Debentures due June 1, 2002 issued by Company in the aggregate principal amount of $85,000,000, in each case as in effect on the Closing Date and as such debentures may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "Currency Agreement" means any foreign exchange contract, currency swap agreement, or option contract to buy, sell or exchange currencies or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

           "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization (including without limitation the Cash Collateral Account), other than an account evidenced by a negotiable certificate of deposit.

           "Designated Borrower" means any of Company, Covanta Energy Group, Inc., Ogden Financial Services, Inc., Ogden Management Services, Inc., Ogden Services Corporation, Covanta Projects, Inc., Covanta Energy International, Inc., Covanta Energy Americas, Inc., Covanta Energy West, Inc., Ogden Environmental & Energy Services Co., Inc., Covanta Systems, Inc., Covanta Waste to Energy, Inc., Covanta Water Holdings, Inc., Covanta Water, Inc. and Covanta Energy Services, Inc.

           "Development Amount" means, with respect to any Project to which Company or any of its Subsidiaries has made or proposes to make a contractual commitment at any time after the Closing Date, (i) the aggregate amount of cash expenditures made by Company or any of its Subsidiaries to fund operating expenses payable to Persons other than Company and its Subsidiaries in connection with the development of such Project prior to the date of financial closing for such Project (but not including expenditures related to the purchase of equipment or improvements), minus (ii) the aggregate amount of such cash operating expenses which have been reimbursed in cash to Company and its Subsidiaries. Amounts included in the calculation of the Invested Amount with respect to a Project shall not be included in the Development Amount with respect to such Project.

           "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Documentation Agent appointed pursuant to subsection 9.5A.

           "Dollar Participation Obligations" has the meaning assigned to that term in subsection 2.1D.

           "Dollars" and the sign "$" mean the lawful money of the United States of America.

           "Domestic Subsidiary" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state or territory thereof or in the District of Columbia.

           "Domestic Cash Equivalents" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) such other securities as Company and Agents may agree on from time to time.

           "Eligible Assignee" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other financial institution that extends credit or buys loans as one of its businesses; (ii) any Lender and any Affiliate of any Lender; provided that neither Company nor any Affiliate of Company nor any Competitor shall be an Eligible Assignee; and provided further that, in order to be an Eligible Assignee, a Person must have at the time of determination a long term senior unsecured debt rating of "A2" or better from Moody's and/or "A" or better from S&P or, solely in the case of assignees of Opt-Out Obligations under the Class B Palladium DPS Facility which are Canadian Persons, a long term senior unsecured debt rating of "A" or better from Dominion Bond Rating Service.

           "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

           "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, or (ii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

           "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

           "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

           "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment of a material amount under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution of a material amount to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of Company or any of its Subsidiaries pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected that Company or any of its Subsidiaries will incur material liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien on the property of the Company or any of its Subsidiaries pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

           "Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the rate per annum (rounded upward to the nearest 1/16 of one percent) that appears on the Dow Jones Markets (Telerate) page 3750 (or such other comparable page as may, in the opinion of Administrative Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period as of approximately 10:00 a.m. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

           "Eurodollar Rate Loans" means Revolving Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.4A.

           "Eurodollar Rate Margin" means a per annum rate equal to 2.75%.

           "Event of Default" means each of the events set forth in Section 8.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

           "Exchange Offer" means any one or more of (i) the exchange of equity securities or substantially identical debt securities (with a lower conversion price) of Company for the Convertible Subordinated Debentures and/or (ii) the exchange of equity securities of Company for the 9.25% Debentures.

           "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Opt-Out Facility Exposure, the rate quoted by Administrative Agent in accordance with its customary procedures as the spot rate for the purchase by Administrative Agent of such currency in exchange for Dollars through its foreign exchange trading office in New York at 12:00 noon (New York time) one Business Day prior to such date for delivery one Business Day later, expressed as a number of units of such currency per one Dollar.

           "Excluded Gross Receipts" means Gross Receipts to the extent in excess of $5,000,000 in the aggregate from those Approved Asset Sales described on Schedule 1.1(a) as "Interest in Isla Magica", "Land in South Africa", "Land outside Yellowstone Park", "Interest in IMAX Theatre in Tempe, Arizona" and "Receivables from the discontinued business, OSSI".

           "Excluded Subsidiary" means each Domestic Subsidiary of Company which is any one or more of the following: (i) a Shell Subsidiary, so long as such Subsidiary has no material assets and is not engaged in any business; (ii) a non-Material Subsidiary; (iii) a Subsidiary (including OFMC Anaheim) for which becoming a Borrower or a Subsidiary Guarantor would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (b) applicable law affecting such Subsidiary, provided that any such Subsidiary of Company shall cease to be an Excluded Subsidiary by virtue of this clause (iii) at such time as such Subsidiary's becoming a Borrower or a Subsidiary Guarantor would no longer constitute a material violation of such Contractual Obligation or applicable law, whether as a result of obtaining the required consents or otherwise; (iv) Three Mountain Power, LLC, a Delaware limited liability company, unless Company and its Subsidiaries shall have failed to make the Investments in the Three-Mountain Power Project identified on Schedule 7.3(vi) annexed hereto on or prior to May 31, 2002; (v) NRG/Recovery Group, Inc. and Warren Energy Resource Co., L.P., provided that either of such Subsidiaries of Company shall cease to be an Excluded Subsidiary by virtue of this clause (v) at such time as Agents or Requisite Lenders shall reasonably request; or (vi) any of the Subsidiaries of Company described on Schedule 1.1(b) annexed hereto, until such time as such Subsidiary ceases to be an Excluded Subsidiary pursuant to subsection 6.12. A Domestic Subsidiary of Company which is not an Excluded Subsidiary may become an Excluded Subsidiary if the Company notifies the Administrative Agent that (i) such Subsidiary has no material assets other than contracts, permits, licenses and similar contracts and instruments connected to the development of a Project otherwise permitted under this Agreement and (ii) in connection with such Project it is necessary to enter into a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained. Upon such notice the Administrative Agent shall promptly take such actions as are necessary to relinquish the security interest in such Subsidiary.

           "Existing Pooled Facility Agent" and "Existing Pooled Facility Agents" have the meanings assigned to such terms in the introduction of this Agreement.

           "Existing Pooled Loans" means, collectively, the loans under the Pooled Facilities outstanding immediately prior to the Closing Date described on
Schedule 1.1(c) annexed hereto, in the principal amount as of the Closing Date set forth on such Schedule; provided that each reference herein to an Existing Pooled Loan of a Pooled Facility Lender arising under any of the Quezon Facilities shall mean and be limited to that portion of drawn but unreimbursed amounts under a letter of credit included in any of the Quezon Facilities with respect to which amounts OPD would be liable (as of immediately prior to the Closing Date) to make equity contributions to Quezon Equity Funding in the event that Quezon Equity Funding were to repay such unreimbursed amounts.

           "Existing Project Debt" means each of the credit facilities described on Schedule 1.1(d) annexed hereto, as such credit facilities are in effect on the Closing Date.

           "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

           "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

           "FIFRA" means the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "Financing Documents" means collectively the Loan Documents, the Pooled Facility Documents and the Opt-Out Facility Documents.

           "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

           "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

           "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31st of each calendar year.

           "Flood Hazard Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

           "Foreign Cash Equivalents" means, as at any date of determination,
(i) securities issued or directly and fully guaranteed by the government of the country within which an Investment by the Company or any of its Subsidiaries has been or is being made and (ii) time deposits and certificates of deposit of commercial banks having offices in such country, in each case with a long term unsecured debt rating of at least equal to (a) the rating of the relevant government, in the event that such government is rated below investment grade by either Moody's or S&P, or when there is no Moody's or S&P rating of such government, (b) investment grade in the event that the relevant government is rated above investment grade by either Moody's or S&P, or (c) "A" or better to the extent that the relevant government is rated better than "A" by either Moody's or S&P, and (iii) such other securities as Company and Administrative Agent may agree on from time to time.

           "Foreign Subsidiary" means any Subsidiary of Company other than a Domestic Subsidiary.

           "Fraudulent Transfer Laws" has the meaning assigned to that term in subsection 2.12.

           "Funding and Payment Office" means (i) the office of Administrative Agent located at 1 Independence Center, 101 North Tryon Street, Charlotte, N.C. 28255 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

           "Funding Borrower" has the meaning assigned to that term in subsection 2.12.

           "Funding Date" means the date of the funding of a Revolving Loan.

           "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, accounting principles generally accepted in the United States of America set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by the American Institute of Certified Public Accountants.

           "GECC Credit Facilities" means, collectively, (i) the Promissory Note dated December 28, 1999 issued by Heber Geothermal Company to General Electric Capital Corporation, (ii) the Promissory Note dated December 28, 1999 issued by Heber Field Company to General Electric Capital Corporation, and (iii) the guaranties of Company dated December 28, 1999 with respect to each such promissory note, in each case as such promissory note or guaranty, as the case may be, has been amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

           "Government Authority" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

           "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent order or consent decree of or from, or notice to, any Government Authority.

           "Gross Receipts" means, in respect of any Asset Sale, the total Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale minus any repayment of debt related to the assets sold in such Asset Sale which is made in connection therewith and is not prohibited under this Agreement.

           "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of (a) "hazardous wastes" or "mixed wastes" as defined in RCRA or in any other Environmental Law; (b) "hazardous substances", "pollutants" or "contaminants" as defined in CERCLA or in any other Environmental Law; (c) "chemical substances" or "mixtures" as defined in TSCA or any other substance which is tested pursuant to TSCA or any other Environmental Law, or the manufacture, processing, distribution, use or disposal of which is regulated or prohibited pursuant to TSCA or any other Environmental Law, including without limitation polychlorinated biphenyls and electrical equipment which contains any oil or dielectric fluid containing regulated concentrations of polychlorinated biphenyls; (d) "insecticides", "fungicides", "pesticides" or "rodenticides" as defined in FIFRA or any other Environmental Law; or (e) "infectious waste" or "biohazardous waste" as defined in any Environmental Law; (ii) asbestos or any asbestos-containing materials;
(iii) urea formaldehyde foam insulation; (iv) any oil, petroleum, petroleum fraction or petroleum derived substance; (v) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (vi) any flammable substances or explosives; (vii) any radioactive materials; and (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

           "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

           "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

           "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services received by such Person (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a promissory note or similar written instrument, but excluding in either case current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and (v) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Any obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the Indebtedness of such partnership or joint venture is expressly Limited Recourse Debt of such partnership or joint venture.

           "Indemnitee" has the meaning assigned to that term in subsection
10.3.

           "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the financial condition, business or operations of Company and its Subsidiaries, taken as a whole.

           "Intercompany Notes" means promissory notes evidencing Indebtedness of Company or any of its Subsidiaries which (a) to the extent the Indebtedness evidenced thereby is owed to any Borrower or any Subsidiary Guarantor, is pledged pursuant to the Collateral Documents, (b) to the extent the Indebtedness evidenced thereby is owed by a Subsidiary of Company, is senior Indebtedness of such Subsidiary (except to the extent that requiring such Indebtedness to be senior would breach a contractual obligation binding on such Subsidiary), except that any such Indebtedness owed by any Borrower or Subsidiary Guarantor to any Subsidiary which is not a Borrower shall be subordinated in right of payment to the payment in full of the Obligations and the Opt-Out Obligations pursuant to the terms of the applicable notes, and (c) provide that any payment by any Subsidiary Guarantor under any guaranty of the Obligations or the Opt-Out Obligations shall result in a pro tanto reduction of the aggregate amount of the intercompany Indebtedness owed by such Subsidiary Guarantor to Borrowers or to any of its Subsidiaries for whose benefit such payment is made.

           "Intercreditor Agreement" means that certain Intercreditor Agreement executed and delivered by Borrowers and Lenders on the Closing Date, in the form of Exhibit XII annexed hereto, as it may thereafter be amended, restated, supplemented or otherwise modified from time to time.

           "Interest Payment Date" means (i) with respect to any Base Rate Loan, the first day of each month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

           "Interest Period" has the meaning assigned to that term in subsection 2.4B.

           "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

           "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

           "Invested Amount" means, with respect to any Project to which Company or any of its Subsidiaries has made a contractual commitment, the sum of (i) the aggregate amount of any Investments (or commitments to make such Investments) by Company and its Subsidiaries therein or with respect thereto, and (ii) the aggregate maximum amount of all Borrower Recourse Obligations (or commitments to incur Borrower Recourse Obligations) incurred by any Borrower with respect thereto; provided that the Invested Amount with respect to any Project shall not include the amount of any Scheduled Project L/C which would otherwise be included in the calculation thereof. If any Investment, Contingent Obligation, Indebtedness or Performance Guaranty (or commitment to make or incur the same) of Company or any Subsidiary is included in the calculation of the Invested Amount with respect to a particular Project, then any Contingent Obligation, Indebtedness or Performance Guaranty (or commitment to make or incur the same) by Company or another Subsidiary of Company the sole purpose of which is to support such Investment, Contingent Obligation or Performance Guaranty (or commitment to make or incur the same) shall not be included in the calculation of the Invested Amount with respect to such Project. For purposes of calculating the Invested Amount, the amount of any Investment or Borrower Recourse Obligation shall be measured at the time the commitment to make or incur the same becomes effective and without giving effect to subsequent changes in value for any reason whatsoever, including the sale, repayment or cancellation of any such Investment or Borrower Recourse Obligation, except as set forth in the following sentence. If any commitment to make or incur an Investment, Contingent Obligation, Indebtedness or Performance Guaranty which is included in the Invested Amount with respect to a Project is, prior to the making or incurrence thereof, sold to a Person other than Company or any of its Subsidiaries, or the Person in which such a commitment has been made to make an Investment issues (prior to the making of such Investment) additional equity to a Person other than Company or any of its Subsidiaries, and such sale or issuance has the effect of reducing or canceling the commitment of Company and its Subsidiaries to make or incur the relevant Investment or Borrower Recourse Obligation, the Invested Amount with respect to such Project shall be reduced by the amount of such reduction or cancellation. The amount of such reduction shall not be deemed Net Asset Sales Proceeds or Net Securities Proceeds. Amounts included in the calculation of the Development Amount with respect to a Project shall not be included in the Invested Amount with respect to such Project.

           "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements, or (v) Commodities Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

           "IP Collateral" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

           "Issuing Lender" means, with respect to any Letter of Credit, either Administrative Agent or Documentation Agent as determined in accordance with subsection 3.1B(ii), and with respect to any Pooled Letter of Credit, the Pooled Facility Lender who has issued such Pooled Letter of Credit pursuant to the relevant Pooled Facility Documents or Administrative Agent or Documentation Agent if such Agent has issued a Replacement Letter of Credit for such Pooled Letter of Credit pursuant to subsection 2.1E.

           "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

           "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property and the Collateral located thereon as Administrative Agent may reasonably request.

           "Leasehold Property" means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

           "Lender" means any Pooled Facility Lender, Opt-Out Lender or Revolving Lender, and "Lenders" means all such Lenders, collectively.

           "Letter of Credit" or "Letters of Credit" means Performance Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrowers pursuant to subsection 3.1. In no event shall Pooled Letters of Credit or Replacement Letters of Credit be considered Letters of Credit hereunder.

           "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

           "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

           "Limited Recourse Debt" means, with respect to any Subsidiary of Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with the Project (which in any event shall not include assets held by any Borrower other than a Borrower, if any, meeting the criteria set forth in clause
(b) of the definition of Borrower Recourse Obligation) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or the equity interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project. For purposes of this Agreement, Indebtedness of a Subsidiary of Company shall not fail to be Limited Recourse Debt solely by virtue of the fact that the holders of such Limited Recourse Debt have recourse to Company or another Subsidiary of Company pursuant to a Contingent Obligation supporting such Limited Recourse Debt or a Performance Guaranty, so long as such Contingent Obligation or Performance Guaranty is permitted under subsection 7.4 of this Agreement.

           "Loan Documents" means this Agreement, the Revolving Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Intercreditor Agreement, the Subsidiary Guaranties, the Collateral Documents and the Closing Letter.

           "Loan Party" means each Borrower and any of Company's Subsidiaries from time to time executing the Subsidiary Guaranty, and "Loan Parties" means all such Persons, collectively.

           "Loss Sharing Indemnity" has the meaning assigned to that term in the Intercreditor Agreement.

           "LOC Fees" means, for any period, Consolidated Debt Service Expense with respect to Pooled Letters of Credit, Letters of Credit and Opt-Out Facilities consisting of letters of credit.

           "Mandatory Payment" means any amount described in subsections 2.6A(iii)(a)-(g) to be applied as a (i) prepayment of the Revolving Loans or
(ii) payment into the Cash Collateral Account, as determined pursuant to subsection 2.6A(iv)(a).

           "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or financial condition of Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of Loan Parties taken as a whole to perform, or of Administrative Agent or Lenders to enforce, the Obligations or the Opt-Out Obligations.

           "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

           "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

           "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and all of its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 1% of the consolidated revenues of Company and its Subsidiaries, (ii) as at the end of such Fiscal Year, was the owner of more than 1% of the consolidated assets of Company and its Subsidiaries, or (iii) is capitalized with more than $500,000 of equity.

           "Maturity Date" means the earlier of (i) May 31, 2002, (ii) the maturity of the Revolving Loans whether by acceleration or otherwise, and (iii) the date on which all Revolving Loan Commitments shall have terminated, all Revolving Loans shall have been permanently repaid, all Pooled Letters of Credit and Letters of Credit shall have been permanently cancelled, cash collateralized or otherwise supported in a manner satisfactory to the Pooled Facility Lenders, Revolving Lenders and Opt-Out Lenders and all Obligations and Opt-Out Obligations shall have been paid in full.

           "Maximum Investment Amount" means, subject to the remaining provisions of this definition, (i) $40,000,000 during Fiscal Year 2001, and (ii) $10,000,000 during the period from January 1, 2002 through the Maturity Date (each such amount being the "Annual Maximum Investment Amount" for such period); provided, however, that (a) the Annual Maximum Investment Amount for each of the foregoing periods shall be increased by an amount equal to the excess, if any, of the Annual Maximum Investment Amount for the previous applicable period (as adjusted in accordance with this proviso) over the Invested Amounts with respect to all Projects to which Company and its Subsidiaries have made no contractual commitment on or prior to the Closing Date and which are not identified on
Schedule 7.3(vi) annexed hereto for such previous applicable period, and (b) the Annual Maximum Investment Amount for any period shall be increased by (1) 40% of the amount of any Net Asset Sale Proceeds (to the extent retained by (and permitted hereunder to be retained by) Borrowers) from any Asset Sales other than Approved Asset Sales, (2) 40% of the amount of any Net Securities Proceeds (to the extent retained by Borrowers) from any issuances of equity securities of Company or any of its Subsidiaries and (3) 25% of the amount of any Permanent Springing Letter of Credit Reduction, at the time of receipt by Borrowers of such Net Asset Sale Proceeds and such Net Securities Proceeds and at the time such Permanent Springing Letter of Credit Reduction reduces the Revolving Loan Commitments hereunder, as the case may be; provided further, however, that the aggregate net increase to the Annual Maximum Investment Amounts for all periods, taken as a whole, pursuant to clause (b) of the immediately preceding proviso shall not exceed $25,000,000. Notwithstanding any provision contained in the preceding sentence to the contrary, (A) the Maximum Investment Amount which would otherwise be in effect pursuant to the first sentence of this definition shall be automatically, immediately and irrevocably reduced by the amount of any cash expenditures made in accordance with and in reliance on subsection 7.8D (such reduction to be applied to the Annual Maximum Investment Amount for the period in which such cash expenditures are made); (B) the Annual Maximum Investment Amount shall be no greater than $30,000,000 for Fiscal Year 2001 and zero for the period from January 1, 2002 through the Maturity Date unless and until (x) Company and its Subsidiaries shall have sold or released their interests in or claims against the Senators Hockey Club and the assets related thereto pursuant to a Permitted Senators Transaction or such other transaction as may be consented to by the Requisite Lenders and (y) the Pooled Letter of Credit supporting the Class II preference shares of Senators Finance Corporation II shall have been returned and cancelled and all honored drawings thereunder, if any, together with any accrued interest thereon, shall have been repaid or reimbursed by Borrowers in full in cash; and (C) if any drawing under the Pooled Letter of Credit supporting the Class II preference shares of Senators Finance Corporation II shall have been honored, the Maximum Investment Amount which would otherwise be in effect pursuant to the first sentence of this definition shall be automatically, immediately and irrevocably reduced (to the full extent thereof) by an amount equal to (1) the amount of such honored drawing plus any accrued interest thereon, minus (2) that portion of the amounts described in the immediately preceding clause (1) which is repaid or reimbursed in cash from proceeds from the sale or transfer of the Senators Hockey Club and the assets related thereto (such reduction to be applied first, to the Annual Maximum Investment Amount for the period from January 1, 2002 through the Maturity Date, and second, to the Annual Maximum Investment Amount for Fiscal Year 2001).

           "Minimum Sales Price" means, with respect to any Project (other than the interest in and claim against the business, operations and Indebtedness of Senators Hockey Club and its Subsidiaries held by Company and its Subsidiaries) to which an Opt-Out Facility relates, (i) the amount set forth in the Closing Letter or (ii) such amount as shall otherwise be agreed to from time to time after the Closing Date by Agents, Requisite Lenders, Company and Lenders having or holding at least that percentage of the aggregate Opt-Out Facility Exposure with respect to the Opt-Out Facility which relates to such Project that would be required under the terms of the relevant Opt-Out Facility Documents (as in effect on the Closing Date) to approve any sale or release of Company's and its Subsidiaries' rights and interests in such Project.

           "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XI annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, restated, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

           "Monthly Budget" means the cash usage budget delivered by Company to Lenders on or prior to the Closing Date attached hereto as Schedule 1.1(e), setting forth, for each calendar month from the Closing Date through the Maturity Date, cash expenditures for Company and its Subsidiaries.

           "Multiemployer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

           "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Gross Receipts received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) additional Taxes actually payable upon the closing of such Asset Sale (including any transfer Taxes or Taxes on gross receipts), (iii) reasonable out-of-pocket fees and expenses (including reasonable legal fees) paid to Persons other than Company and its Subsidiaries and their respective Affiliates (except to the extent that legal fees are paid to a law firm with which Directors of Company may be affiliated) in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale), and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Revolving Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms of such Indebtedness as a result of such Asset Sale (without duplication of amounts deducted in calculating the Gross Receipts from such Asset Sale); provided, however, that Net Asset Sale Proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company.

           "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof provided, however, that Net Insurance/Condemnation Proceeds shall be reduced in an amount equal to the amount of proceeds Subsidiaries of Company are legally bound or required, pursuant to agreements in effect on the Closing Date, or which were entered into after the Closing Date with respect to the financing or acquisition of a Project, to use for purposes other than a Mandatory Payment, and shall not include any cash payments of the type described in clauses (i) and (ii) of this definition received by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company.

           "Net Securities Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Company or any of its Subsidiaries and (ii) capital contributions made to Company or its Subsidiaries by a holder of Capital Stock of Company.

           "Net Senior Recourse Indebtedness" means, as at any date of determination, (i) the aggregate amount of all Indebtedness of Company and its Subsidiaries, to the extent reflected or required to be reflected as "indebtedness" on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP, less (ii) Cash and Domestic Cash Equivalents, less
(iii) to the extent otherwise included in the amount referred to in clause (i), the outstanding principal amount of the Convertible Subordinated Debentures and the principal amount of any Limited Recourse Debt permitted to be maintained or incurred by Subsidiaries of Company under this Agreement.

           "NHL Priority Loan Letter Agreement" means the letter agreement by and among the National Hockey League, Senators Hockey Club, Fleet National Bank, Canadian Imperial Bank of Commerce and the other "Secured Parties" named therein regarding, inter alia, certain priority loans by the National Hockey League to Senators Hockey Club, in the form delivered to Agents prior to the Closing Date.

           "9.25% Debenture Indenture" means the Indenture dated as of March 1, 1992, between Company and Wells Fargo Bank Minnesota, National Association, as Trustee (as successor in such capacity to The Bank of New York) for the holders of the 9.25% Debentures, pursuant to which the 9.25% Debentures were issued, as such indenture has heretofore been and as it may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.13.

           "9.25% Debentures" means the 9.25% Senior Debentures due 2022 issued by Company under the 9.25% Debenture Indenture.

           "Non-Pooled L/C Portion" has the meaning assigned to that term in subsection 2.1G.

           "Non-Springing Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding which are not serving as Springing Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit which are not serving as Springing Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

           "Non-US Lender" has the meaning assigned to that term in subsection 2.9B(iii).

           "Notice of Borrowing" means a notice substantially in the form of
Exhibit I(a) annexed hereto.

           "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto.

           "Notice of Withdrawal" means a notice substantially in the form of
Exhibit I(b) annexed hereto.

           "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents and the Pooled Facility Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit or Pooled Letters of Credit, fees, expenses, indemnification or otherwise.

           "Officer" means the president, chief executive officer, a senior vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

           "Officer's Certificate" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company; provided, that any Officer's Certificate delivered pursuant to subsection 2.6A(iii)(g), 4.1F, 4.1K. 4.2C(vi), 4.4C(ii), 4.4C(vi) or 6.1(v)
shall be executed by a senior financial officer of Company reasonably acceptable to Administrative Agent.

           "OFMC Anaheim" means Ogden Facility Management Corporation of Anaheim, Inc., and any successor thereto.

           "OPD" means Ogden Power Development Cayman, Inc., and any successor thereto.

           "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

           "Opt-Out Facilities" means those credit facilities of Company and its Subsidiaries described more fully on Schedule 1.1(f) annexed hereto, as such credit facilities may from time to time hereafter be amended, restated, supplemented or otherwise modified to the extent permitted under subsections 2.11C and 2.11D.

           "Opt-Out Facility Documents" means the documentation relating to the Opt-Out Facilities, including any Opt-Out Facility Guaranties and any Collateral Documents to the extent such Collateral Documents secure the Opt-Out Obligations; provided that in the case of the Opt-Out Facilities described on
Schedule 1.1(f) annexed hereto as relating to the "Ottawa (Senators)" Project, the relevant Opt-Out Facility Documents shall be limited to those guaranties and put agreements described on such Schedule, the relevant Opt-Out Facility Guaranties and any Collateral Documents to the extent such Collateral Documents secure the relevant Opt-Out Obligations.

           "Opt-Out Facility Exposure" means, with respect to any Opt-Out Lender as of any date of determination, (i) the aggregate outstanding principal amount of all participations purchased by that Opt-Out Lender in any Opt-Out Facility which is a letter of credit facility or any unreimbursed drawings under such letters of credit, (ii) the aggregate principal amount of any Preferred Shares held by that Opt-Out Lender, (iii) without duplication of clause (ii), the aggregate principal amount of any outstanding and liquidated claim held by that Opt-Out Lender against Company or its Subsidiaries as a result of a call or put of any Preferred Shares, (iv) without duplication of clause (i), the maximum amount available for drawing under an outstanding letter of credit which constitutes an Opt-Out Facility if such letter of credit is issued by that Opt-Out Lender (net of any participations purchased by other Opt-Out Lenders in such letter of credit), (v) without duplication of any of the preceding clauses, the aggregate amount of any claim held by that Opt-Out Lender arising under or in connection with a guaranty made by Company in favor of that Opt-Out Lender under the relevant Opt-Out Facilities, and (vi) any amounts rescinded or recovered directly or indirectly from that Opt-Out Lender, to the extent such amounts are not repaid. Notwithstanding anything to the contrary contained herein, solely for purposes of calculating fees payable to the Canadian Loss Sharing Lenders under subsections 2.5D and 2.5E and for purposes of computing a Canadian Loss Sharing Lender's Opt-Out Facility Exposure with respect to the Class B Palladium DPS Facility for calculating voting amongst Lenders or groups of Lenders, a Canadian Loss Sharing Lender's Opt-Out Facility Exposure with respect to the Class B Palladium DPS Facility shall be (1) reduced by the amount such Canadian Loss Sharing Lender would be owed by the Pooled Facility Lenders under the Loss Sharing Indemnity if the Loss Sharing Indemnity were calculated assuming each relevant date of determination were a Shortfall Determination Date, and (2) increased by the amount such Canadian Loss Sharing Lender would owe to the Pooled Facility Lenders under the Loss Sharing Indemnity if the Loss Sharing Indemnity were so calculated.

           "Opt-Out Facility Guaranty" has the meaning assigned to that term in subsection 6.16.

           "Opt-Out Lender" and "Opt-Out Lenders" have the meanings assigned to such terms in the introduction of this Agreement and also means and includes their successors and permitted assigns pursuant to subsection 10.1, in each case solely in their capacity as lenders under the Opt-Out Facilities.

           "Opt-Out Obligations" means all obligations of every nature of Company and its Subsidiaries from time to time owed to Opt-Out Lenders or any of them under the Opt-Out Facility Documents, whether for principal, interest, reimbursement of amounts drawn under letters of credit in relation to the Opt-Out Facilities, payments in respect of a call or put, fees, expenses, indemnification or otherwise.

           "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

           "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

           "Performance Guaranty" means any guaranty or similar agreement entered into by Company or any of its Subsidiaries under which Company or any such Subsidiary is obligated to support or make payments of Indebtedness if Company or any of its Subsidiaries breaches any agreement to construct or operate a Project, and such obligation to support or make payments would, if it were Indebtedness, not be Limited Recourse Debt.

           "Performance Letter of Credit" means any letter of credit to the extent that the "credit conversion factor" for such letter of credit determined in accordance with guidelines published by the Federal Reserve Bank and applicable to member banks of the Federal Reserve System is 50% (it being understood that the Pooled Letters of Credit and Springing Letters of Credit described on Schedule 1.1(g) annexed hereto shall be Performance Letters of Credit to the extent described on such Schedule).

           "Permanent Springing Letter of Credit Reduction" means, with respect to any Springing Letter of Credit, (i) an irrevocable reduction in the amount of, or an irrevocable termination of, the relevant contractual requirement that Company or any of its Subsidiaries obtain the issuance of such Springing Letter of Credit, other than any such reduction or termination resulting from a drawing under a letter of credit issued to respond to such requirement or resulting from the grant by Company or any of its Subsidiaries of a Lien on assets in lieu of obtaining the issuance of such Springing Letter of Credit, and (ii) to the extent such Springing Letter of Credit has been issued and is outstanding, an irrevocable cancellation, or irrevocable corresponding reduction in the amount, as the case may be, of such Springing Letter of Credit, which in either case is effective until all Obligations hereunder shall have been paid in full, together with a corresponding reduction or termination of the relevant contractual requirement described in clause (i) of this definition; provided that no such reduction or termination shall be deemed a Permanent Springing Letter of Credit Reduction unless and until (a) Administrative Agent shall be reasonably satisfied that the requirements of this definition have been met, (b) Administrative Agent shall have notified Lenders of such determination, and (c) Requisite Lenders shall not have notified Administrative Agent and Company within 10 Business Days of such notice that such Lenders disagree that the requirements of this definition have been met and such disagreement is based on reasonable grounds.

           "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;


          (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Secured Obligations;

          (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to the real property of Company and its Subsidiaries, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Secured Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

          (xii) licenses of Intellectual Property granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

           Other Liens on assets of Borrowers and their Subsidiaries permitted under this Agreement (which are not Permitted Encumbrances) are described in subsection 7.2A.

           "Permitted Senators Transaction" has the meaning assigned to that term in subsection 7.7(xi).

           "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

           "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Security Agreement.

           "Pool Participant" has the meaning assigned to that term in subsection 2.1A.

           "Pooled Facilities" means those credit facilities of Company and its Subsidiaries described more fully on Schedule 1.1(h) annexed hereto, as such credit facilities may from time to time hereafter be amended, restated, supplemented or otherwise modified to the extent permitted under subsections 2.11B and 10.6.

           "Pooled Facility Documents" means the documentation relating to the Pooled Facilities, the Pooled Letters of Credit, and any Replacement Letters of Credit.

           "Pooled Facility Exposure" means, with respect to any Pooled Facility Lender as of any date of determination, (i) immediately prior to giving effect to subsections 2.1A(i), (ii) and (iii) (and for purposes of calculating the Pro Rata Shares of Pooled Facility Lenders for purposes of such subsections), the sum of (a) the aggregate outstanding amount of the Existing Pooled Loans of such Lender, (b) the maximum amount available for drawing under all outstanding Pooled Letters of Credit issued by such Pooled Facility Lender (in each case net of any participations purchased by other Pooled Facility Lenders in such Pooled Letters of Credit), and (c) the aggregate amount of all participations purchased by such Pooled Facility Lender in any outstanding Pooled Letters of Credit; and
(ii) thereafter, the aggregate outstanding principal amount of all participations purchased by that Lender in (a) any outstanding Pooled Letters of Credit or any unreimbursed drawings under any Pooled Letters of Credit, (b) any outstanding Existing Pooled Loans and (c) any amounts rescinded or recovered directly or indirectly from that Pooled Facility Lender, to the extent such amounts are not repaid by Loan Parties. Notwithstanding anything to the contrary contained herein, solely for purposes of calculating fees payable to the Pooled Facility Lenders under subsections 2.5D and 2.5E and for purposes of computing a Lender's Pooled Facility Exposure for calculating voting amongst Lenders or groups of Lenders, a Pooled Facility Lender's Pooled Facility Exposure shall be
(1) reduced by the amount such Pooled Facility Lender would be owed by the Canadian Loss Sharing Lenders under the Loss Sharing Indemnity if the Loss Sharing Indemnity were calculated assuming each relevant date of determination were a Shortfall Determination Date, and (2) increased by the amount such Pooled Facility Lender would owe to the Canadian Loss Sharing Lenders under the Loss Sharing Indemnity if the Loss Sharing Indemnity were so calculated. For purposes of this definition, any amount described in clause (i) or (ii) of the first sentence of this definition which is denominated in CDN$ shall be valued based on the Exchange Rate as of the applicable date of determination.

           "Pooled Facility L/C Participation" has the meaning assigned to that term in subsection 2.1A.

           "Pooled Facility Lender" and "Pooled Facility Lenders" have the meanings assigned to such terms in the introduction of this Agreement, and also means and includes their successors and permitted assigns pursuant to subsection 10.1, in each case solely in their capacity as lenders under the Pooled Facilities provided that each Pooled Facility Lender shall also be a Revolving Lender.

           "Pooled Facility Loan Participation" has the meaning assigned to that term in subsection 2.1A.

           "Pooled L/C Rights" has the meaning assigned to that term in subsection 2.1A(ii).

           "Pooled Lender Paydown Amount" has the meaning assigned to that term in subsection 2.1B.

           "Pooled Letter of Credit" means each letter of credit issued by the Pooled Facility Lenders pursuant to the Pooled Facility Documents in the amounts (as of the Closing Date) and with respect to the Projects set forth on Schedule 1.1(i) annexed hereto and upon the replacement thereof with Replacement Letters of Credit, any such Replacement Letters of Credit, in each case as such letter of credit or Replacement Letter of Credit may be amended, extended or reissued pursuant to subsection 2.11A, and "Pooled Letters of Credit" means all such letters of credit, collectively; provided, however, that each reference herein to a Pooled Letter of Credit issued under the Quezon Facilities shall mean and be limited to that portion of such letter of credit with respect to which OPD would be liable (as of immediately prior to the Closing Date) to make equity contributions to Quezon Equity Funding in the event that Quezon Equity Funding were to reimburse drawings honored under such letter of credit.

           "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

           "Preferred Shares" shall have the meaning assigned to that term in the Intercreditor Agreement.

           "Prime Rate" means the rate that BofA announces from time to time as its prime lending rate in effect for commercial borrowers in the United States, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BofA or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

           "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

           "Project" means any waste-to-energy facility, hydroelectric power plant, cogeneration plant or other facility for the generation of electricity or engaged in another line of business in which Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of Company was, is or will be (as the case may be) an owner, operator, manager or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction, so long as such interest constitutes an Investment permitted under this Agreement; provided that "Project" also means and includes the rights and obligations of Company and its Subsidiaries relating to the business, operations, Indebtedness and Contingent Obligations of the Senators Hockey Club and its Subsidiaries.

           "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Pooled Facility Loan Participations or the Pooled Facility L/C Participations by or in respect of any Pooled Facility Lender, the percentage obtained by dividing (x) the Pooled Facility Exposure of that Lender by (y) the aggregate Pooled Facility Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Revolving Lender or any Letters of Credit issued or participations therein purchased by any Revolving Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and
(iii) for all other purposes with respect to each Pooled Facility Lender and Revolving Lender, the percentage obtained by dividing (x) the sum of the Pooled Facility Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Pooled Facility Exposures of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Pooled Facility Lender for purposes of clause (i) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto, and the initial Pro Rata Share of each Pooled Facility Lender and Revolving Lender for purposes of each of clauses
(ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.2 annexed hereto.

           "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

           "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

           "Quezon Equity Funding" means Quezon Equity Funding, Ltd., an exempted corporation incorporated in the Cayman Islands, and any successor thereto in its capacity as an obligor to reimburse drawings under the Pooled Letters of Credit issued under the Quezon Facilities.

           "Quezon Facilities" means the Pooled Facilities relating to the Quezon Project described more fully on Annex 3 to the Intercreditor Agreement.

           "Quezon L/C" has the meaning assigned to that term in subsection
2.1G.

           "Quezon Lenders" means Pooled Facility Lenders which participated immediately prior to the Closing Date in the Pooled Letters of Credit issued under the Quezon Facilities.

           "Ratable Paydown" has the meaning assigned to that term in the Intercreditor Agreement.

           "RCRA" means the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "Realized Deficiency" has the meaning assigned to that term in the Intercreditor Agreement.

           "Realized Ratable Share" has the meaning assigned to that term in the Intercreditor Agreement.

           "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

           "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

           "Register" has the meaning assigned to that term in subsection 2.3A.

           "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

           "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating of Hazardous Materials into the indoor or outdoor environment (including the abandonment, discarding or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

           "Replacement Letter of Credit" has the meaning assigned to that term in subsection 2.1E.

           "Request for Issuance" means a request substantially in the form of
Exhibit III annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

           "Requisite Lenders" means Lenders having or holding at the relevant time more than 50% of the sum of the aggregate Pooled Facility Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Opt-Out Facility Exposure of all Lenders; provided that (i) subject to the provisions of subsection 2.11B, with respect to matters involving an amendment, modification or waiver of the terms of the Loan Documents or Pooled Facility Documents relating to the Pooled Facility Exposure which does not adversely affect the rights of the Revolving Lenders or the Opt-Out Lenders (other than the Canadian Loss Sharing Lenders), "Requisite Lenders" shall mean Lenders having or holding at the relevant time more than 50% of the aggregate Pooled Facility Exposure of all Lenders plus the aggregate amount outstanding under the Class B Palladium DPS Facility, (ii) with respect to matters involving an amendment, modification or waiver of the terms of the Loan Documents relating to Revolving Loans and Revolving Loan Commitments which does not adversely affect the rights of the Pooled Facility Lenders or the Opt-Out Lenders, "Requisite Lenders" shall mean Revolving Lenders having or holding at the relevant time more than 50% of the aggregate Revolving Loan Exposure, and (iii) with respect to matters involving an amendment, modification or waiver of the terms of the Loan Documents relating to the Revolving Loans and Revolving Loan Commitments or of the Loan Documents or Pooled Facility Documents relating to the Pooled Facility Exposure which does not adversely affect the rights of the Opt-Out Lenders (other than the Canadian Loss Sharing Lenders), "Requisite Lenders" shall mean Lenders having or holding at the relevant time more than 50% of the sum of the Revolving Loan Exposure of all Lenders plus the aggregate Pooled Facility Exposure of all Lenders plus the aggregate amount outstanding under the Class B Palladium DPS Facility.

           "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness of Company and its Subsidiaries or any Opt-Out Facilities other than (a) the Revolving Loans and the other Obligations, (b) the Existing Pooled Loans, (c) Indebtedness owed by a Subsidiary to a Borrower, (d) amounts required to be paid to the Opt-Out Lenders pursuant to the terms of the Intercreditor Agreement, (e) amounts paid in respect of the Opt-Out Facilities pursuant to subsection 6.14 and (f) other amounts required to be paid under this Agreement.

           "Revolving Lender" and "Revolving Lenders" have the meanings assigned to such terms in the introduction of this Agreement and also means and includes their successors and permitted assigns pursuant to subsection 10.1, in each case solely in their capacity as lenders with Revolving Loan Exposure; provided that each Revolving Lender shall also be a Pooled Facility Lender.

           "Revolving Loan Commitment" means the commitment of a Revolving Lender to make Revolving Loans to Borrowers pursuant to subsection 2.2A and 3.3B, and "Revolving Loan Commitments" means such commitments of all Revolving Lenders in the aggregate.

           "Revolving Loan Commitment Termination Date" means May 31, 2002.

           "Revolving Loan Exposure" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

           "Revolving Loans" means the Loans made by Revolving Lenders to Borrowers pursuant to subsection 2.2A.

           "Revolving Notes" means any promissory notes of Borrowers issued pursuant to subsection 2.3B to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit IV annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

           "Scheduled Project L/Cs" means any letters of credit which may be issued after the Closing Date in the amounts and with respect to the Projects identified on Schedule 1.1(l).

           "Secured Obligations" means the obligations secured by the Collateral pursuant to the Collateral Documents.

           "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

           "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

           "Security Agreement" means the Security Agreement executed and delivered by certain Borrowers on the Closing Date and by any Subsidiary Guarantors from time to time thereafter, substantially in the form of Exhibit X annexed hereto, as such Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

           "Sempra Credit Facilities" means, collectively, (i) the note dated September 30, 1997 in the original principal amount of $21,700,000 issued by Ogden Power Corporation to Pacific Enterprises Energy Management Services, (ii) the note dated September 30, 1997 in the original principal amount of $17,700,000 issued by Ogden Power Corporation to Pacific Enterprises Energy Management Services, and (iii) the Guaranties of Company dated September 30, 1997 with respect to each such note, in each case as such note or guaranty, as the case may be, has been amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "Senators Hockey Club" means Ottawa Senators Hockey Club Corporation (as successor in interest to the Ottawa Senators Hockey Club Limited Partnership).

           "Senators Lease" means the License Agreement dated as of April 30, 1994, among Palladium Corporation, Ogden Palladium Services (Canada) Inc. and Senators Hockey Club, as such agreement is in effect on the Closing Date and as it may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

           "Senators Sale Losses" means (i) for purposes of calculating Adjusted EBIT in any period, any losses in such period recognized by Company and its Subsidiaries as a result of a sale or transfer of the Senators Hockey Club and related assets, to the extent such losses are deducted in calculating the amounts described in clause (i), (ii) or (iii) of the definition of Adjusted EBIT for such period, provided that the aggregate amount of any such losses which shall be included in calculating Adjusted EBIT shall be limited to the amount of any irrevocable reduction to the Maximum Investment Amount pursuant to clause (C) of the definition of Maximum Investment Amount; and (ii) for purposes of determining compliance with subsection 7.6C as at the end of any Fiscal Quarter (and for any period) ending after a sale or transfer of the Senators Hockey Club and related assets, any after-tax reduction to Consolidated Net Income and any resulting reduction in Consolidated Net Worth attributable to such sale or transfer, provided that the amount of any such reduction which shall not be taken into account for purposes of determining compliance with subsection 7.6C shall be limited to the amount of any irrevocable reduction to the Maximum Investment Amount pursuant to clause (C) of the definition of Maximum Investment Amount.

           "Senators Senior Subordination Agreement" means the Senior Subordination and Postponement Agreement dated as of January 13, 1999, among, inter alia, Company, Ogden Palladium Services (Canada) Inc., Senators Hockey Club, Canadian Imperial Bank of Commerce and Fleet National Bank (each as agents under certain credit facilities), as such agreement is in effect on the Closing Date.

           "Series A Preferred Certificate of Designations" means the provisions of the Restated Certificate of Incorporation of Company relating to the Series A Preferred Stock, as in effect on the Closing Date.

           "Series A Preferred Stock" means the preferred stock of Company designated "$1.875 Cumulative Convertible Preferred Stock (Partially Participating)" in the Restated Certificate of Incorporation of the Company, issued prior to the Closing Date with the terms set forth in the Series A Preferred Certificate of Designations.

           "Shared Collateral" has the meaning assigned to that term in the Security Agreement.

           "Shell Subsidiaries" means, collectively, Analytical Technologies, Inc., J.R. Jack's Construction Corp., Ogden Brandywine Operations, Inc., Ogden Constructors, Inc. (f/k/a Ogden Engineering and Construction, Inc., f/k/a Ogden Remediation Services Co., Inc.), Ogden Energy Channelview (Delaware) Inc., Ogden Energy Channelview Holdings, Inc., Ogden Energy Engineering, Inc. (f/k/a Ogden Projects Americas, Inc.), Ogden Martin Systems of Huntington Resource Recovery Six Corp., Ogden Martin Systems of Huntington Resource Recovery Five Corp., Ogden Martin Systems of Huntington Resource Recovery Four Corp., Ogden Martin Systems of Huntington Resource Recovery Three Corp., Ogden Martin Systems of Huntington Resource Recovery Two Corp., Covanta Huntington, Inc., Ogden Martin Systems of Mercer, Inc., Ogden Martin Systems of Tampa, Inc., Ogden Yorkshire Water Company, SIGC Holdings, Inc., Ogden Energy Channelview (Texas) Inc. and Yorkshire USA, Inc.

           "Solvent" means, with respect to any Person, that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           "Springing Letter of Credit" means a letter of credit or cash collateral deposit described more fully in Schedule 1.1(j) required to be posted as a result of a downgrade in Company's long term senior unsecured debt rating or under certain other circumstances previously disclosed to Lenders.

           "Springing Letter of Credit Sublimit" means $122,310,000; provided that such amount shall be reduced by the amount of any reduction in the Springing Letter of Credit Sublimit pursuant to subsection 2.6A(iii).

           "Springing Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit serving as Springing Letters of Credit plus (ii) the aggregate amount of all drawings made on or prior to such date under the Letters of Credit described in clause (i) which are honored by Issuing Lenders.

           "Standby Letter of Credit" means any standby letter of credit or similar instrument (other than a Performance Letter of Credit) issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code). Notwithstanding anything to the contrary contained herein, (1) any Letter of Credit and (2) any Replacement Letter of Credit or Pooled Letter of Credit which is, in the case of clause (1) or (2), not a Performance Letter of Credit shall be considered a Standby Letter of Credit, and without limiting the foregoing the Pooled Letters of Credit and Springing Letters of Credit described on Schedule 1.1(k) annexed hereto shall be Standby Letters of Credit to the extent described on such Schedule.

           "Subordinated Indebtedness" means, collectively, (i) the Convertible Subordinated Debentures, (ii) Indebtedness issued in exchange for all or any portion of the Convertible Subordinated Debentures pursuant to the Exchange Offer permitted under subsection 7.1(vi), and (iii) any other Indebtedness of any Borrowers incurred from time to time and subordinated in right of payment to the Obligations and the Opt-Out Obligations.

           "Subsidiary" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that Senators Hockey Club and its Subsidiaries shall not be deemed Subsidiaries of Company.

           "Subsidiary Guarantor" means any Subsidiary of a Borrower that executes and delivers a counterpart of the Subsidiary Guaranty or from time to time thereafter pursuant to subsection 6.8.

           "Subsidiary Guaranty" means the Subsidiary Guaranty to be executed and delivered by additional Subsidiaries of Borrowers from time to time after the Closing Date in accordance with subsection 6.8, substantially in the form of
Exhibit IX annexed hereto, as such Subsidiary Guaranty may be amended, restated, supplemented or otherwise modified from time to time.

           "Supermajority Lenders" means Lenders having or holding at the relevant time more than 66-2/3% of the sum of the aggregate Pooled Facility Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Opt-Out Facility Exposure of all Lenders.

           "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

           "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded franchise taxes and all taxes that are imposed on the overall income or profits of such Lender by the United States or by any other Government Authority under the laws of which Lender is organized or has its principal office or maintains its applicable lending office.

           "Title Company" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

           "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Letter of Credit Usage.

           "TSCA" means the Toxic Substances Control Act of 1976, as amended (15 U.S.C. Section 2601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

           "Withdrawal Date" means the date of a withdrawal from the Cash Collateral Account.

           "Working Capital Amount" means, for any period with respect to any Subsidiary in respect of any Projects, the aggregate amount received by or advanced to such Subsidiary from Company or any of its other Subsidiaries (whether such amounts are received as the proceeds of Indebtedness incurred by such Subsidiary or as the proceeds of equity contributions or both) which are applied by such Subsidiary to fund working capital requirements of such Subsidiary. Amounts included in the calculation of the Development Amount or Invested Amount with respect to a Project shall not be included in the Working Capital Amount with respect to such Project.

      1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations
           --------------------------------------------------------------------
           Under Agreement.
           ---------------

           Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii) and
(iii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(vi)). Except as otherwise permitted by this Agreement, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(vi).

      1.3  Other Definitional Provisions and Rules of Construction.
           -------------------------------------------------------

           A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

           B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

           C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

           D. For purposes of determining the Dollar amount of any Opt-Out Lender's Opt-Out Facility Exposure denominated in a currency other than Dollars on any date of determination, the amount of such Opt-Out Facility Exposure shall be converted to its Dollar equivalent at the Exchange Rate.

Section 2. AMOUNTS AND TERMS OF POOLED PARTICIPATIONS AND REVOLVING LOANS

      2.1  Pooled Facility.
           ---------------

           A. Purchase of Pooled Facility Participations. On the Closing Date, immediately prior to the Closing Date Paydown:

          (i) each Pooled Facility Lender (referred to herein as a "Pool Participant") shall be deemed to have irrevocably purchased, and such Pool Participant hereby agrees to so purchase, from each other Pooled Facility Lender a participation in such other Pooled Facility Lender's Existing Pooled Loans in an amount equal to such Pool Participant's Pro Rata Share of such other Pooled Facility Lender's Existing Pooled Loans (each such participation being a "Pooled Facility Loan Participation"; the aggregate amount of the Pooled Facility Loan Participations of each Pool Participant are set forth on Schedule 2.1 annexed hereto);

          (ii) (a) each Pooled Facility Lender's existing participation in any Pooled Letter of Credit under the applicable Pooled Facility Documents shall terminate and be of no further force and effect, (b) any rights or obligations of such Pooled Facility Lender to reimburse or participate in honored drawings under, or to participate in payments made by Company or any of its Subsidiaries or Quezon Equity Funding with respect to, any Pooled Letter of Credit under any of the Pooled Facility Documents shall be superseded by this Agreement, and (c) any and rights, titles, claims (including "claims" within the meaning of Section 101(5) of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.)), interests, powers and privileges of the issuer of any Pooled Letter of Credit under the Pooled Facility Documents pursuant to which such Pooled Letter of Credit was issued (the "Pooled L/C Rights") shall be deemed to have reverted back to the Issuing Lender of such Pooled Letter of Credit; and

          (iii) immediately after giving effect to the foregoing clause (ii), each Pool Participant shall be deemed to have irrevocably purchased, and such Pool Participant hereby agrees to so purchase, from each Issuing Lender of each Pooled Letter of Credit a participation in such Pooled Letter of Credit (and any drawings honored thereunder on or after the Closing Date) in an amount equal to such Pool Participant's Pro Rata Share (each such participation being a "Pooled Facility L/C Participation"; the aggregate amount of the Pooled Facility L/C Participation of each Pool Participant is set forth on Schedule 2.1) of the maximum amount which is or at any time may become available to be drawn thereunder.

           In accordance with this subsection 2.1A, (i) each Pooled Facility Lender hereby irrevocably agrees to sell and grant the Pooled Facility Loan Participations to each of the Pool Participants and (ii) each Issuing Lender hereby irrevocably agrees to sell and grant the Pooled Facility L/C Participations to each of the Pool Participants.

           Each Pooled Facility Lender represents and warrants to each other Pooled Facility Lender that the amount of such Pooled Facility Lender's Existing Pooled Loans are as set forth on Schedule 1.1(c), that such Pooled Facility Lender is the sole owner of such Pooled Facility Lender's Existing Pooled Loans, that such Existing Pooled Loans are free and clear of all liens and encumbrances and that such Pooled Facility Lender has not conveyed any interest in such Existing Pooled Loans to any Person other than the other Pooled Facility Lenders pursuant to this Agreement.

           Each Issuing Lender of a Pooled Letter of Credit represents and warrants to each other Pooled Facility Lender that the amounts of such Issuing Lender's Pooled Letters of Credit are as set forth on Schedule 1.1(i) (it being understood that the amounts set forth on such Schedule with respect to Quezon L/Cs represent only those portions of such Quezon L/Cs which are "Pooled Letters of Credit" hereunder), that such Issuing Lender is the sole owner of the Pooled L/C Rights related to each such Pooled Letter of Credit, that such Pooled L/C Rights are free and clear of all liens and encumbrances and that such Issuing Lender has not conveyed any interest in such Pooled L/C Rights to any Person other than the other Pooled Facility Lenders pursuant to this Agreement.

           The Borrowers specifically and unconditionally acknowledge and reaffirm their obligations (and the obligations of their Subsidiaries, if applicable) under the Pooled Facility Documents, as modified by this Agreement, and under the Opt-Out Facility Documents, including, without limitation, the indebtedness under the Existing Pooled Loans and obligations to reimburse drawings under the Pooled Letters of Credit in the aggregate principal amounts set forth on Schedule 1.1(i) and the funded and unfunded exposure under the Opt-Out Facility Documents in the aggregate principal amounts set forth on
Schedule 1.1(f), together with all interest, costs, fees, charges and expenses accrued thereunder to the date hereof and unpaid, interest to be accrued and other costs, fees, charges and expenses as may accrue or become due under the terms of this Agreement, the other Loan Documents, the Pooled Facility Documents (as modified by this Agreement) and the Opt-Out Facility Documents, including but not limited to reasonable fees and expenses of counsel. The Borrowers acknowledge and agree that the obligations of the Borrowers (and the obligations of their Subsidiaries, if applicable) under the Pooled Facility Documents (as modified by this Agreement), including the Existing Pooled Loans and the obligation to reimburse any drawings under the Pooled Letters of Credit, are absolute and unconditional and are the legal, valid and binding obligations of the Borrowers enforceable in accordance with the terms of this Agreement, and Borrowers acknowledge and agree that the obligations of Company and the relevant Subsidiaries of Company party to the Opt-Out Facility Documents under the Opt-Out Facility Documents (as modified by this Agreement), including the obligation to reimburse any drawings under letters of credit issued thereunder, are absolute and unconditional and are the legal, valid and binding obligations of Company and the relevant Subsidiaries of Company party to such Opt-Out Facility Documents, enforceable in accordance with the terms of the Opt-Out Facility Documents.

           B. Pooled Facility Loan Participation. On the Closing Date immediately upon payment of the Closing Date Paydown to Administrative Agent,
(i) all proceeds of the Closing Date Paydown shall be applied to repay the Existing Pooled Loans, (ii) Administrative Agent shall distribute to each Pooled Facility Lender that immediately prior to the Closing Date held Existing Pooled Loans an amount equal to the amount of Existing Pooled Loans held by such Pooled Facility Lender plus accrued and unpaid interest and fees and other charges and expenses under the Pooled Facility Documents (any such amount being a "Pooled Lender Paydown Amount"; the amounts of the Pooled Lender Paydown Amounts for all Pooled Facility Lenders are set forth on Schedule 2.1 annexed hereto), and (iii) each Pool Participant's Pooled Facility Loan Participations in the Existing Pooled Loans shall be deemed to be paid ratably with the proceeds of the Closing Date Paydown.

           Each Pooled Facility Lender receiving a Pooled Lender Paydown Amount acknowledges and agrees that such Pooled Lender Paydown Amount is equal to the entire amount of the Existing Pooled Loans of such Pooled Facility Lender plus all accrued interest, fees and other amounts due and owing to such Pooled Facility Lender on the Closing Date under the Pooled Facility Documents (in the case of the Quezon Lenders, with respect to the Existing Pooled Loans). In the event that all or any part of any Pooled Facility Lender's Pooled Lender Paydown Amount is rescinded or otherwise recovered directly or indirectly from any Pooled Facility Lender as a preference, fraudulent transfer or otherwise, any such payments so rescinded or recovered shall constitute Obligations for all purposes hereunder and shall be required to be repaid by Borrowers to the Pooled Facility Lenders as if the amount so rescinded or recovered were the amount of an honored drawing under a Pooled Letter of Credit, and the provisions of subsections 2.1C (other than the last sentence of the first paragraph thereof) and 2.1D shall apply to any amount so rescinded or recovered as if such amount were the amount of a drawing under a Pooled Letter of Credit honored on the date such amount is rescinded or recovered, as if the Pooled Facility Lender from whom such payment is rescinded or recovered were the Issuing Lender which honored such drawing and as if each Pool Participant's Pooled Facility Loan Participation in such amount were a Pooled Facility L/C Participation.

           C. Pooled Facility L/C Participation. Notwithstanding anything to the contrary contained in the Pooled Facility Documents, in the event an Issuing Lender has determined to honor a drawing under a Pooled Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Administrative Agent (who shall promptly notify Lenders of such drawing), and Borrowers shall (subject to the provisions of the Intercreditor Agreement) reimburse the Issuing Lender of any Pooled Letter of Credit on or before the Business Day immediately following the date on which a drawing under such Pooled Letter of Credit is honored in an amount (in the applicable currency) equal to the amount of the honored drawing under such Pooled Letter of Credit. In the event that Borrowers shall fail for any reason to reimburse the Issuing Lender of any Pooled Letter of Credit on or before the Business Day immediately following the date on which a drawing under such Pooled Letter of Credit is honored in an amount equal to the amount of any payment by such Issuing Lender, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such honored drawing. Upon receipt of such notice, Administrative Agent shall promptly notify each Pool Participant of the unreimbursed amount of such honored drawing (which amount, in the case of a drawing under a Pooled Letter of Credit which is denominated in CDN$, shall be calculated by reference to the applicable Exchange
Rate) and of such Pool Participant's respective participation therein based on such Pool Participant's Pro Rata Share; provided that no Pool Participant's funding of its participation in any such drawing shall exceed its Pro Rata Share of the amount of such drawing, and the aggregate principal amount of all participations funded by any Pooled Facility Lender with respect to any Pooled Letters of Credit shall in no event exceed the amount of the Pooled Facility L/C Participation of such Lender set forth on Schedule 2.1. Each Pool Participant shall make available to Administrative Agent an amount equal to such respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by Administrative Agent, and Administrative Agent shall make available to the relevant Issuing Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Issuing Lender may request, an amount in same day funds equal to the sum of all such amounts received by Administrative Agent from Pool Participants (or, in the case of amounts received in respect of a Pooled Letter of Credit which is denominated in CDN$, the CDN$ equivalent of such amounts determined by reference to the applicable Exchange Rate). In the event that any Pool Participant fails to make available to Administrative Agent on such business day the amount of such Pool Participant's participation in such Pooled Letter of Credit as provided in this subsection 2.1C, the relevant Issuing Lender shall be entitled to recover such amount on demand from such Pool Participant together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.1C shall be deemed to prejudice the right of any Pool Participant to recover from any Issuing Lender any amounts made available by such Pool Participant to Administrative Agent for payment to such Issuing Lender pursuant to this subsection 2.1C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Pooled Letter of Credit by such Issuing Lender in respect of which payment was made by such Pool Participant constituted gross negligence or willful misconduct on the part of such Issuing Lender.

           Neither Administrative Agent nor any Pool Participant shall be responsible for any default by any other Pool Participant in that other Pool Participant's obligation to fund its participation as provided on the preceding paragraph nor shall the Pooled Facility L/C Participation of any Pool Participant be increased or decreased as a result of a default by any other Pool Participant in that other Pool Participant's obligation to fund its own participation. Nothing in this subsection 2.1C shall be deemed to relieve any Pool Participant from its obligation to fulfill its participation obligations hereunder or to prejudice any rights that Administrative Agent, Issuing Lenders or Pooled Facility Lenders may have against any Pool Participant as a result of any default by such Pool Participant hereunder.

           Each Issuing Lender shall (i) maintain a record of the amount available for drawing under each Pooled Letter of Credit issued by it, (ii) record the amount and date of each drawing made under each such Pooled Letter of Credit, (iii) on or prior to the Closing Date, notify Administrative Agent of the amount available for drawing under each Pooled Letter of Credit issued by it, and (iv) notify Administrative Agent no later than one Business Day after any change in the amount available for drawing under each such Pooled Letter of Credit and the amount and date of such change. Administrative Agent shall maintain a record of such amounts and the Pooled Facility L/C Participations in the Register. The record of such amounts by each Issuing Lender shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries of such amounts in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Issuing Lender's records. Failure to make any recordation in the Register or in any Issuing Lender's records, or any error in such recordation, shall not affect any Pooled Letters of Credit or Pooled Facility L/C Participations or any Obligations in respect thereof.

           D. Distribution to Lenders of Reimbursements Received From Borrowers. In the event any Issuing Lender shall have been reimbursed by Pool Participants pursuant to subsection 2.1C for all or any portion of any payment by such Issuing Lender under a Pooled Letter of Credit, such Issuing Lender shall pay to Administrative Agent, and Administrative Agent shall promptly distribute to each Pool Participant (that has paid all amounts payable by it under subsection 2.1C with respect to such payment), such Pool Participant's Pro Rata Share of all payments received by such Issuing Lender from Borrowers in reimbursement of such Pooled Letter of Credit. Any such distribution shall be made to a Pool Participant at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Pool Participant may request. Notwithstanding anything to the contrary contained herein, with respect to any honored drawing under a Pooled Letter of Credit denominated in CDN$ for which Pool Participants have funded Pooled Facility L/C Participations, (i) the funded amount of such participations and any accrued interest with respect thereto shall be Dollar denominated obligations of Borrowers (such obligations being "Dollar Participation Obligations"), (ii) all payments received by Administrative Agent from the relevant Issuing Lender in CDN$ for distribution to Pool Participants shall be converted to Dollars at the Exchange Rate as of the applicable date of determination, (iii) Borrowers shall, notwithstanding payment of in full in CDN$ of such honored drawing (and interest accrued with respect thereto), continue to be obligated to pay in Dollars (and shall indemnify the Pool Participants for) the Dollar Participation Obligations to the extent payments of CDN$ converted to Dollars as described in clause (ii) are insufficient to repay such Dollar Participation Obligations in full, (iv) Borrowers may elect to repay Dollar Participation Obligations directly to Administrative Agent in Dollars for distribution to Pool Participants in the same manner as reimbursements of honored drawings under a Dollar-denominated Pooled Letter of Credit, and (v) an honored drawing under a CDN$-denominated Pooled Letter of Credit shall only be deemed repaid when (a) all Dollar Participation Obligations, if any, with respect thereto have been repaid in full in Dollars and (b) the relevant Issuing Lender shall have received, from Administrative Agent pursuant to the first paragraph of subsection 2.1C and/or from Borrowers, an aggregate amount in CDN$ equal to the amount of such drawing plus any accrued interest owed to such Issuing Lender thereon.

           E. Issuance of Replacement Pooled Letters of Credit. Borrowers may from time to time request that Administrative Agent or Documentation Agent issue a new letter of credit (a "Replacement Letter of Credit") to replace an existing Pooled Letter of Credit in an amount equal to such existing Pooled Letter of Credit and with substantially the same terms, conditions and requirements for drawdown. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Administrative Agent or Documentation Agent, as the case may be, may, at its discretion, issue a Replacement Letter of Credit provided that (i) the existing Pooled Letter of Credit is permanently cancelled and (ii) the cancellation of the existing Pooled Letter of Credit and the issuance of the Replacement Letter of Credit can be completed without undue expense or hardship, triggering a drawing under any Pooled Letter of Credit or breaching any underlying contracts to which Company or any of its Subsidiaries or any Lender is a party. Such Replacement Letter of Credit shall be deemed a Pooled Letter of Credit for all purposes of this Agreement including with regard to the funding and disbursement provisions of subsections 2.1C and 2.1D and all Pooled L/C Participations in such existing Pooled Letter of Credit shall be automatically deemed Pooled L/C Participations in equal amount in such Replacement Letter of Credit.

           F. General Provisions. Each Pooled Facility Lender and each Borrower hereby agree that the provisions of Section 2 and Section 3 to the extent applicable to the Existing Pooled Loans and Pooled Letters of Credit shall supersede and prevail over any provisions conflicting or to the contrary contained in the Pooled Facility Documents. The provisions of subsections 3.3A, 3.3D, 3.4 and 3.5 shall apply to any Pooled Letter of Credit (including any Replacement Letter of Credit) as if the term "Letter of Credit" were replaced with "Pooled Letter of Credit" and the term "Revolving Lender" were replaced with "Pooled Facility Lender" in such subsections (except that no provisions contained in such subsections regarding the reimbursement of Letters of Credit with the proceeds of Revolving Loans shall apply to Pooled Letters of Credit). Anything contained in the Pooled Facility Documents or the Opt-Out Facility Documents to the contrary notwithstanding, Borrowers jointly and severally promise to pay all honored drawings under the Pooled Letters of Credit and all amounts rescinded or recovered from any Pooled Facility Lender from the payment of the Pooled Lender Paydown Amount to such Pooled Facility Lender when due in accordance with the terms hereof and agree that, to the extent such Pooled Letters of Credit or letters of credit issued under Opt-Out Facilities have not been returned and cancelled, on the Maturity Date (i) the unpaid principal amount of, and accrued interest on, any such funded amounts and on any Revolving Loans, (ii) an amount equal to the maximum available amount that may at any time on or after such date be drawn under all such Pooled Letters of Credit and all such letters of credit issued under Opt-Out Facilities then outstanding (whether or not any beneficiary under any such Pooled Letter of Credit or such a letter of credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Pooled Letter of Credit or letter of credit), and (iii) all Opt-Out Obligations and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and any amounts so due and payable with respect to Pooled Letters of Credit and letters of credit issued under Opt-Out Facilities shall be cash collateralized pursuant to the terms of the Intercreditor Agreement. Payment of all amounts due and owing under a Pooled Facility, whether as part of the Closing Date Paydown or otherwise, shall not be construed as terminating any agreements of Company and its Subsidiaries contained in the Pooled Facility Documents which expressly survive the termination of such Pooled Facility Documents and the payment of all amounts owed thereunder.

           G. Special Provisions Regarding Quezon Facilities. Nothing in this Agreement shall be construed as (a) terminating the existing participations of Persons who are Quezon Lenders in that portion of any letter of credit (any such letter of credit, a "Quezon L/C") of which any Pooled Letter of Credit issued under the Quezon Facilities is a part which does not constitute a Pooled Letter of Credit (such portion being the "Non-Pooled L/C Portion"), (b) superseding any rights or obligations to reimburse or participate in honored drawings under, or to participate in payments made with respect to, any Non-Pooled L/C Portion, or
(c) causing the reversion back to the issuer of any Quezon L/C of any and rights, titles, claims (including "claims" within the meaning of Section 101(5) of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.)), interests, powers and privileges (other than Pooled L/C Rights) of such issuer under the documents pursuant to which such Quezon L/C was issued. Notwithstanding anything to the contrary in the Pooled Facility Documents, on and after the Closing Date (i) the letter of credit fees (including fronting fees) payable with respect to that portion of the Quezon L/Cs consisting of Pooled Letters of Credit shall accrue at the same rate per annum and shall be payable at the same times as the fees payable with respect to Letters of Credit hereunder, (ii) the interest payable with respect to outstanding and unpaid funded drawings under such Pooled Letters of Credit shall accrue at the same rate per annum and shall be payable at the same times as the interest payable with respect to unreimbursed drawings under other Pooled Letters of Credit hereunder, and (iii) Borrowers shall pay or cause their respective Subsidiaries to pay all amounts necessary to give effect to such increases. With respect to the provisions of subsections 2.1B, 2.1C and 2.1F that require Borrowers to pay or reimburse honored drawings under the Pooled Letter of Credit portion of a Quezon L/C or make payments (or reimburse rescinded or recovered payments made) on account of Existing Pooled Loans under the Quezon Facilities, the parties hereto hereby agree (1) that such payments or reimbursements may be made through advances of such amounts to OPD and the further advances of such amounts by OPD to Quezon Equity Funding for direct payment or reimbursement by Quezon Equity Funding to the Issuing Lender of the relevant Quezon L/C, so long as no such amounts shall be deemed paid or reimbursed for purposes of this Agreement and the Loan Documents until such amounts are received by such Issuing Lender, and
(2) the obligations of Borrowers to pay or reimburse honored drawings under the Pooled Letter of Credit portion of a Quezon L/C or make payments (or reimburse rescinded or recovered payments made) on account of Existing Pooled Loans under the Quezon Facilities do not supersede or in any way terminate the obligations of Quezon Equity Funding to reimburse drawings under (or reimbursement obligations which arose from drawings under) the Quezon L/Cs, provided that such amounts paid or reimbursed by Borrowers, whether or not made in accordance with clause (1), so long as such amounts are received by the Issuing Lender of the relevant Quezon L/C, (A) shall satisfy the direct obligation of Quezon Equity Funding (to the extent of such obligation under the Pooled Facility Documents for the Quezon Facilities) to such Issuing Lenders to make such payments to such Issuing Lenders with respect to the Pooled Letter of Credit portion of a Quezon L/C, to the same extent as if Quezon Equity Funding had made such payments itself, and (B) shall satisfy the direct obligation of OPD to Quezon Equity Funding and any direct obligation of OPD to such Issuing Lenders (to the extent of any such obligations under the Pooled Facility Documents for the Quezon Facilities) to make such payments to Quezon Equity Funding and directly or indirectly to such Issuing Lenders with respect to the Pooled Letter of Credit portion of a Quezon L/C, to the same extent as if OPD had made such payments itself.

      2.2  Revolving Loans.
           ---------------

           A. Revolving Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Revolving Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from immediately following the Closing Date Paydown to but excluding the Revolving Loan Commitment Termination Date an aggregate amount (together with outstanding Revolving Loans made pursuant to subsection 3.3B) not exceeding its Revolving Loan Commitment to be used for the purposes identified in subsection 2.7. The amount of each Revolving Lender's Revolving Loan Commitment after giving effect to the Closing Date Paydown is set forth opposite its name on Schedule 2.2 annexed hereto and the aggregate original amount of the Revolving Loan Commitments (after giving effect to the Closing Date Paydown described in subsection 2.1B) is $145,885,689.06; provided that the Revolving Loan Commitments of Revolving Lenders shall be (i) adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and (ii) reduced from time to time by the amount of any permanent reductions thereto made pursuant to subsection 2.6. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.2A may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations:

          (i) In no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

          (ii) In no event shall the Revolving Loans outstanding at any time (other than Revolving Loans made to reimburse a drawing under a Letter of Credit serving as a Springing Letter of Credit under subsection 3.3) exceed the Revolving Loan Commitments then in effect minus the sum of (x) the Springing Letter of Credit Sublimit then in effect and (y) the Non-Springing Letter of Credit Usage then in effect.

           B. Mechanics of Borrowing. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $200,000 and integral multiples of $100,000 in excess of that amount (or, if the amount of the Revolving Loan Commitments unfunded and available for borrowing is less than such aggregate minimum amount, an amount equal to the amount of the Revolving Loan Commitments unfunded and available for borrowing); provided that Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $500,000 and integral multiples of $200,000 in excess of that amount. Whenever Borrowers desire that Revolving Lenders make Revolving Loans (other than pursuant to subsection 3.3B) they shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.4D. In lieu of delivering a Notice of Borrowing, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.2B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

           Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer of a Borrower or for otherwise acting in good faith under this subsection 2.2B or under subsection 2.4D, and upon funding of Revolving Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Loans pursuant to subsection 2.4D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrowers shall have effected Revolving Loans or a conversion or continuation, as the case may be, of Revolving Loans hereunder.

           Borrowers shall notify Administrative Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Revolving Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

           Except as otherwise provided in subsections 2.8B, 2.8C and 2.8G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

           Notwithstanding the foregoing provisions of this subsection 2.2B, no Eurodollar Rate Loans may be made and no Base Rate Loan may be converted into a Eurodollar Rate Loan until the third Business Day after Closing Date.

           C. Disbursement of Funds. All Revolving Loans under this Agreement shall be made by Revolving Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Revolving Lender shall be responsible for any default by any other Revolving Lender in that other Revolving Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Loan Commitment of any Revolving Lender to make the Revolving Loan requested be increased or decreased as a result of a default by any other Revolving Lender in that other Revolving Lender's obligation to make a Revolving Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.2B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Each such Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Revolving Loans made on the Closing Date) and
4.2 (in the case of all Revolving Loans), Administrative Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Revolving Lenders to be credited to the account of Borrowers at the Funding and Payment Office.

           Unless Administrative Agent shall have been notified by any Revolving Lender prior to a Funding Date for any Revolving Loans that such Revolving Lender does not intend to make available to Administrative Agent the amount of such Revolving Lender's Revolving Loan requested on such Funding Date, Administrative Agent may assume that such Revolving Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Revolving Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Revolving Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.2C shall be deemed to relieve any Revolving Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

      2.3  Recordation of Indebtedness.
           ---------------------------

           A. The Register. Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrowers and Revolving Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of each Revolving Lender and each Pooled Facility Lender and the Revolving Loan Commitments and Revolving Loans of each Revolving Lender and the Pooled Facility L/C Participations of each Pooled Facility Lender from time to time (the "Register"). Borrowers, Administrative Agent, and Lenders shall deem and treat the Persons listed as Revolving Lenders in the Register as the holders and owners of the corresponding Revolving Loan Commitments, Revolving Loans and participations listed therein for all purposes hereof and shall deem and treat the Persons listed as Pooled Facility Lenders in the Register as the holders and owners of the corresponding Pooled Facility L/C Participation listed therein for all purposes hereof. All amounts owed with respect to any Revolving Loan Commitment, Revolving Loan or Pooled Facility L/C Participation shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Revolving Lender or Pooled Facility Lender, as the case may be, shall be, conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments, Revolving Loans or Pooled Facility L/C Participation. Each Revolving Lender and Pooled Facility Lender shall record on its internal records the amount of its Revolving Loans, Revolving Loan Commitments and Pooled Facility L/C Participations, and each payment in respect thereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Revolving Lender's or Pooled Facility Lender's records. Failure to make any recordation in the Register or in any Revolving Lender's or Pooled Facility Lender's records, or any error in such recordation, shall not affect any Revolving Loans, Revolving Loan Commitments or Pooled Facility L/C Participations or any such participations or any Obligations in respect thereof.

           B. Optional Notes. If so requested by any Revolving Lender by written notice to Borrowers (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Borrowers shall execute and deliver to such Revolving Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Revolving Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a promissory note or promissory notes to evidence such Revolving Lender's Revolving Loans, substantially in the form of Exhibit IV annexed hereto, with appropriate insertions.

      2.4  Interest and Default Interest on the Revolving Loans.
           -----------------------------------------------------

           A. Rate of Interest. Subject to the provisions of subsections 2.8 and 2.9, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made until repayment in full at a rate determined by reference to the Base Rate or the Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan (subject to subsection 3.3B) shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.2B (subject to the last sentence of subsection 2.2B), and the basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2B (subject to the last sentence of subsection 2.2B). If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Revolving Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.4E, 2.4G and 2.9, the Revolving Loans shall bear interest until paid in full as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin; or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin.

           B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Revolving Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or six month period; provided that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Revolving Loan, in the case of a Revolving Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Revolving Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.4B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) there shall be no more than four Interest Periods outstanding at any time; and

          (vii) in the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

           C. Interest Payments. Subject to the provisions of subsection 2.4E, interest accrued with respect to any Revolving Loan shall be payable in arrears on and to each applicable Interest Payment Date.

           D. Conversion or Continuation. Subject to the provisions of subsection 2.8, Borrowers shall have the option (i) to convert at any time all or any part of their outstanding Revolving Loans equal to $200,000 and integral multiples of $100,000 in excess of that amount from Revolving Loans bearing interest at a rate determined by reference to one basis to Revolving Loans bearing interest at a rate determined by reference to an alternative basis or
(ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Revolving Loan equal to $500,000 and integral multiples of $200,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

           Borrowers shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation Borrowers may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.4D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.4D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Revolving Lender of the Revolving Loan subject to the Notice of Conversion/Continuation.

           E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Revolving Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder (including unreimbursed amounts drawn under any Pooled Letter of Credit or Letter of Credit), shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Revolving Loans or in the case of fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans; provided that, in the case of a Revolving Loan that is a Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.4E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

           F. Computation of Interest. Interest on the Revolving Loans and other amounts bearing interest with reference to the Base Rate shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan or amount funded in a drawing under a Letter of Credit or Pooled Letter of Credit , the date of the making of such Revolving Loan or the date of funding of such drawing or the first day of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Loan or funded drawing or the expiration date of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Revolving Loan or funded drawing is repaid on the same day on which it is made (or, if later, the Closing Date), one day's interest shall be paid on that Revolving Loan or funded drawing.

           G. Maximum Rate. Notwithstanding the foregoing provisions of this subsection 2.4, in no event shall the rate of interest payable by Borrowers with respect to any Revolving Loan or funded drawing under any Letter of Credit or Pooled Letter of Credit exceed the maximum rate of interest permitted to be charged under applicable law.

      2.5  Fees.
           ----

           A. Revolving Loan Commitment Fees. Borrowers agree to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date (or earlier termination of all Revolving Loan Commitments) equal to (i) the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments, multiplied by (ii)
0.75 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date (or earlier termination of all Revolving Loan Commitments).

           B. Restructuring Fees for Pooled Facility Lenders. Borrowers agree to pay (i) to Administrative Agent on the Closing Date, for distribution to each Pooled Facility Lender in proportion to that Pooled Facility Lender's Pro Rata Share, restructuring fees in an aggregate amount equal to 1.0% of the total Pooled Facility Exposure of all Pooled Facility Lenders, such Pooled Facility Exposure to be calculated as of the Closing Date, immediately prior to giving effect to the Closing Date Paydown and (ii) to the Canadian Loss Sharing Lenders on the Closing Date, for ratable distribution, restructuring fees in an aggregate amount equal to 1.0% of the outstanding amount of the Class B Palladium DPS Facility, to be calculated as of the Closing Date; provided, however, that such restructuring fees (x) shall be in lieu of the 0.50% success and amendment fee previously agreed to among Company, certain of its Subsidiaries and Lenders as required to be paid in connection with the restructuring of Company's debt and (y) shall be reduced by the aggregate amount of amendment fees paid to the Pooled Facility Lenders or the Canadian Loss Sharing Lenders, as the case may be, in connection with Amendment No. 3, Amendment No. 5 and Amendment No. 6 to the Bank of New York Credit Agreement (as such terms are defined in the Bank of New York Credit Agreement) and/or the related amendments to the other Pooled Facility Documents and Opt-Out Facility Documents, as appropriate. Notwithstanding the foregoing proviso, such reduction shall not apply to the amount of fees required to be paid under this subsection 2.5B to any Pooled Facility Lender in such capacity with respect to a Pooled Facility which was not amended in connection with the foregoing amendments.

           C. Restructuring Fees for Opt-Out Lenders. Borrowers agree to pay to Administrative Agent on the Closing Date, for distribution to each Opt-Out Lender (other than the Canadian Loss Sharing Lenders) in proportion to the ratio of (i) such Opt-Out Lender's Opt-Out Facility Exposure to (ii) the sum of the total Opt-Out Facility Exposure of all Opt-Out Lenders (other than the Canadian Loss Sharing Lenders), restructuring fees in an aggregate amount equal to 1.0% of the total Opt-Out Facility Exposures of all Opt-Out Lenders (other than the Canadian Loss Sharing Lenders), each such Opt-Out Facility Exposure to be calculated as of the Closing Date; provided, however, that such restructuring fees (x) shall be in lieu of the 0.50% success and amendment fee previously agreed to among Company, certain of its Subsidiaries and Lenders as required to be paid in connection with the restructuring of Company's debt and (y) shall be reduced by the aggregate amount of amendment fees paid to the Opt-Out Lenders in connection with Amendment No. 5 and Amendment No. 6 to the Bank of New York Credit Agreement (as such terms are defined in the Bank of New York Credit Agreement) and the related amendments to the other Pooled Facility Documents and Opt-Out Facility Documents; and provided further, however, that the restructuring fees to be paid pursuant to this subsection 2.5C to the Opt-Out Lenders in respect of the Class A Palladium DPS Facility shall be further reduced by amounts paid to such Opt-Out Lenders in connection with the Amendment No. 3 to the Bank of New York Credit Agreement (as defined in the Bank of New York Credit Agreement) and/or the related amendments to the other Pooled Facility Documents and Opt-Out Facility Documents, as appropriate. Notwithstanding the foregoing provisos, such reductions shall not apply to the amount of fees required to be paid under this subsection 2.5C to any Opt-Out Lender in such capacity with respect to an Opt-Out Facility which was not amended in connection with the foregoing amendments. The aggregate fees payable to each Lender under this subsection 2.5C and subsection 2.5B are reflected next to the name of such Lender on Schedule 2.1 hereto.

           D. Participation Fee. Borrowers agree (i) to pay to Administrative Agent on the first anniversary of the Closing Date, for distribution to each Pooled Facility Lender and each Revolving Lender in proportion to such Lender's Pro Rata Share (calculated as of such first anniversary), participation fees in the aggregate amount of 2.0% of the sum of the total Pooled Facility Exposure of all Pooled Facility Lenders plus the sum of the total Revolving Loan Exposure of all Revolving Lenders, each such credit exposure to be calculated as of the first anniversary of the Closing Date and (ii) to pay to the Canadian Loss Sharing Lenders on such date, for ratable distribution, participation fees in the aggregate amount of 2.0% of the total Opt-Out Facility Exposure with respect to the Class B Palladium DPS Facility, calculated as of the first anniversary of the Closing Date.

           E. Termination Fee. Borrowers agree (i) to pay to Administrative Agent on the Maturity Date, for distribution to each Pooled Facility Lender and each Revolving Lender, in proportion to such Lender's Pro Rata Share (calculated immediately prior to the Maturity Date), termination fees in an amount equal to 3.0% of the sum of the total average Pooled Facility Exposure of all Pooled Facility Lenders plus the sum of the average total Revolving Loan Exposure of all Revolving Lenders, in each case for the 90-day period immediately preceding the Maturity Date, and (ii) to pay to the Canadian Loss Sharing Lenders on such date, for ratable distribution, termination fees in an amount equal to 3.0% of the average total Opt-Out Facility Exposure with respect to the Class B Palladium DPS Facility for the 90-day period immediately preceding the Maturity Date; provided; however, that if the sum of the termination fees calculated in accordance with clauses (i) and (ii) would be less than $10,000,000, in lieu of the foregoing fees Borrowers shall pay to each Pooled Facility Lender, Revolving Lender and Canadian Loss Sharing Lender its ratable share (based on such credit exposures) of $10,000,000.

           F. Increased Fees. Notwithstanding anything to the contrary in the Pooled Facility Documents or the Opt-Out Facility Documents, on and after the Closing Date (i) the letter of credit fees (including fronting fees) payable with respect to the Pooled Letters of Credit and the Opt-Out Facilities which consist of letters of credit, to the extent such fees are directly or indirectly payable by Company or any of its Subsidiaries, shall accrue at the same rate (or the equivalent rate, as described below in this subsection 2.5F) per annum and shall be payable at the same times as the fees payable with respect to Letters of Credit hereunder (and no other fees directly or indirectly payable by Company or any of its Subsidiaries shall accrue after the Closing Date on such Pooled Letters of Credit or letters of credit other than (without duplication of such fees) documentary and processing charges payable directly to the applicable issuer of such Pooled Letter of Credit or such letter of credit, as the case may be, for its own account in accordance with such issuer's standard schedule in effect for such charges with respect to the issuance, amendment or transfer of the relevant Pooled Letter of Credit or letter of credit and each payment of a drawing made thereunder), and any fee amount which is denominated in CDN$ shall be valued based on the Exchange Rate as of the applicable date of determination;
(ii) the interest or regular dividends, as the case may be, payable with respect to Opt-Out Facilities (other than the Class B Palladium DPS Facility) which consist of loans, Preferred Shares or other funded credit exposure shall, to the extent such interest or regular dividends are directly or indirectly payable by Company or any of its Subsidiaries (it being understood for purposes of this clause (ii) that the right to put Preferred Shares to Company without the exercise of such right shall not be deemed to make the regular dividends on such Preferred Shares payable directly or indirectly by Company), accrue at the same rate (or the equivalent rate, as described below in this subsection 2.5F) per annum as the interest payable with respect to Revolving Loans hereunder and shall be payable at the times the relevant direct obligor under the relevant Opt-Out Facility is or would have otherwise been required to pay such interest or regular dividends thereunder; (iii) the interest or regular dividends, as the case may be, payable with respect to the Class B Palladium DPS Facility shall accrue at the same rate (or the equivalent rate, as described below in this subsection 2.5F) per annum as the interest payable with respect to Revolving Loans hereunder and shall be payable at the times the relevant direct obligor under the Class B Palladium DPS Facility is or would have otherwise been required to pay the interest or regular dividends thereunder; and (iv) any increases to the accrual rate of fees or interest with respect to Letters of Credit or Revolving Loans which are agreed to by Borrowers and Revolving Lenders after the Closing Date shall immediately upon effectiveness thereof result in a corresponding increase in the accrual rate of letter of credit fees, interest and regular dividends with respect to the Opt-Out Facilities and Pooled Facilities referred to in clauses (i), (ii) and (iii). Without limiting the covenants in subsections 6.14A and 10.24, in the event OFMC Anaheim and Ogden Argentina S.A. are prohibited from paying such increase under the terms of the relevant Opt-Out Facility Documents and any necessary waivers of such prohibitions shall not have been obtained notwithstanding the exercise of best efforts by Company and its Subsidiaries, Borrowers shall pay or cause to be paid the increased pricing required under this subsection 2.5F so that the relevant Opt-Out Lenders will be paid the amount of such increases at the times required under this subsection 2.5F. The parties hereto agree that Borrowers and/or the Opt-Out Lenders may agree to other increases in fees or pricing in relation to one or more of the Opt-Out Facilities without equivalent increases in the fees or pricing in relation to the Pooled Facilities and the Revolving Loan Commitments, Revolving Loans and Letters of Credit; provided, however, that no such increase shall result in such Opt-Out Facility benefiting from fees or pricing, to the extent directly or indirectly payable by Company and its Subsidiaries, in excess of the corresponding fees or pricing payable hereunder with respect to an equal amount of Pooled Facility Exposure or Revolving Loan Exposure. Whether such pricing or fees for Opt-Out Exposure are equivalent to or in excess of pricing or fees with respect to the equivalent Pooled Facility Exposure or Revolving Loan Exposure, and the amount of any such excess, shall be determined on a tax equivalent basis by, if necessary, assigning the pricing or fees for Opt-Out Facility Exposure an increased or decreased value to account for the tax advantaged or disadvantaged treatment of such pricing or fees (and the resulting increased or decreased value thereof) in the hands of the relevant Opt-Out Lenders. The methodology for the determination of the amount of the increase (outlining the increase if such increase is paid by the existing obligor and if such increase is paid by another Person) in the dividend amount payable to the Opt-Out Lenders under the Class B Palladium DPS Facility pursuant to this subsection 2.5 is set forth on Schedule 2.5F annexed hereto.

           G. Fees to Agents. Borrowers agree to pay to Administrative Agent and Documentation Agent (for their own respective accounts) such fees in the amounts and at the times separately agreed upon between Borrowers and Administrative Agent or Documentation Agent, as the case may be.

           H. No Other Fees. Company shall not pay or permit any Subsidiary to pay, and none of Company nor any of its Subsidiaries has agreed to pay, any fee or other similar consideration to any holder of any Indebtedness or Contingent Obligation of Company or any of its Subsidiaries to amend or waive any term or provision thereof in connection with the transactions contemplated to occur on the Closing Date or in connection with the restructuring of the GECC Credit Facilities or the Sempra Credit Facilities other than the fees referred to in this subsection 2.5 payable to Agents and Lenders and the fees described in the agreements delivered to the Agents on the Closing Date pursuant to subsection 4.1N.

      2.6  Repayments, Prepayments and Reductions in Commitments; General
           --------------------------------------------------------------
           Provisions Regarding Payments; Application of Proceeds of Collateral
           --------------------------------------------------------------------
           and Payments Under Subsidiary Guaranty.
           --------------------------------------

           A. Prepayments and Reductions in Revolving Loan Commitments.

          (i) Voluntary Prepayments. Anything contained in the Pooled Facility Documents to the contrary notwithstanding, Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Revolving Loans to be prepaid), at any time and from time to time prepay any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if the amount of the Revolving Loans is less than such aggregate minimum amount, an amount equal to the amount of the Revolving Loans); provided that voluntary prepayments of Eurodollar Rate Loans made on a date other than an Interest Payment Date applicable to such Revolving Loan shall be subject to breakage fees, costs and expenses, if any, in accordance with subsection 2.8D. Notice of prepayment having been given as aforesaid, the principal amount of the Revolving Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.6A(iv).

          (ii) Voluntary Reductions of Revolving Loan Commitments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. No such voluntary reduction of the Revolving Loan Commitments shall be permitted if such reduction would result in the Revolving Loan Commitments being less than the Springing Letter of Credit Sublimit, or if such reduction would result in the Revolving Loan Commitments being less than the sum of (x) the Springing Letter of Credit Sublimit then in effect plus (y) the Non-Springing Letter of Credit Usage then in effect plus (z) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made to reimburse a drawing under a Letter of Credit serving as a Springing Letter of Credit under subsection 3.3), and no such voluntary reduction shall reduce the Springing Letter of Credit Sublimit unless all Revolving Loan Commitments are terminated concurrently therewith.

          (iii) Mandatory Payments. Mandatory Payments shall be made in the amounts and under the circumstances set forth below, all such Mandatory Payments to be applied as set forth below or as more specifically provided in subsection 2.6A(iv):

               (a) Net Asset Sale Proceeds. Except as provided in subsections 2.11A and 7.7(viii), no later than two days after the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than Net Asset Sale Proceeds applied on the Closing Date in the Closing Date Paydown), Company shall make a Mandatory Payment in an aggregate amount equal to such Net Asset Sale Proceeds.

               (b) Net Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be used for a Mandatory Payment pursuant to the provisions of subsection 6.4C, Company shall make such Mandatory Payment in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

               (c) Issuance of Equity Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or of any Subsidiary of Company or from any capital contribution to Company or any Subsidiary by any holder of Capital Stock thereof after the Closing Date, Company shall make a Mandatory Payment in an aggregate amount equal to 100% of such Net Securities Proceeds; provided, however, that such Net Securities Proceeds shall not include (1) any equity proceeds or capital contributions to Subsidiaries of Company which are not Borrowers pursuant to capital call requirements (relating to existing Projects) under Contractual Obligations in effect on the Closing Date and (2) equity proceeds or capital contributions to any Subsidiaries which are applied by such Subsidiaries for the purpose of making Investments permitted under subsection 7.3.

               (d) Issuance of Indebtedness. On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall make a Mandatory Payment in an aggregate amount equal to such Net Securities Proceeds.

               (e) Excess Cash. Any amounts on deposit in the Cash Management System in excess of $10,000,000 (such amount, in any event, not to include amounts, if any, required to be held in Deposit Accounts which are collateral accounts or debt service reserve accounts described on
          Schedule 2.6A(iii)(e) annexed hereto) at the end of each Business Day shall be applied to make a Mandatory Payment on the next succeeding Business Day. Upon the occurrence and continuation of an Event of Default all amounts in the Cash Management System shall at Administrative Agent's request be applied to make a Mandatory Payment.

               (f) Tax Refunds. If after the Closing Date, Company or any of its Subsidiaries receives any single payment of a Cash refund or rebate of any federal Tax in an aggregate amount in excess of $1,000,000, the Borrowers shall no later than the Business Day following the date of receipt of such refund or rebate make a Mandatory Payment an aggregate principal amount equal to 100% of such Tax refund or rebate.

               (g) Calculations of Net Proceeds Amounts; Additional Mandatory Payments Based on Subsequent Calculations. Concurrently with the receipt of any amount which would require a Mandatory Payment pursuant to subsections 2.6A(iii)(a)-(f), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, excess cash in the Cash Management System, or federal Tax refund or rebate, as the case may be, that gave rise to such Mandatory Payment. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional Mandatory Payment in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

               (h) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

               (i) Commitment Reductions due to Reductions in Springing Letter of Credit Exposure. Immediately upon the occurrence of any Permanent Springing Letter of Credit Reduction, (1) the Springing Letter of Credit Sublimit shall be reduced in an amount equal to 100% of the amount of such Permanent Springing Letter of Credit Reduction, and (2) the Revolving Loan Commitments shall be reduced in an amount equal to
          (a) so long as the aggregate net increase to the Annual Maximum Investment Amounts for all periods pursuant to clause (b) of the first proviso to the definition of "Maximum Investment Amount" shall be less than $25,000,000, 75% of the amount of such Permanent Springing Letter of Credit Reduction, and (b) thereafter, 100% of the amount of such Permanent Springing Letter of Credit Reduction.

          (iv)  Application of Prepayments.
                --------------------------

               (a) Application of Mandatory Payments. Any Mandatory Payments made pursuant to subsections 2.6A(iii)(a)-(g) shall be applied first, to prepay the Revolving Loans to the full extent thereof and second, to the Cash Collateral Account; provided, however, that certain portions of such amounts may be applied to such other obligations of Borrowers as set forth in the Intercreditor Agreement. If an Event of Default has occurred and is continuing, any amount required to be applied as a Mandatory Payment shall be applied as set forth in subsection 2.6C.

               (b) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of the Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.8D.

           B. General Provisions Regarding Revolving Loan Payments and Certain Other Payments.

          (i) Manner and Time of Payment. Notwithstanding anything in the Financing Documents to the contrary, all payments by Borrowers of principal, interest or fees with respect to the Revolving Loans and other Obligations hereunder and under the Revolving Notes shall be made in Dollars (except that payments made directly to the Issuing Lender of a CDN$-denominated Pooled Letter of Credit to reimburse honored drawings thereunder shall be made in CDN$) in same day funds, without defense, setoff or counterclaim, free of any restriction or condition (other than any legally required withholding), and delivered to Administrative Agent (other than payments in reimbursement of an honored drawing under a Pooled Letter of Credit, which may be made directly to the Issuing Lender of such Pooled Letter of Credit), not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of the applicable Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Borrowers hereby authorize Administrative Agent to charge their accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in their accounts for that purpose).

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Revolving Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Loans shall be apportioned in accordance with Revolving Lenders' Pro Rata Shares. Administrative Agent shall promptly distribute to each Revolving Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the Revolving Loan commitment fees, participation fees and termination fees of such Revolving Lender, if any, when received by Administrative Agent pursuant to subsection 2.5. Notwithstanding the foregoing provisions of this subsection 2.6B(iii), if, pursuant to the provisions of subsection 2.8C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter. Aggregate principal and interest payments in respect of funded drawings under Pooled Letters of Credit shall be apportioned in accordance with Pool Participants' Pro Rata Shares. Administrative Agent shall promptly distribute to each Pool Participant, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Pool Participant may request, its Pro Rata Share of all such payments received by Administrative Agent and the fees of such Pooled Facility Lender, if any, when received by Administrative Agent pursuant to subsection 2.5.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Revolving Lender agrees that before disposing of any Revolving Note held by it, or any part thereof (other than by granting participations therein), that Revolving Lender will make a notation thereon of all Revolving Loans evidenced by that Revolving Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Revolving Loan made under such Revolving Note shall not limit or otherwise affect the Obligations of Borrowers hereunder or under such Revolving Note with respect to any Revolving Loan or any payments of principal or interest on such Revolving Note.

           C. Application of Proceeds of Collateral and Payments after Event of Default. Upon the occurrence and during the continuation of an Event of Default,
(a) all payments received on account of the Obligations whether from any Borrower, from any Subsidiary Guarantor or otherwise, shall be applied by Administrative Agent (or Collateral Agent, as applicable) against the applicable Obligations and Opt-Out Obligations as provided in the Intercreditor Agreement, and (b) all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Collateral Agent against, the applicable Secured Obligations as provided in the Intercreditor Agreement.

      2.7  Use of Proceeds.
           ---------------

           A. Revolving Loans. The proceeds of any Revolving Loans shall be applied by Borrowers for working capital purposes, to repay funded draws on Letters of Credit and for other general corporate purposes, which may include the making of intercompany loans permitted under subsection 7.1 and the making of Investments permitted under subsection 7.3; provided that no portion of the proceeds of any Revolving Loans shall be applied to repay or reimburse funded draws on Pooled Letters of Credit.

           B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their respective Subsidiaries to purchase or carry Margin Stock. Without limiting the foregoing, Borrowers and their respective Subsidiaries shall not use the proceeds of any borrowing under this Agreement in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

      2.8  Special Provisions Governing Eurodollar Rate Loans.
           --------------------------------------------------

           Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

           A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Revolving Lender.

           B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto) on any Interest Rate Determination Date that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Revolving Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Revolving Lender of such determination, whereupon (i) no Revolving Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Revolving Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Revolving Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

           C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Revolving Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Revolving Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Revolving Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Revolving Lender in that market, then, and in any such event, such Revolving Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Revolving Loan as (or convert such Revolving Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.8D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Revolving Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.8C shall affect the obligation of any Revolving Lender other than an Affected Lender to make or maintain Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

           D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrowers shall, jointly and severally, compensate each Revolving Lender, upon written request by that Revolving Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Revolving Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Revolving Lender in connection with the liquidation or re-employment of such funds) which that Revolving Lender may sustain: (i) if for any reason (other than a default by that Revolving Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.8C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Revolving Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of Eurodollar Rate Loans when required by the terms of this Agreement.

           E. Booking of Eurodollar Rate Loans. Any Revolving Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Revolving Lender.

           F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Revolving Lender under this subsection
2.8 and under subsection 2.9A shall be made as though that Revolving Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

           G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrowers may not elect to have a Revolving Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Revolving Loan and (ii) subject to the provisions of subsection 2.8D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Revolving Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrowers.

      2.9  Increased Costs; Taxes; Capital Adequacy.
           ----------------------------------------

           A. Compensation for Increased Costs. Subject to the provisions of subsection 2.9B (which shall be controlling with respect to the matters covered thereby), in the event that any Pooled Facility or Revolving Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

          (i) subjects such Lender to any additional Tax with respect to this Agreement, the Pooled Facility Documents or any of its obligations hereunder or thereunder (including with respect to issuing or maintaining any Letters of Credit or Pooled Letter of Credit or purchasing or maintaining any participations therein or maintaining any Revolving Loan Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Revolving Loans or Revolving Loan Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or Pooled Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay, on a joint and several basis, to such Lender, upon receipt of the statement referred to in subsection 2.10A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

           B. Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement, the other Loan Documents and the Pooled Facility Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan Documents or Pooled Facility Documents:

               (a) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it;

               (b) Borrowers shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on any Borrower) for their own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which any or all of them are required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which any or all of them are required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

          (iii) Evidence of Exemption from U.S. Withholding Tax.
                -----------------------------------------------

               (a) Each Pooled Facility Lender and Revolving Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.9B(iii), a "Non-US Lender") shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Pooled Facility Lender and Revolving Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Pooled Facility Lender and Revolving Lender (in the case of each other Pooled Facility Lender and Revolving Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents or the Pooled Facility Documents.

               (b) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents or Pooled Facility Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.9B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.9B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.9B(iii)(a) on the date such Lender became a Pooled Facility Lender or a Revolving Lender, nothing in this subsection 2.9B(iii)(c) shall relieve Borrowers of their obligation to pay any amounts pursuant to subsection 2.9B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.9B(iii)(a).

          (iv) Indemnity for Withheld Amounts. Borrowers hereby agree to indemnify Lenders and Agents for the full amount of any deduction or withholding on account of any Taxes imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (including any such Taxes imposed by any jurisdiction on amounts payable under this subsection 2.9B) paid by Agents or Lenders with respect to sums payable by Borrowers under this Agreement, the other Loan Documents and the Pooled Facility Documents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made promptly, and in any event within 10 days after, the relevant Lender or Agent makes demand therefor in writing.

           C. Capital Adequacy Adjustment. If any Pooled Facility Lender or Revolving Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Revolving Loans, Revolving Loan Commitments, Letters of Credit, Pooled Letters of Credit, participations therein or other Obligations to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in subsection 2.10A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

      2.10 Statement of Lenders; Obligation of Lenders and Issuing Lenders to
           ------------------------------------------------------------------
           Mitigate.
           --------

           A. Statements. Each Pooled Facility Lender and Revolving Lender claiming compensation or reimbursement pursuant to subsection 2.8D, 2.9 or 2.10B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided that a Pooled Facility Lender or Revolving Lender claiming compensation or reimbursement pursuant to subsection 2.9B(ii) due to circumstances in effect as of the Closing Date shall not be required to deliver more than one such statement to Borrowers or Administrative Agent, and such statement shall remain effective with respect to this Agreement until all Obligations have been paid in full.

           B. Mitigation. Each Pooled Facility Lender and Revolving Lender (including any Issuing Lender) agree that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Revolving Loans, Letters of Credit or Pooled Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or Issuing Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.9 (other than subsection 2.9B(ii)), use reasonable effort to make, issue, fund or maintain the Revolving Loan Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.9 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.10B unless Borrowers agree to pay, on a joint and several basis, all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

     2.11  Covenants of the Pooled Facility Lenders and Opt-Out Facility
           -------------------------------------------------------------
           Lenders.
           -------

           A. Maturity Date of Pooled Facilities and Opt-Out Facilities. Anything contained in the Pooled Facility Documents and the Opt-Out Facility Documents to the contrary notwithstanding, no scheduled installments of principal with respect to the Opt-Out Facilities or the Pooled Facilities shall be payable prior to the Maturity Date and no Pooled Facility or Opt-Out Facility shall terminate prior to the Maturity Date except as set forth in this Agreement; provided that upon the sale, transfer or release of the entire interest of Company and its Subsidiaries in any Project to which an Opt-Out Facility relates, or a refinancing of the Indebtedness or Contingent Obligations relating to any Project to which an Opt-Out Facility relates, all Opt-Out Obligations under such Opt-Out Facility (excluding any Opt-Out Facility consisting of a guaranty related to the Ottawa Senators Project under which the guarantied obligations are not yet payable) shall become immediately due and payable (provided that the rights of the relevant Opt-Out Lenders with respect to those Opt-Out Obligations shall be subject to the Intercreditor Agreement), and Borrowers shall cause Company and its Subsidiaries to repay the amounts due and owing under such Opt-Out Facility, but only to the full extent of the Net Asset Sale Proceeds of such sale or the net proceeds of such refinancing (it being understood that if such proceeds are insufficient to pay the relevant Opt-Out Obligations in full, then as among the Lenders the rights of the Opt-Out Lenders to exercise remedies with respect to any resulting Realized Deficiency shall be subject to the terms of the Intercreditor Agreement and the allocation of such proceeds shall be subject to the terms of the Intercreditor Agreement and subsection 10.5); provided further, that any Opt-Out Facility or any Pooled Facility may be terminated if such termination does not result in amounts thereunder becoming due; and provided, however, that nothing in this subsection 2.11A shall limit or restrict the obligations of Borrowers under subsection 6.14 or the rights of Opt-Out Lenders under Section 3.4 of the Intercreditor Agreement. Each Issuing Lender, Pooled Facility Lender and issuing lender of a letter of credit issued under an Opt-Out Facility hereby agrees that, notwithstanding anything to the contrary contained in any Pooled Facility Document or Opt-Out Facility Document, each Issuing Lender of any Pooled Letter of Credit and each issuing lender of a letter of credit issued under an Opt-Out Facility (in either case) expiring by its terms prior to the Maturity Date (whether or not such Pooled Letter of Credit or letter of credit provides for automatic extension in the absence of an election by the issuer thereof not to extend) shall, at the request of Company prior to such date of expiration, amend, reissue or extend (or elect not to decline to extend, as the case may be) such Pooled Letter of Credit or letter of credit (as the case may be) so that it shall expire on the date specified by Company in its request (provided that (i) such requested date shall not be later than one year after the date such Pooled Letter of Credit or letter of credit (as the case may be) would otherwise expire
(ii) such date of expiration shall only be later than the Maturity Date if necessary to avoid a drawing under such Pooled Letter of Credit or letter of credit, and (iii) Company shall not request a date of expiration beyond the first date on which such Pooled Letter of Credit or letter of credit, as the case maybe, could expire without giving rise to a right of the beneficiary thereof to make a drawing thereunder solely as a result of or in anticipation of such expiration) but on otherwise identical terms, unless in any such case an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time the Issuing Lender of such Pooled Letter of Credit or the issuer of such letter of credit, as the case may be, makes its determination to amend, reissue or extend (or elect not to decline to extend), as the case may be, such Pooled Letter of Credit or letter of credit, as the case may be (it being understood that the relevant Issuing Lender or issuer shall not amend, reissue or extend (or elect not to decline to extend) such Pooled Letter of Credit or letter of credit (as the case may be) if such Issuing Lender or such issuer has such knowledge); provided, however, that no such amendment, reissuance, extension, or election not to decline to extend shall be permitted or required in the event that the beneficiary of the relevant Pooled Letter of Credit or letter of credit issued under an Opt-Out Facility has returned the same for cancellation or the underlying Contractual Obligation to provide such Pooled Letter of Credit or letter of credit to the beneficiary thereof has terminated.

           B. Amendments and Waivers to Pooled Facility Documents. Borrowers and each Pooled Facility Lender agree that notwithstanding anything in the Pooled Facility Documents to the contrary, no Lender party to such Pooled Facility Documents immediately prior to the Closing Date shall have any right, power or obligation to amend, modify or waive any of the Pooled Facilities or Pooled Facility Documents after the Closing Date or to act in its individual capacity as a lender or participant thereunder, and (i) any such amendment, modification or waiver shall require the written consent of Requisite Lenders (or such other number of Lenders as is required pursuant to subsection 10.6), (ii) any such right, power or obligation of any Lender to act in its individual capacity as a lender or participant under the relevant Pooled Facility Documents, to the extent such rights, powers or obligations are not otherwise expressly extinguished, terminated or superseded by other provisions of this Agreement, shall instead be vested in Requisite Lenders (or such other number of Lenders as is required pursuant to subsection 10.6), and (iii) any such right, power or obligation of any Existing Pooled Facility Agent to act in its individual capacity as such under the relevant Pooled Facility Documents (except to the extent such right, power or obligation to act is solely as the issuing lender of a Pooled Letter of Credit and such Existing Pooled Facility Agent continues to be the Issuing Lender with respect to such Pooled Letter of Credit), to the extent such rights, powers or obligations are not otherwise expressly extinguished, terminated or superseded by other provisions of this Agreement, shall instead be vested in Administrative Agent; provided, however, that the issuance by Administrative Agent or Documentation Agent of a Replacement Letter of Credit in accordance with subsection 2.1E and the extension, amendment or issuance of a Pooled Letter of Credit pursuant to and in accordance with subsection 2.11A shall not constitute an amendment or modification of the Pooled Facilities or Pooled Facility Documents; and provided further, however, that the Existing Pooled Facility Agents under the Quezon Facilities and the Quezon Lenders may amend, supplement or otherwise modify the Pooled Facility Documents for the Quezon Facilities, and/or take actions under such Pooled Facility Documents, so long as such amendment, supplement or modification or action shall not alter the rights and obligations of the Pooled Facility Lenders, the Borrowers, OPD or Quezon Equity Funding with respect to the portion of the Quezon L/Cs consisting of Pooled Letters of Credit. Without limiting the generality of the foregoing, each Pooled Facility Lender hereby agrees that no Pooled Facility Lender or combination of Pooled Facility Lenders shall have the right or power to accelerate the maturity of any obligations under any or all of the Pooled Facility Documents except as provided in Section 8 of this Agreement, provided, however, that the Existing Pooled Facility Agents under the Quezon Facilities and the Quezon Lenders may accelerate the maturity of obligations (other than the Obligations) under the Pooled Facility Documents for the Quezon Facilities, and/or exercise remedies under such Pooled Facility Documents with respect to such matured obligations, so long as such acceleration shall in no way accelerate the maturity of (or be deemed to accelerate the maturity of), and no such remedies shall be exercised on account of, the Obligations or other obligations of Borrowers, OPD or Quezon Equity Funding with respect to the portion of the Quezon L/Cs consisting of Pooled Letters of Credit until such time as Supermajority Lenders elect to accelerate the maturity of such Obligations.

           Each Pooled Facility Lender agrees that promptly after the effectiveness of any amendment, termination, supplement, waiver or other modification of any Pooled Facility Documents it shall provide, or cause to be provided, to Agents a copy thereof (in the event Agents are not parties to such amendment, termination, supplement or waiver).

           C. Amendments and Waivers to Opt-Out Facility Documents. Each Opt-Out Lender agrees that notwithstanding anything in the Opt-Out Facility Documents or the Loan Documents to the contrary,

          (i) that it shall not amend or otherwise change the terms of the Opt-Out Facility Documents if the effect of such amendment or change would be to (1) move to an earlier date the date of any repayments or prepayments by Company or its Subsidiaries under the Opt-Out Facilities prior to the Maturity Date, (2) cause amounts payable by Company or its Subsidiaries under the Opt-Out Facility Documents to be payable on a date sooner than the Maturity Date, (3) supersede or make more restrictive the covenants with respect to Company or its Subsidiaries referred to in subsection 2.11D below, (4) increase or create additional lending commitments or (5) confer additional rights on Opt-Out Lenders, if such amendment, modification or waiver would disproportionately disadvantage the Pooled Facility Lenders or Revolving Lenders relative to the relevant Opt-Out Lenders or be adverse in any material respect to Company and/or its Subsidiaries, the Pooled Facility or the Revolving Credit Facility without the prior written consent of Requisite Lenders, and

          (ii) that it shall not amend, modify or waive provisions of any agreement relating to the Opt-Out Facilities to the extent such amendment, modification or waiver would result in (1) additional payment obligations (it being understood that "additional payment obligations" shall not include increases in the rate of accrual of fees or interest, as long as Company or any of its Subsidiaries is already contractually obligated to pay the relevant type of fees and interest on the part of Company or its Subsidiaries as the case may be), (2) fees or pricing increases prohibited under subsection 2.5F, or (3) increases in fees or pricing for an Opt-Out Facility to the extent the repayment obligations under such Opt-Out Facility are supported by a Pooled Facility or cash collateral against which the Opt-Out Lenders have recourse notwithstanding the standstill agreement pursuant to Section 3.4 of the Intercreditor Agreement;

provided that the limitation on pricing increases or fees shall not include pricing increases or fees for which Company or a Subsidiary of Company is not, directly or indirectly, an obligor and shall not include any future pricing "step-ups" for which Company or its Subsidiary is already responsible, and which arise pursuant to provisions already in effect, in each case under the Opt-Out Facility Documents as in effect on the Closing Date.

           Each Opt-Out Lender agrees that promptly after the effectiveness of any amendment, termination, supplement, waiver or other modification of any Opt-Out Facility Document it shall provide, or cause to be provided, to Agents a copy thereof.

           If any Opt-Out Lender(s) shall violate the provisions of clause
(i)(3) above by amending, supplementing or otherwise modifying any covenant contained in the Opt-Out Facility Documents of such Lender in a manner that makes such covenant more restrictive than the correlative covenant or covenants contained in Section 6 and/or Section 7 hereof, Section 6 and/or Section 7 shall (notwithstanding anything to the contrary contained in subsection 10.6) automatically and without further action by any Borrower, Lender or Agent be deemed modified to the extent and in the manner required so that such Section contains such more restrictive provisions.

           D. Pooled Facility and Opt-Out Facility Covenants. The Pooled Facility Lenders and the Opt-Out Lenders agree, with respect to the Pooled Facilities and the Opt-Out Facilities as the case may be, that as of the Closing Date the covenants of Borrowers contained in Sections 6 and 7 of this Agreement shall replace and supersede the covenants contained in the Pooled Facility Documents and the Opt-Out Facility Documents (solely, in the case of the Opt-Out Facility Documents, to the extent such covenants are for the benefit of Opt-Out Lenders) as described on Schedule 2.11(a) annexed hereto and the covenants so replaced shall cease to be of any further force and effect, and if any covenant contained in Section 6 or Section 7 of this Agreement is hereafter amended, supplemented or otherwise modified in a manner that makes such covenant more restrictive than the correlative covenant or covenants contained in any Opt-Out Facility Document, such covenants contained in such Opt-Out Facility Documents shall automatically and without further action by any Borrower, Lender or Agent be deemed modified to the extent and in the manner required so that such covenants contain such more restrictive provisions. The covenants contained in the Pooled Facility Documents and the Opt-Out Facility Documents which are described in Schedule 2.11(b) annexed hereto shall be deemed covenants of the Borrowers for the purposes of this Agreement as if such covenants were included in Sections 6 and 7 of this Agreement.

     2.12  Joint and Several Liability; Payment Indemnifications.
           ------------------------------------------------------

           A. Joint and Several Liabilities. All Obligations of Borrowers shall be the joint and several Obligations of the Borrowers. The Obligations of and the Liens granted by any such Borrower under the Loan Documents or the Pooled Facility Documents shall not be impaired or released by any action or inaction on the part of any Agent or any Lender with respect to any Loan Party, including any action or inaction which would otherwise release a surety. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to any other Borrower or Affiliates of any other Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable law or pursuant to the terms of any agreement.

           B. Payment Contributions. In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (a "Funding Borrower") in discharging any of the Obligations each of the Funding Borrowers shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by such Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations in respect of the Loan Documents and the Pooled Facility Documents, limit, release or otherwise impair any rights of any Agent or any Lender, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional and joint and several with the other Borrowers, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this subsection 2.12 shall be junior in priority to all Obligations and Opt-Out Obligations of such Borrower and of Borrowers.

           C. Rights of Subrogation, Contribution, Etc. Except as prohibited under applicable law, Company hereby waives any claim, right or remedy, direct or indirect, that Company now has or may hereafter have against any other Borrower or any Subsidiary Guarantor in connection with this Agreement or the performance by Company of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that Company now has or may hereafter have against any other Borrower or Subsidiary Guarantor, (b) any right to enforce, or to participate in, any claim, right or remedy that any Agent or Lender now has or may hereafter have against any other Borrower or Subsidiary Guarantor, and
(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Agent or Lender. In addition, until the Obligations shall have been indefeasibly paid in full and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Company shall withhold exercise of any right of contribution Company may have against any other Borrower or Loan Party. Company further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Company may have against any other Borrower or Loan Party or against any collateral or security shall be junior and subordinate to any rights any Agent or Lender may have against any other Borrower, to all right, title and interest any Agent or Lender may have in any such collateral or security, and to any right any Agent or Lender may have against such Loan Party. If any amount shall be paid to Company on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Agents and Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Agents and Lenders to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

     2.13  Defaulting Lenders.
           ------------------

           Anything contained herein to the contrary notwithstanding, in the event that any Pooled Facility Lender or Revolving Lender (any such Lender being a "Defaulting Lender") defaults (a "Funding Default") in its obligation to fund its Pooled Facility Loan Participation, its Pooled Facility L/C Participation or its participation in any Letter of Credit (a "Defaulted Participation") or to fund any Revolving Loan (a "Defaulted Revolving Loan") in accordance with the terms of this Agreement, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed neither a "Pooled Facility Lender" nor a "Revolving Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents (provided, however, that nothing in this clause (i) shall be construed as permitting, without the consent of the relevant Defaulting Lender, a reduction in the principal amount of such Defaulting Lender's funded Revolving Loans or other outstanding funded Obligations, an increase in the amount of such Lender's unfunded Revolving Loan Commitment, participation in Letters of Credit, Pooled Facility L/C Participation or Pooled Facility Loan Participation, a reduction or postponement of the due date of any amount funded by such Defaulting Lender and payable in respect of any Pooled Letter of Credit or Letter of Credit, an extension of the expiration date of any Pooled Letter of Credit or Letter of Credit beyond the Maturity Date, or an extension of the Maturity Date), (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, any payment of amounts with respect to the Revolving Loans and any payment or reimbursement of amounts with respect to a drawing under a Pooled Letter of Credit or a Letter of Credit shall be applied first, to amounts funded by Agents, Issuing Lenders or other Lenders (together with unpaid interest accrued thereon) in lieu of such amounts required to be funded by Defaulting Lenders and second, to the Revolving Loans or to the Pooled Facility Loan Participations or to the Pooled Facility L/C Participations or Letter of Credit participations, as the case may be, of other Lenders (other than any other Defaulting Lenders) as if such Defaulting Lender (and any other Defaulting Lenders) had no Revolving Loans, Pooled Facility Loan Participation or Pooled Facility L/C Participation outstanding and the Revolving Loan Exposure and Pooled Facility Exposure of such Defaulting Lender were each zero, (iii) such Defaulting Lender's Revolving Loan Commitment, Revolving Loans and Pro Rata Share shall be excluded for purposes of calculating the commitment fee in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any such commitment fee with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

           For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans or Defaulted Participations, as the case may be, of such Defaulting Lender or by the non-pro rata application of any payments of amounts with respect to the Revolving Loans or any payments or reimbursements of amounts with respect to drawings under Pooled Letters of Credit or Letters of Credit, as the case may be, in accordance with the terms hereof or any combination thereof), and (2) such Defaulting Lender shall have delivered to Company and Agents a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, Pooled Facility Loan Participation and Pooled Facility L/C Participation, and (C) the date on which Company, Administrative Agent and all Issuing Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of (x) such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Revolving Lenders and all funded Pooled Facility Loan Participations and Pooled Facility L/C Participations and funded participations in Letters of Credit of Pooled Facility Lenders and Revolving Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans and Defaulted Participations) over (y) the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender and the aggregate funded amount of such Defaulting Lender's Pooled Facility Loan Participation and Pooled Facility L/C Participation and the aggregate funded amount of such Defaulting Lender's participations in Letters of Credit.

           No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.13, performance by any Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.13. The rights and remedies against a Defaulting Lender under this subsection 2.13 are in addition to other rights and remedies that Borrowers may have against such Defaulting Lender with respect to any Funding Default and that Agents, any Issuing Lender or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.14  Replacement of a Lender

           If a Pooled Facility Lender or a Revolving Lender is a Defaulting Lender, so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Defaulting Lender's Loans (together with accrued and unpaid interest and fees and other charges and expenses then due and owing to such Defaulting Lender hereunder) and assume the Defaulting Lender's Commitments and all other obligations of the Defaulting Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit or Pooled Letters of Credit outstanding (unless all such Letters of Credit or Pooled Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made), Company may require the Defaulting Lender to assign all of its Loans and Commitments and other obligations to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) Company has paid to the Lender giving such notice amounts due to such Defaulting Lender through such date of replacement under subsection 2.8C or 2.9, (2) the processing fee required to be paid by subsection 10.1B (i) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent and other Issuing Lenders of Pooled Letters of Credit and Letters of Credit (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

Section 3. LETTERS OF CREDIT AND CASH COLLATERAL ACCOUNT

      3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
           ---------------------------------------------------------------------
           Therein.
           -------

           A. Letters of Credit. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.2A, Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the day prior to the Revolving Loan Commitment Termination Date, that Administrative Agent or Documentation Agent issue Letters of Credit payable on a sight basis for the account of Company or any of its Subsidiaries for the purposes of serving as a Springing Letter of Credit or supporting such other obligations as are permitted to be incurred under this Agreement. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Administrative Agent or Documentation Agent may, but (except as provided in subsections 3.1B(i) and 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Agent issue (and no Agent shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit other than one serving as a Springing Letter of Credit if, after giving effect to such issuance, (a) the Non-Springing Letter of Credit Usage would exceed (b) the Revolving Loan Commitments then in effect minus the Springing Letter of Credit Sublimit then in effect minus the Revolving Loans outstanding at such time (other than Revolving Loans made to reimburse a drawing under Letter of Credit serving as a Springing Letter of Credit under subsection 3.3);

          (iii) any Letter of Credit serving as a Springing Letter of Credit if, after giving effect to such issuance, the Springing Letter of Credit Usage would exceed the Springing Letter of Credit Sublimit then in effect;

          (iv) any Letter of Credit having an expiration date later than the earlier of (a) the day prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended to a date prior to the Revolving Loan Commitment Termination Date unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

          (v) any Letter of Credit for a purpose other than to satisfy a Contractual Obligation to provide a Springing Letter of Credit or to support such other obligations as are permitted to be incurred under this Agreement; or

          (vi) any Letter of Credit denominated in a currency other than Dollars.

           B. Mechanics of Issuance.

          (i) Request for Issuance. Whenever Borrowers desire the issuance of a Letter of Credit, they shall deliver to Administrative Agent a Request for Issuance no later than 12:00 Noon (New York City time) at least ten Business Days, or in each case such shorter period as may be agreed to by Administrative Agent in any particular instance, in advance of the proposed date of issuance. Upon receipt by Administrative Agent of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers, whereupon Borrowers may request Documentation Agent to issue such Letter of Credit by delivering to Documentation Agent a copy of the applicable Request for Issuance. Documentation Agent shall promptly notify Borrowers and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and if Documentation Agent elects to issue such Letter of Credit, Documentation Agent shall be the Issuing Lender with respect thereto. In the event that Documentation Agent shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

          Borrowers shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Request for Issuance.

          (ii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iii) Notification to Revolving Lenders. Promptly after the issuance or amendment of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each Revolving Lender of such issuance in writing. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of the amount of such Revolving Lender's respective participation in such Letter of Credit or amendment, determined in accordance with subsection 3.1C and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment.

           C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

      3.2  Letter of Credit Fees.
           ---------------------

           Borrowers jointly and severally agree to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender of a Letter of Credit or Pooled Letter of Credit for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (or the Pooled Facility Lenders, in the case of a Pooled Letter of Credit) equal to the excess of the Eurodollar Rate Margin over 0.25% per annum (expressed as a daily rate) multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee and letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year, for the actual number of days elapsed;

          (ii) with respect to each Performance Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender of a Letter of Credit or Pooled Letter of Credit for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Performance Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (or the Pooled Facility Lenders, in the case of a Pooled Letter of Credit), equal to 2.125% per annum (expressed as a daily rate) multiplied by the daily amount available to be drawn under such Performance Letter of Credit, each such fronting fee and letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year, for the actual number of days elapsed; and

with respect to the issuance, amendment or transfer of each Letter of Credit or Pooled Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

           For purposes of calculating any fees payable under clauses (i) and
(ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit or Pooled Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender (or Pooled Facility Lender, in the case of a Pooled Letter of Credit) its Pro Rata Share of such amount. The foregoing fees payable in respect of Pooled Letters of Credit shall be in lieu of any fees payable under the terms of the Pooled Facility Documents based on the amount of any outstanding letters of credit thereunder.

      3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
           ------------------------------------------------------------------

           A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in compliance with the terms and conditions of such Letter of Credit.

           B. Reimbursement by Borrowers of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Borrowers shall (subject to the provisions of the Intercreditor Agreement) reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrowers shall have notified Administrative Agent and Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrowers intend to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2C, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Borrowers shall (subject to the provisions of the Intercreditor Agreement) reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights they may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

           C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

          (i) Payment by Revolving Lenders. In the event that Borrowers shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, whether from the proceeds of a Revolving Loan or otherwise, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and upon receipt of such notice, Administrative Agent shall promptly notify each Revolving Lender (other than such Issuing Lender) of such unreimbursed amount and of such Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share; provided that no Revolving Lender's funding of its participation in any such drawing shall exceed its Pro Rata Share of the amount of such drawing, and the aggregate principal amount of all participations funded by a Revolving Lender with respect to Letters of Credit shall in no event exceed the amount of such Lender's Revolving Loan Commitment minus the principal amount of such Lender's outstanding Revolving Loans. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by Administrative Agent. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall deliver to Administrative Agent for distribution to any other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

           D. Interest on Amounts Paid Under Letters of Credit.

          (i) Payment of Interest by Company. Borrowers agree to pay to each Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrowers (including, in the case of Letters of Credit, any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. All payments by Borrowers in respect of payments made by an Issuing Lender under a Letter of Credit issued by it shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to Administrative Agent for distribution to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to Administrative Agent for distribution to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Borrowers. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

      3.4  Obligations Absolute.
           --------------------

           The obligation of Borrowers to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Revolving Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Financing Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

      3.5  Indemnification; Nature of Issuing Lenders' Duties.
           --------------------------------------------------

           A. Indemnification. In addition to amounts payable as provided in subsection 2.9, Borrowers hereby jointly and severally agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

           B. Nature of Issuing Lenders' Duties. As between Borrowers and any Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

           In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to any Borrower.

           Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights they may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

      3.6  Withdrawals from the Cash Collateral Account.
           --------------------------------------------

           Borrowers may make withdrawals from the Cash Collateral Account for any purpose not prohibited by this Agreement, in any amount up to and including the aggregate amount of funds in such Cash Collateral Account, provided that the conditions of subsection 4.4 have been satisfied or waived by Requisite Lenders, and provided further, that amounts withdrawn from the Cash Collateral Account shall be applied to amounts then due and owing from Borrowers under the Intercreditor Agreement, to the full extent thereof, prior to any application of such amounts to any other purpose. Whenever Borrowers desire to make a withdrawal from the Cash Collateral Account they shall deliver to Administrative Agent a Notice of Withdrawal no later than 10:00 A.M. (New York City time) one Business Day in advance of the proposed Withdrawal Date. In lieu of delivering a Notice of Withdrawal, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed withdrawal under this subsection 3.6;z provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Withdrawal to Administrative Agent on or before the applicable Withdrawal Date.

           Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer of a Borrower or for otherwise acting in good faith under this subsection 3.6.

           Borrowers shall notify Administrative Agent prior to a withdrawal from the Cash Collateral Account in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Withdrawal is no longer true and correct as of the applicable Withdrawal Date, and the withdrawal by Borrowers of funds from the Cash Collateral Account shall constitute a re-certification by Borrowers, as of the applicable Withdrawal Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Withdrawal.

           Upon satisfaction or waiver of the conditions precedent specified in subsection 4.4, Administrative Agent shall authorize the financial institution where the Cash Collateral Account is maintained to make funds available on the applicable Withdrawal Date by causing an amount of same day funds in Dollars equal to the amount requested in the applicable Notice of Withdrawal to be transferred from the Cash Collateral Account to be credited to such account of Borrowers in the Cash Management System as Company shall specify.

Section 4. CONDITIONS TO LOANS, LETTERS OF CREDIT, AND WITHDRAWALS
           FROM THE CASH COLLATERAL ACCOUNT

           The obligations of (i) Pooled Facility Lenders to participate in the Pooled Letters of Credit and Existing Pooled Facility Loans, (ii) Revolving Lenders to make Revolving Loans and to issue Letters of Credit hereunder, (iii) Opt-Out Lenders to agree to the terms of the Loan Documents, and (iv) Lenders to allow withdrawals from the Cash Collateral Account, are subject to the satisfaction of the following conditions.

      4.1  Conditions to Pooled Facility Participation.
           -------------------------------------------

           The obligations of Pooled Facility Lenders to participate in the Pooled Facility Letters of Credit and of Opt-Out Lenders to agree to the terms of the Loan Documents are subject to prior or concurrent satisfaction of the following conditions:

           A. Loan Party Documents. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

          (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and any Replacement Letter of Credit to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

          (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents and any Replacement Letter of Credit to which it is a party;

          (iv) Executed originals of the Loan Documents (other than foreign pledge agreements) to which such Person is a party; and

          (v) Such other documents as Administrative Agent may reasonably request.

           B. Fees. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.5 and all reasonable and documented costs and expenses (including legal fees, due diligence fees, recordation expenses, other out-of-pocket expenses and taxes) incurred in connection with the negotiation, preparation, recordation, execution and completion of the Loan Documents and the transactions contemplated thereby and any Replacement Letters of Credit.

           C. Representations and Warranties; Performance of Agreements. Borrowers shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.

           D. Financial Statements; Financial Projections. On or before the Closing Date, Administrative Agent shall have received (i) (a) the audited consolidated financial statements of Company and its Subsidiaries for the Fiscal Year ended December 31, 1999 and (b) the unaudited consolidated financial statements of Company and its Subsidiaries for the Fiscal Quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to (in the case of unaudited financial statements) changes resulting from audit and normal year-end adjustments; and
(ii) the Monthly Budget, in form and substance satisfactory to Lenders.

           E. Opinions of Counsel to Loan Parties. Lenders shall have received originally executed copies of one or more favorable written opinions of Company's General Counsel, Company's Senior Vice President - Legal Affairs, Cleary, Gottlieb, Steen & Hamilton and LeBoeuf, Lamb, Greene & McRae, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Borrowers to such counsel to deliver such opinions to Lenders).

           F. Assurances. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate dated the Closing Date, substantially in the form of Exhibit VIII annexed hereto and with appropriate attachments, demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents (including the Closing Date Paydown), each Loan Party will be Solvent.

           G. Necessary Governmental Authorizations and Consents. Borrowers shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, should not reasonably be expected to have a Material Adverse Effect.

           H. Environmental Reports. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Real Property Assets listed in Schedule 4.1J.

           I. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1J, Administrative Agent shall have received evidence satisfactory to it that Loan Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders and to the extent required by the 9.25% Debenture Indenture, the holders of the 9.25% Debentures, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

          (v) Foreign Pledge Agreements. Execution and delivery to Administrative Agent of foreign pledge agreements with respect to 65% of the Capital Stock of all Foreign Subsidiaries which are Material Subsidiaries and are owned directly by any Borrower (other than to the extent (a) a pledge of such Capital Stock under the Collateral Documents would constitute a material violation of (1) a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained on or prior the Closing Date or (2) applicable law affecting such Borrower or such Foreign Subsidiary, or (b) Administrative Agent determines, in its sole discretion, not to obtain such foreign pledge agreements on the Closing Date) and the taking of all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect the Liens purported to be created in such Capital Stock under the Collateral Documents.

           J. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

               (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.1J annexed hereto (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");

               (ii) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

               (iii) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 4.1J annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and
          (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

               (iv) Title Reports. With respect to each Closing Date Mortgaged Property listed in Part B of Schedule 4.1J annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

               (v) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1J(iv); and

               (vi) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

           K. Matters Relating to Existing Indebtedness of Company and its Subsidiaries.

               (i) Closing Date Paydown. On the Closing Date, Company and its Subsidiaries shall have made the Closing Date Paydown, and the Closing Date Paydown shall have been applied to the repayment in full and termination of each of the Existing Pooled Loans.

               (ii) Existing Indebtedness to Remain Outstanding. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1K, the Indebtedness of Company and its Subsidiaries (other than Indebtedness under the Loan Documents) shall consist of the Indebtedness described on Schedule 7.1 annexed hereto, the Existing Project Debt, other Limited Recourse Debt permitted under subsection 7.1(viii) and intercompany Indebtedness not prohibited under subsection 7.1.

               (iii) Replacement of Certain Existing Pooled Letters of Credit. On the Closing Date, Company and its Subsidiaries shall have made arrangements satisfactory to Agents with respect to the cancellation and reissuance of any other existing Pooled Letters of Credit which, in Agents' reasonable judgment, can be reissued with Administrative Agent or Documentation Agent as the issuing lender in a timely manner without undue expense or hardship, and without triggering a drawing under any Pooled Letter of Credit or breaching underlying contracts. Any such Replacement Letter of Credit issued in accordance with subsection 2.1E shall be deemed a Pooled Letter of Credit and shall have a final maturity date no later than the Maturity Date

           L. Cash Collateral Account. Company shall have entered into arrangements in form and substance satisfactory to Agents for the establishment of the Cash Collateral Account.

           M. Sale of Certain Aviation and Entertainment Assets. Any Net Asset Sale Proceeds from the sale of Company's aviation and entertainment related assets received prior to the Closing Date and not applied to the Closing Date Paydown shall have been deposited in the Cash Collateral Account to be held as Collateral for the Obligations hereunder and the Opt-Out Obligations.

           N. Agreement Regarding Certain Obligations. Company and/or its Subsidiaries shall have entered into (and Agents shall have received) one or more binding agreements pursuant to which the GECC Credit Facilities and the Sempra Credit Facilities and any Springing Letters of Credit heretofore required thereunder shall have been restructured on the terms described in Schedule 4.1N annexed hereto.

           O. Amendment to Certain Documents. (i) The Closing Letter shall have been executed and delivered by Borrowers to Administrative Agent and (ii) the put agreements described more fully on Schedule 4.1O hereto in relation to the Class A Palladium DPS Facility, the Class II preference shares of Senators Finance Corporation II and the 10,000,000 Class B preference shares issued by Palladium Finance Corporation II secured on the Closing Date by CDN$10,000,000 of cash collateral shall have been amended to provide that any obligation to pay thereunder shall be satisfied to the extent of any payment made under the applicable letter of credit supporting such payment obligation or from the proceeds of the applicable foregoing cash collateral.

           P. No Material Adverse Change. Agents shall be satisfied that there has been no material adverse change since December 31, 1999 in the business, property, assets, operations or financial condition of Company and its Subsidiaries taken as a whole (except as previously disclosed prior to the Closing Date in public filings or in writing to Lenders), and Company shall have delivered to Agents an Officer's Certificate to the foregoing effect.

           Q. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

      4.2  Conditions to All Revolving Loans.
           ---------------------------------

           The obligations of Lenders to make Revolving Loans on each Funding Date are subject to the following further conditions precedent:

           A. The conditions described in subsection 4.1 shall have been satisfied or waived in accordance with this Agreement.

           B. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.2B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrowers.

           C. As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Revolving Loans to be made by it on that Funding Date;

          (v) The aggregate amount on deposit in the Cash Management System in the United States and the Cash Collateral Account shall not exceed $10,000,000 (such amount, in any event, not to include amounts, if any, required to be held in Deposit Accounts which are collateral accounts or debt service reserve accounts described on Schedule 2.6A(iii)(e) annexed hereto) plus the reserved amounts described in subsection 4.4B(v);

          (vi) Company shall have delivered to Agents an Officer's Certificate (together with such supporting calculations as Agents may reasonably request) certifying that, before and after giving effect to the contemplated application of amounts proposed to be borrowed, Company and its Subsidiaries shall be in pro forma compliance with subsection 7.8; and

          (vii) Except as set forth in Schedule 5.6 annexed hereto, there shall be no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, Administrative Agent or Requisite Lenders reasonably expect to result in a Material Adverse Effect.

      4.3  Conditions to Letters of Credit.
           -------------------------------

           The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

           A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the conditions described in subsection 4.1 shall have been satisfied or waived in accordance with this Agreement.

           B. On or before the date of issuance of a Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

           C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2C (except subsection 4.2C(v)) shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Revolving Loan and the date of issuance of such Letter of Credit were a Funding Date.

      4.4  Conditions to Withdrawals from Cash Collateral Account.
           ------------------------------------------------------

           The obligations of Lenders to permit withdrawals by the Company or its Subsidiaries from the Cash Collateral Account on each Withdrawal Date are subject to the following conditions precedent:

           A. On or before the first Withdrawal Date, the conditions described in subsection 4.1 shall have been satisfied or waived in accordance with this Agreement.

           B. Administrative Agent shall have received before that Withdrawal Date, in accordance with the provisions of subsection 3.6, an originally executed Notice of Withdrawal, in each case signed by a duly authorized Officer of Borrowers.

           C. As of that Withdrawal Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Withdrawal Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the withdrawal contemplated by such Notice of Withdrawal that would constitute an Event of Default or a Potential Event of Default, and Borrowers shall have delivered to Agents an Officer's Certificate demonstrating, pursuant to calculations in reasonable detail, that Borrowers are in compliance with each of the covenants in Section 7;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Withdrawal Date;

          (iv) The aggregate amount on deposit in the Cash Management System in the United States shall not exceed $10,000,000 (such amount, in any event, not to include amounts, if any, required to be held in Deposit Accounts which are collateral accounts or debt service reserve accounts described on
     Schedule 2.6A(iii)(e) annexed hereto);

          (v) After giving effect to the withdrawal proposed on such date, the amounts on deposit in the Cash Collateral Account shall not be less than the amounts reserved in such Cash Collateral Account for the Balaji and Haripur Projects as of the Closing Date, as reduced by any amounts applied to make Investments in such Projects to the extent permitted under subsection 7.3(vi);

          (vi) Company shall have delivered to Agents an Officer's Certificate (together with such supporting calculations as Agents may reasonably request) certifying that, before and after giving effect to the contemplated application of amounts proposed to be withdrawn from the Cash Collateral Account, Company and its Subsidiaries shall be in pro forma compliance with subsection 7.8; and

          (vii) Except as set forth in Schedule 5.6 annexed hereto, there shall be no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, Administrative Agent or Requisite Lenders reasonably expect to result in a Material Adverse Effect.

Section 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

           In order to induce Lenders to enter into this Agreement and to make the Revolving Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date, on the date of issuance of each Letter of Credit or Replacement Letter of Credit and on each Withdrawal Date, that the following statements are true, correct and complete:

      5.1  Organization, Powers, Qualification, Good Standing, Business and
           ----------------------------------------------------------------
           Subsidiaries.
           ------------

           A. Organization and Powers. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1A annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Financing Documents and any Replacement Letters of Credit to which it is a party and to carry out the transactions contemplated thereby.

           B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in each jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

           C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

           D. Subsidiaries. All of the Subsidiaries of Company are identified in
Schedule 5.1A annexed hereto, as said Schedule 5.1A may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The Capital Stock of each of the Subsidiaries of Company identified in Schedule 5.1A annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1A annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule 5.1A annexed hereto (as so supplemented) correctly sets forth, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

      5.2  Authorization of Borrowing, etc.
           -------------------------------

           A. Authorization of Borrowing. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

           B. No Conflict. The execution, delivery and performance by Loan Parties of the Financing Documents and any Replacement Letters of Credit to which they are parties and the consummation of the transactions contemplated by the Financing Documents do not and will not (i) violate any provision of any law or governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens
(a) in existence on the Closing Date and permitted hereunder or (b) created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and, to the extent required by the 9.25% Debenture Indenture, the holders of the 9.25% Debentures), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

           C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Financing Documents and any Replacement Letters of Credit to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization except those which have been obtained.

           D. Binding Obligation. Each of the Financing Documents and Replacement Letters of Credit has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and general principles of equity.

      5.3  Financial Condition.
           -------------------

           Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1D. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Loan Party has, as of the Closing Date, any Contingent Obligation, contingent liability or unusual long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto (other than those liabilities reflected on the Schedules to this Agreement) and that, in any such case, is material in relation to the business, operations, properties, assets or financial condition of Company or any of its Subsidiaries taken as a whole.

      5.4  No Material Adverse Change; No Restricted Payments.
           --------------------------------------------------

           Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect except as previously disclosed in public filings or in writing to Lenders. Since December 31, 1999, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except (i) as permitted by subsection 7.5, (ii) as would have been permitted by subsection 7.5 had it been in effect on and after December 31, 1999 and (iii) for those payments made prior to the Closing Date set forth on Schedule 7.5 annexed hereto.

      5.5  Title to Properties; Liens; Real Property; Intellectual Property.
           ----------------------------------------------------------------

           A. Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

           B. Real Property. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

           C. Intellectual Property. As of the Closing Date, Schedule 5.5C annexed hereto contains a true, accurate and complete list of all material Intellectual Property. Each of Company and its Subsidiaries owns or has the right to use all material Intellectual Property used in the conduct of its business, and none of such Intellectual Property conflicts with a right of any other Person to the extent such conflict could reasonably be expect to result in a Material Adverse Effect.

      5.6  Litigation; Adverse Facts.
           -------------------------

           Except as set forth in Schedule 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      5.7  Payment of Taxes.
           ----------------

           Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Company knows of no material proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

      5.8  Performance of Agreements; Materially Adverse Agreements; Material
           ------------------------------------------------------------------
           Contracts.
           ---------

           A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

           B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

           C. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder after giving effect to this Agreement.

      5.9  Governmental Regulation.
           -----------------------

           Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act (except that Persons owning facilities which (1) are "qualifying small power production facilities" within the meaning of PURPA, (2) use biomass as their primary energy source and (3) have a net power production capacity in excess of thirty megawatts, are subject to regulation under the Federal Power Act), the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

      5.10 Securities Activities.
           ---------------------

           A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

           B. Following application of the proceeds of each Revolving Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

      5.11 Employee Benefit Plans.
           ----------------------

           A. Company, each of its Subsidiaries and, with respect to Pension Plans and Multiemployer Plans, each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to such effect and no event has occurred since the date of such determination letter (other than the enactment of legislation for which the remedial amendment period has not expired) that would reasonably be expected to affect adversely such Plan's qualification.

           B. No ERISA Event has occurred or is reasonably expected to occur.

           C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto or in the financial statements delivered to Lenders pursuant to subsection 4.1 or 6.1 hereof, as applicable, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company or any of its Subsidiaries.

           D. As of the most recent valuation date for the Pension Plans, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) but determined on the basis of the actuarial assumptions used for funding purposes with respect to such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

           E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, the potential withdrawal liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with the potential liability for a complete withdrawal from all other Multiemployer Plans for which such actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, based on the information contained in such reports, would not reasonably be expected to exceed $5,000,000.

           F. Neither Company nor any Subsidiary has incurred or is reasonably expected to incur any material liability pursuant to Title IV of ERISA with respect to any employee benefit plan of an entity that was formerly an ERISA Affiliate of Company or any of its Subsidiaries or with respect to any employee benefit plan that was previously maintained by Company or any of its Subsidiaries.

      5.12 Certain Fees.
           ------------

           No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby other than fees paid to the Gordian Group as previously disclosed to the Lenders, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      5.13 Environmental Protection.
           ------------------------

           A. Except as set forth in Schedule 5.13 annexed hereto, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

           B. Except as set forth in Schedule 5.13 annexed hereto, neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of CERCLA or any comparable state law regarding any condition, occurrence or activity that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

           C. Except as set forth in Schedule 5.13 annexed hereto, there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

           D. Except as set forth in Schedule 5.13 annexed hereto, (i) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, (ii) none of Company's or any of its Subsidiaries' Facilities constitute facilities for the treatment, storage or disposal of Hazardous Materials under RCRA or any state equivalent, and (iii) none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste in violation of RCRA or any state equivalent that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent; and

           E. Compliance with all current requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or impose liability on any Lender or Agent.

      5.14 Employee Matters.
           ----------------

           There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

      5.15 Solvency.
           --------

           Loan Parties taken as a whole are and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.

      5.16 Matters Relating to Collateral.
           ------------------------------

           A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1I, 4.1J,
6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders and to the extent such Pledged Collateral is Shared Collateral, for the holders of the 9.25% Debentures, as security for the respective Secured Obligations, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

           B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except (a) for filings or recordings contemplated by subsection 5.16A, (b) as may be required in connection with the disposition of any Pledged Collateral by laws generally affecting the offering and sale of securities, and (c) authorizations and approvals in respect of the exercise of rights or remedies as to any collateral of any Subsidiary which is subject to regulation under the Federal Power Act pursuant to Section 210(e)(2) of PURPA.

           C. Absence of Third-Party Filings. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

           D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

           E. Information Regarding Collateral. All written information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

      5.17 Disclosure.
           ----------

           No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, except to the extent such document, certificate or written statement has been superseded or corrected prior to the date hereof, contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, and, accordingly, no assurances are given and no representations or warranties are made by the Company or any of its Subsidiaries that any of the estimates and assumptions are correct, that the projections will be achieved or that the forward looking statements expressed in such information will correspond to actual results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      5.18 Subordinated Indebtedness.
           -------------------------

           The Obligations and the Opt-Out Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions of the Convertible Subordinated Debentures.

      5.19 Commitments Under Pooled Facility Documents.
           --------------------------------------------

           As of the Closing Date, the aggregate outstanding amount of each Existing Pooled Loan and the maximum aggregate amount that can be drawn at any time under each Pooled Letter of Credit is as set forth on Schedule 1.1(c). On and after the Closing Date, except for (i) the obligation of any Issuing Lender to honor drawings under any Pooled Letter of Credit on the terms set forth herein and in such Pooled Letter of Credit and (ii) the obligations of Pooled Facility Lenders to fund their respective Pooled Facility L/C Participations to such Issuing Lender for any such drawing that is so honored on the terms set forth herein, there are no commitments to lend any amounts to any Borrower or any of its Subsidiaries or to otherwise extend additional credit to any Borrower or any of its Subsidiaries under the Pooled Facility Documents (it being understood that the Revolving Loan Commitments are not to be deemed included in the Pooled Facility Documents); provided that it shall not be a breach of this subsection 5.19 if Company and/or any of its Subsidiaries enters into a transaction permitted under the last sentence of subsection 7.15. Borrowers hereby agree to take all actions necessary to ensure that the representations and warranties contained in this subsection 5.19 are true and correct as of the Closing Date and at all times on and after the Closing Date, as applicable.

      5.20 Matters Relating to Loan Parties.
           --------------------------------

           A. Loan Parties. Neither Company nor any of its Subsidiaries owns any interest in any Domestic Subsidiary which is neither a Borrower nor a Subsidiary Guarantor (other than Excluded Subsidiaries).

           B. Shell Subsidiaries. Each Shell Subsidiary has no material assets and is not engaged in any business.

           C. Domestic Subsidiary Assets. Each Domestic Subsidiary which is a Loan Party has granted a Lien in favor of Administrative Agent on substantially all of its property pursuant to the Collateral Documents except for such Domestic Subsidiaries (i) which have granted a Lien permitted under subsection 7.2A on all or substantially all of such property to secure Indebtedness permitted under subsection 7.1, or (ii) with respect to which the grant of such a Lien would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party.

           D. Domestic Subsidiary Capital Stock. The Capital Stock of each Domestic Subsidiary which is directly owned by any Loan Party has been pledged to Administrative Agent pursuant to the Collateral Documents except for the Capital Stock of those Domestic Subsidiaries (i) which is subject to a Lien permitted under subsection 7.2A securing Indebtedness permitted under subsection 7.1, or (ii) the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Domestic Subsidiary.

           E. Foreign Subsidiary Capital Stock. 65% of the Capital Stock of each Foreign Subsidiary which is a Material Subsidiary and is directly owned by Loan Parties (or such lesser percentage as is owned by Loan Parties) has been pledged to Administrative Agent pursuant to the Collateral Documents except for the Capital Stock of those Foreign Subsidiaries the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Foreign Subsidiary.

           Notwithstanding the foregoing, the failure to grant a Lien after the Closing Date on assets of Company and its Subsidiaries or to pledge Capital Stock of a Subsidiary shall not constitute a breach of the representations and warranties contained in subsections 5.20C, 5.20D and 5.20E above on any date after the Closing Date if, at the time of the making of such representation or warranty on any such date, Borrowers are not otherwise in default of their obligations under subsection 6.8 and have commenced and are diligently pursuing appropriate actions to create such Lien or pledge to the extent such Lien or pledge is required under such subsection; provided, however, that nothing in this sentence shall be construed as waiving any of the conditions contained in subsection 4.1; and provided further, that if on any Funding Date, any date of issuance of a Letter of Credit or the date of any withdrawal from the Cash Collateral Account, Borrowers are relying on this paragraph in certifying that the representations and warranties in this Agreement are true, correct and complete, then Borrowers shall so specify in the applicable Officer's Certificate, Notice of Borrowing, Request for Issuance of Letter of Credit or Notice of Conversion/Continuation delivered pursuant to subsection 4.2B, 4.3B, 4.4B or 2.4D, as the case may be, and shall provide a description in reasonable detail of the circumstances on which such reliance is based.

      5.21 Identified Investment Spending.
           ------------------------------

           From the date of effectiveness of Amendment No. 3 to the Bank of New York Credit Agreement to the Closing Date, Company and its Subsidiaries made no expenditures and incurred no obligations which would, in either case, constitute Invested Amounts with respect to any Projects or proposed Projects which are not identified on Schedule 7.3(vi) and for which financial closing did not occur prior to the Closing Date.

Section 6. COMPANY'S AFFIRMATIVE COVENANTS

      6.1  Financial Statements and Other Reports.
           --------------------------------------

           Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Administrative
Agent:

          (i) Events of Default, etc.: promptly upon any Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (ii) Monthly Financials: as soon as available and in any event within 20 days after the end of each month a consolidated cash report showing actual cash usage and cash receipts of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, all in substantially the form of the Monthly Budget and certified by the chief financial officer of Company that they accurately present, in all material respects, Company and its Subsidiaries' cash usage and cash receipts for the periods indicated;

          (iii) Quarterly Financials: as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of income of Company and its Subsidiaries for such Fiscal Quarter and the related consolidated statements of stockholders' equity and cash flows of Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; provided, however, that so long as Company files a quarterly report on Form 10Q with the Securities and Exchange Commission for any Fiscal Quarter, Borrowers shall be required to deliver a copy of such quarterly report in lieu of the financial statements described in this subsection 6.1(iii).

          (iv) Year-End Financials: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) an audit report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that in the opinion of such certified public accountants such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with auditing standards generally accepted in the United States of America; provided, however, that so long as Company files an annual report on Form 10K with the Securities Exchange Commission, Borrowers shall be required to deliver a copy of such annual report in lieu of the financial statements described in clause (a).

          (v) Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (iii) and (iv) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (vi) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (iii) or (iv) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (iii) or
     (iv) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (iii) or (iv) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vii) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iv) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit;

          (viii) Accountants' Reports: promptly upon request of an Agent (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (ix) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (x) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in the case of both clauses (1) and
     (2):

               (1) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Insurance: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefore;

          (xiv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1A annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1A annexed hereto for all purposes of this Agreement);

          (xv) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xvi) Pooled Facilities: promptly, and in any event within five Business Days, after any request by a Pooled Facility Lender therefor, copies of any certificates, reports or other documents delivered to Pooled Facility Lenders with respect to a Pooled Facility;

          (xvii) Material Events Concerning Pooled Facilities and Projects: as soon as practicable after any Investments, any incurrence of Indebtedness or Limited Recourse Indebtedness, or the creation of any additional Subsidiaries in connection to a Pooled Facility or the Project to which such Pooled Facility relates, notice thereof to Administrative Agent specifying the event and causes thereof;

          (xviii) Credit Rating: as soon as practicable after any change in Company's long term unsecured debt rating by S&P or Moody's, notice thereof to Administrative Agent specifying the changes and providing copies of any related correspondence with such credit agency;

          (xix) Company Investments: together with each delivery of monthly financial statements in accordance with clause (ii) above, a written update in reasonable detail of any Investment or any incurrence of any Indebtedness, Lien, Contingent Obligation or Performance Guaranty in respect of Projects which are of the types of Investments, Liens, Indebtedness, Contingent Obligations and Performance Guaranties described in subsections 7.1(v), 7.1(vii), 7.1(viii), 7.2A(v), 7.2A(vi), 7.3(vi),
     7.3(vii), 7.3(xii), 7.4(iv), 7.4(vi) and 7.4(vii); and

          (xx) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Agent or Requisite Lenders (or by any Lender so long as such request is made through an Agent (and Agents shall be required to request from Borrowers any such information and data reasonably requested by a Lender)).

      6.2  Existence, etc.
           --------------

           Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the management or Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

      6.3  Payment of Taxes and Claims; Tax .
           ---------------------------------

           A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

           B. Borrowers will not file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

      6.4  Maintenance of Properties; Insurance; Application of Net Insurance/
           -------------------------------------------------------------------
          Condemnation Proceeds.
          ---------------------

           A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except that Company and its Subsidiaries shall not be required to perform the foregoing obligations (i) with respect to Subsidiaries or assets to which Persons other than Company and its Subsidiaries have recourse under Limited Recourse Debt owed to such Persons or (ii) to the extent that failure to perform such obligations would not reasonably be expected to have a Material Adverse Effect.

           B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Unless prohibited by contractual or other legal requirement, such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy. As soon as practicable after the Closing Date, Company shall deliver to Administrative Agent a certificate from Borrowers' insurance broker(s) or other evidence satisfactory to it that all insurance required to be maintained pursuant to this subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under this subsection 6.4.

           C. Application of Net Insurance/Condemnation Proceeds.

          (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds as provided in subsection 2.6A(iii)(b);

          (ii) Net Insurance/Condemnation Proceeds Received by Company. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, as provided in subsection 2.6A(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing (unless Company is otherwise required to use funds by law or contract), Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds as provided in subsection 2.6A(iii)(b).

          (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds as provided in subsection 2.6A(iii)(b), and
     (b) to the extent the foregoing clause (a) does not apply Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided, however that if at any time Administrative Agent reasonably determine (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds as provided in subsection 2.6A(iii)(b).

           Notwithstanding the foregoing, no Net Insurance/Condemnation Proceeds shall be required to be applied as provided in subsection 2.6A(iii)(b) to the extent such application would constitute a material violation of (1) a valid and enforceable Contractual Obligation (either in effect on the Closing Date or arising under the documentation for Limited Recourse Debt permitted to be incurred under this Agreement) in favor of or for the benefit of a Person other than Company or any of its Subsidiaries or their respective Affiliates for which the required consents have not been obtained or (2) applicable law affecting Company and its Subsidiaries.

      6.5  Inspection Rights; Lender Meeting.
           --------------------------------

           A. Inspection Rights. Borrowers shall, and shall cause each of their respective Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Borrowers or of any of their Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

           B. Lender Meeting. Borrowers will, from time to time, upon the reasonable prior request of Administrative Agent or Requisite Lenders, participate in meetings of Administrative Agent and Lenders to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at reasonable times.

      6.6  Compliance with Laws, etc.
           ------------------------

           Borrowers shall comply, and shall cause each of their Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

      6.7  Environmental Matters.
           ---------------------

           A. Environmental Disclosure. Company will deliver to Administrative
Agent:

          (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character (excluding writings which are protected by attorney-client privilege or the work-product doctrine or confidential self-evaluative writings), whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent;

          (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or imposing liability on any Lender or Agent, or
     (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent.

          (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications (excluding writings which are protected by attorney-client privilege or the work-product doctrine or confidential self-evaluative writings), with respect to (a) the commencement or the threat to commence a proceeding regarding any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent.

          (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or impose liability on any Lender or Agent or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations except to the extent the failure to maintain such Governmental Authorizations could not reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or impose liability on any Lender or Agent.

          (v) Certain Communications. With respect to documents which would have been required to be provided to Administrative Agent pursuant to paragraph
     (i) or (iii) but for the parenthetical in those paragraphs, Company shall promptly upon receiving such documents provide a list identifying generally the documents not disclosed and summarizing the information contained in such documents to the extent consistent with not waiving any privilege with respect thereto. If the privilege prevents Company from summarizing the information contained in such documents Company (a) shall nevertheless advise Administrative Agent that a matter, the nature of which cannot be disclosed without waiving the applicable privilege, exists with respect to a specified Facility or Environmental Claim that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (b) shall provide such other information to Administrative Agent, consistent with not waving the privilege, that Administrative Agent may reasonably request.

           B. Company's Actions Regarding Environmental Claims and Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (except if Company and its Subsidiaries do not have standing to contest or respond to such Environmental Claim); provided, however, that Company may, without breaching the requirements of this subsection 6.7B, contest an alleged violation of Environmental Laws or an Environmental Claim in good faith by appropriate proceedings promptly instituted and diligently conducted so long as during such contest the failure to cure such violation or to respond to such Environmental Claim or discharge the obligations thereunder could not reasonably be expected to result in a Material Adverse Effect.

      6.8  Execution of Subsidiary Guaranty and Personal Property Collateral
          -----------------------------------------------------------------
          Documents After the Closing Date.
          --------------------------------

           A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Domestic Subsidiary of Company existing on the Closing Date ceases to be an Excluded Subsidiary or in the event that any Person becomes a Domestic Subsidiary of Company after the date hereof and is a Material Subsidiary, Company will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary promptly (and in any event no later than 30 days after it ceases to be an Excluded Subsidiary or becomes a Domestic Subsidiary, as the case may be), to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents, provided that at the request of Company in connection with Investments, Indebtedness, Contingent Obligations or Performance Guaranties made in or incurred with respect to Projects permitted under subsections 7.1(vii), 7.3(vi), 7.3(vii), 7.4(vi) and 7.4(vii), or in connection with sales of assets permitted under subsection 7.7, Administrative Agent shall (without need for any further consent from any Lender or Lenders) release any Liens on a Domestic Subsidiary's assets and/or release a Domestic Subsidiary from the Subsidiary Guaranty or, in the case of a Person that becomes a Domestic Subsidiary of Company in connection with such financing or investment permitted hereunder, waive the requirement that such Domestic Subsidiary execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement, in each case solely to the extent required by the terms of any such financings, investments or sales permitted under the foregoing subsections of this Agreement; provided, however, that no Domestic Subsidiary which meets the criteria set forth in subsections 5.20C(i) and 5.20C(ii) shall be required to enter into the Security Agreement or to grant Liens on its property pursuant to this subsection; provided, that no Borrower or Subsidiary Guarantor shall be required to enter into an Opt-Out Facility Guaranty if entering into such Opt-Out Facility Guaranty would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (b) applicable law affecting such Subsidiary, provided that any such Subsidiary of Company shall be required to enter into such Opt-Out Facility Guaranty at such time as such Subsidiary's entering into such Opt-Out Facility Guaranty would no longer constitute a material violation of such Contractual Obligation or applicable law, whether as a result of obtaining the required consents or otherwise.

           B. Subsidiary Organizational Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of Organizational Documents of each Domestic Subsidiary which is becoming a Loan Party pursuant to subsection 6.8A, together with a good standing certificate from the Secretary of State of the jurisdiction of such Subsidiary's organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

           C. Liquidation of Shell Subsidiaries; Foreign Pledge Agreements. As soon as practicable but in any event no later than 90 days after the Closing Date, Borrowers shall cause each Shell Subsidiary to be liquidated or dissolved (or will cause such Shell Subsidiary to become a Subsidiary Guarantor) and shall, in connection with the foregoing, take all actions and execute all documents necessary or reasonably requested by Administrative Agent to grant to Administrative Agent a valid and perfected First Priority security interest in and to all personal, real and mixed property, if any, of such Shell Subsidiaries; provided, however, that Borrowers shall not be in breach of the covenant contained in this sentence if Borrowers, on or prior to the date which is 90 days after the Closing Date, shall have taken all necessary corporate actions and completed all filings with Governmental Authorities necessary to accomplish such liquidation or dissolution of a Shell Subsidiary and such dissolution or liquidation shall not have occurred due to inaction of foreign Governmental Authorities beyond the control of Borrowers (as determined in the reasonable judgment of Administrative Agent). As soon as practicable (but not more than 90 days, unless rendered impracticable by events or by action or inaction of foreign Governmental Authorities in each case beyond the control of Borrowers (as determined in the reasonable judgment of Administrative Agent)) after the Closing Date (to the extent not completed on or prior to the Closing
Date), Borrowers shall cause foreign pledge agreements to be executed and delivered to Administrative Agent with respect to 65% of the Capital Stock of all Foreign Subsidiaries which are Material Subsidiaries and are directly owned by any Borrower (other than to the extent a pledge of such Capital Stock under the Collateral Documents would constitute a material violation of (1) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (2) applicable law affecting such Borrower or such Foreign Subsidiary), shall take all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect the Liens purported to be created in such Capital Stock under the Collateral Documents, and shall deliver to Administrative Agent opinions of counsel as required under subsection 6.15.

           D. Release of Restrictions. Borrowers shall use their good faith, commercially reasonable efforts to obtain all necessary consents from all Persons in whose favor or for whose benefit Contractual Obligations are in effect which would be violated by (i) a pledge of the stock of any Subsidiary of a Loan Party, (ii) entry into the Subsidiary Guaranty by a Domestic Subsidiary which is not already a Loan Party, (iii) entry into any Opt-Out Facility Guaranty by any Subsidiary of Company which is a Loan Party, or (iv) granting a Lien on substantially all of the assets of a Domestic Subsidiary. The foregoing efforts shall be exercised so as to obtain such consents (a) as soon as practicable but no later than 90 days after the Closing Date, for all such Contractual Obligations which apply to Subsidiaries other than Subsidiaries which are Excluded Subsidiaries pursuant to clause (vi) of the definition of "Excluded Subsidiaries", and (b) as soon as practicable during the period from the date which is 90 days after the Closing Date to the date which is 180 days after the Closing Date, for all such Contractual Obligations which apply to Subsidiaries which are Excluded Subsidiaries pursuant to clause (vi) of the definition of "Excluded Subsidiaries".

      6.9  Matters Relating to Additional Real Property Collateral.
          --------------------------------------------------------

           From and after the Closing Date, in the event that (i) any Borrower or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property, (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent, or (iii) Administrative Agent requests a Mortgage be executed and delivered encumbering certain real property located outside Ogilby, California owned, as of the Closing Date, by Ogden Environmental Services, Inc. (the "Ogilby Property"), provided that the Ogilby Property is, as of the date of Administrative Agent's request, owned or leased by Company or any of its Subsidiaries (any such non-excluded Real Property Asset described in the foregoing clause (i), (ii) or (iii) being an "Additional Mortgaged Property"), such Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent; provided that at the request of Company in connection with Investments, Indebtedness, Contingent Obligations or Performance Guaranties made in or incurred with respect to Projects permitted under subsections 7.1(vii), 7.3(vi), 7.3(vii), 7.4(vi) and 7.4(vii), Administrative Agent shall release any Mortgage on a Domestic Subsidiary's property or, in the case of a Person that becomes a Domestic Subsidiary of Company in connection with such financing or investment permitted hereunder, waive the requirement that such Domestic Subsidiary execute and deliver to Administrative Agent an Additional Mortgage, in each case solely to the extent required by the terms of any such financings or investments permitted under the foregoing subsections of this Agreement.

      6.10 Deposit Accounts.
           ----------------

           Company shall, and shall cause each of its Subsidiaries to, use and maintain its Deposit Accounts in the Cash Management System in a manner reasonably satisfactory to Administrative Agent. Company shall not permit the aggregate principal balance in such Deposit Accounts with respect to which Company shall not have (i) delivered to Administrative Agent an agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution at which such Deposit Account is maintained, pursuant to which such financial institution confirms and acknowledges Administrative Agent's security interest in, and sole dominion and control over, such Deposit Account and waives its rights to set-off with respect to amounts in such Deposit Account and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent has sole dominion and control over such Deposit Account, to exceed $5,000,000.

      6.11 Most Favored Nations Payments.
           -----------------------------

           Company shall and shall cause each of its Subsidiaries to extend any fees or pricing increases, to the extent such fees or pricing increases are the direct obligation of Company or its Subsidiaries, resulting from the amendment, waiver or modification, after the Closing Date, of the Financing Documents (other than fees as contemplated by subsection 2.5 of this Agreement), to all Lenders regardless of whether such Lender's has participated in such amendment, waiver or modification. Whether such pricing or fees for one facility are in excess of the pricing or fees with respect to another facility shall be determined on a tax equivalent basis, giving effect to any tax advantaged or disadvantaged treatment afforded to the relevant Lenders with respect to the pricing or fees for such facility. Whether such pricing or fees for one facility are in excess of pricing or fees with respect to another facility, and the amount of any such excess, shall be determined by assigning the pricing or fees for any particular facility an increased or decreased value, where appropriate, to account for any tax advantaged or disadvantaged treatment of such pricing or fees (and the resulting increased or decreased value thereof) in the hands of the relevant Lenders.

      6.12 Security Interest in Unsold Assets.
           ----------------------------------

           In the event some or all of the assets (or the Capital Stock of Subsidiaries of Company holding such assets) of Company and its Subsidiaries (other than OFMC Anaheim) related to their aviation and entertainment businesses have not been sold and are not subject to binding and effective contracts for sale as of the date which is 60 days after Closing Date, (i) each Domestic Subsidiary listed on Schedule 1.1(b) the assets or Capital Stock of which is not sold by such date shall cease to be an Excluded Subsidiary, and (ii) Borrowers shall, and shall cause their respective Subsidiaries to, as soon as practicable but in any event within 30 days after such date, create in favor of Administrative Agent, for the benefit of the Lenders, a valid and perfected First Priority security interest (subject to Liens in existence on the Closing
Date) in all such aviation and entertainment related assets which have not been sold by such date, except to the extent (a) such assets are not assets of a Loan Party or a Person required under subsection 6.8 to be a Loan Party or (b) failure to place such Liens on such assets would not cause a breach of any representation or warranty in subsection 5.20 (assuming for purposes of compliance with subsection 5.20 that such assets are not subject to a Lien permitted under subsection 7.2A) if such representation or warranty were made on such date (without giving effect to the final paragraph of subsection 5.20).

      6.13 Establishment of Cash Management System.
           ---------------------------------------

           Lenders and Borrowers hereby authorize The Bank of New York, in its capacity as depository bank with respect to the Disbursement Account and the Reserve Account (as such terms are defined on the Closing Date in the Bank of New York Credit Agreement), to remit all funds in such accounts to Collateral Agent on the Closing Date for deposit in the Cash Collateral Account. Not later than 90 days after the Closing Date, Company shall have entered into arrangements in form and substance satisfactory to Agents for the establishment of the Cash Management System substantially in accordance with the terms described on Schedule 6.13. Company shall and shall cause each of its Subsidiaries to use and maintain its Cash Management System in a manner reasonably satisfactory to Administrative Agent. Without limiting the foregoing, the Cash Management System (i) shall include all deposit accounts, all disbursement accounts and all concentration accounts of Company and its Subsidiaries (other than Excluded Collateral (as such term is defined in the Intercreditor Agreement) and debt service reserve accounts and cash collateral accounts of Subsidiaries of Company established to make payments of Limited Recourse Debt relating to Projects and permitted hereunder, where such Subsidiaries have an irrevocable Contractual Obligation to apply such revenues to such payments) maintained with domestic and foreign financial institutions, and all such accounts, subject to such non-material exceptions as may be reasonably satisfactory to Administrative Agent, shall be maintained with BofA,
(ii) shall provide for a blocked concentration and collateral account or accounts to be established with Collateral Agent (or a depository institution or institutions satisfactory to Collateral Agent and pursuant to documentation in form and substance satisfactory to Administrative Agent) in a foreign jurisdictions or jurisdictions to which cash in excess of amounts to be agreed upon between Company and Administrative Agent shall be swept at time intervals to be agreed upon between Company and Administrative Agent, and (iii) shall provide for repatriation to the Cash Collateral Account of cash held in the accounts described in the preceding clause (ii) to the extent such cash is in excess of amounts to be agreed upon between Company and Administrative Agent, at time intervals to be agreed upon between Company and Administrative Agent, unless such repatriation would result in substantial adverse tax or accounting consequences for Company and its Subsidiaries or would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (b) applicable law affecting Company or any of its Subsidiaries. BofA, in its capacity as the cash management bank for Company and its Subsidiaries, hereby agrees that the exercise of any right of set-off by it against accounts in the Cash Management System shall (subject to the Intercreditor Agreement) be deemed exercised first, against and on account of the Obligations to the fullest extent permitted under applicable law, and second, against and on account of any other obligations and liabilities of Company or any of its Subsidiaries.

      6.14 Payment of Opt-Out Facilities.
           -----------------------------

           A. Payment of Class B Palladium DPS Facility. Subject to the provisions of the Intercreditor Agreement, promptly upon request by Administrative Agent on behalf of Requisite Lenders after a Realized Deficiency (as such term is defined in the Intercreditor Agreement) arises with respect to the Class B Palladium DPS Facility, Borrowers shall cause the payment of all amounts owing with respect to the Class B Palladium DPS Facility to the extent of funds available in the Cash Collateral Account therefor. Borrowers shall also pay or cause to be paid, on and after the Closing Date, the increased pricing required under subsection 2.5F(iii) to be paid to the Canadian Loss Sharing Lenders with respect to the Class B Palladium DPS Facility, so that the relevant Opt-Out Lenders will be paid the amount of such increases at the times the relevant obligor under the Class B Palladium DPS Facility would have otherwise been required to pay such regular dividends.

           B. Payment Upon Sale of Projects. Borrowers hereby agree to exercise, and to cause their Subsidiaries to exercise, their respective best efforts to cause the sale, on terms reasonably satisfactory to Borrowers and as soon as practicable after the Closing Date, of their entire right, title and interest in the Anaheim Project, the Ottawa Senators Project and the Ottawa Palladium Project. Borrowers hereby agree that upon the sale of the entire interest of Company and its Subsidiaries in any Project to which an Opt-Out Facility relates (other than their interest in and claim against the business, operations and Indebtedness of the Senators Hockey Club and its Subsidiaries), Borrowers shall cause Company and its Subsidiaries to repay the amounts due under such Opt-Out Facility or the Indebtedness which such Opt-Out Facility supports (to the extent that the Opt-Out Obligations under such Opt-Out Facility are Contingent Obligations), but only to the full extent of the Net Asset Sale Proceeds of such sale (it being understood that proceeds from a Permitted Senators Transaction shall be applied in accordance with subsection 7.7(xi)).

           C. Payment of Anaheim Funding Needs. Notwithstanding the provisions of subsection 2.11A, Borrowers shall pay or cause OFMC Anaheim to pay, as and when due, notwithstanding the occurrence or continuance of an Event of Default (other than an Event of Default described in subsection 7.8B(ii)), all amounts
(i) from time to time owing with respect to the Opt-Out Obligations arising with respect to the Anaheim Project, or (ii) required to be paid in order to cause OFMC Anaheim to manage the Anaheim Project in accordance with the presently existing management agreement pertaining to the Anaheim Project, in each case to the extent Borrowers are permitted to pay (or Borrowers are permitted to allow their Subsidiaries to pay) such amounts pursuant to the terms of subsection 7.8B.

      6.15 Opinions of Local Counsel.
           -------------------------

           Concurrently with the execution of any foreign pledge agreement with respect to any Foreign Subsidiary pursuant to subsection 6.8, Company shall deliver to Administrative Agent an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent), under the laws of each jurisdiction in which (i) any Loan Party holding stock of such Foreign Subsidiary is organized with respect to the due authorization, execution and delivery of such foreign pledge agreement by such Loan Party, and (ii) such Foreign Subsidiary is organized with respect to customary matters regarding enforceability, validity and perfection of such pledge.

      6.16 Execution of Opt-Out Facility Guaranties after the Closing Date.
           ---------------------------------------------------------------

           A. Execution of Opt-Out Facility Guaranties. Each Borrower other than Company shall, no later than 30 days after the Closing Date, and shall cause each Subsidiary Guarantor, upon any such Person becoming a Subsidiary Guarantor, to execute and deliver to Administrative Agent a guaranty in substantially similar form to the Subsidiary Guaranty (with such changes thereto as may be (x) reasonably agreed upon by the parties thereto and by Opt-Out Lenders holding more than 50% of the Opt-Out Facility Exposure of all Opt-Out Lenders under the relevant Opt-Out Facility and (y) reasonably satisfactory to Administrative Agent) to guarantee the Opt-Out Obligations of Company with respect to each Opt-Out Facility (each such guaranty being an "Opt-Out Facility Guaranty"); provided that no Borrower or Subsidiary Guarantor shall be required to enter into an Opt-Out Facility Guaranty if entering into such Opt-Out Facility Guaranty would constitute a material violation of (i) a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (ii) applicable law affecting such Subsidiary; provided further, that any such Subsidiary Guarantor shall be required to enter into such Opt-Out Facility Guaranty at such time as such Subsidiary's entry into such Opt-Out Facility Guaranty would no longer constitute a material violation of such Contractual Obligation or applicable law, whether as a result of obtaining the required consents or otherwise.

           B. Subsidiary Organizational Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Opt-Out Facility Guaranties, (i) a certificate executed by the secretary or similar officer of each Subsidiary of Company executing such Opt-Out Facility Guaranties as to (a) the fact that no changes have been made to the Organizational Documents of such Subsidiary since the Closing Date, (b) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Opt-Out Facility Guaranties are in full force and effect and have not been modified or amended and (c) the incumbency and signatures of the officers of such Subsidiary executing such Opt-Out Facility Guaranties, and (ii) a favorable opinion of counsel to such Subsidiary as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Opt-Out Facility Guaranties, and (c) the enforceability of such Opt-Out Facility Guaranties against such Subsidiary, all of the foregoing to be substantially similar in form and substance to the corresponding documents delivered on the Closing Date with respect to this Agreement.

Section 7. BORROWERS' NEGATIVE COVENANTS

           Borrowers covenant and agree that, so long as any of the Revolving Loan Commitments hereunder shall remain in effect and until payment in full of all of the Revolving Loans and other Obligations and Opt-Out Obligations and the cancellation or expiration of all Pooled Letters of Credit, Letters of Credit and letters of credit constituting Opt-Out Facilities, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7.

      7.1  Indebtedness.
           ------------

           Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations, and Company and its Subsidiaries may become and remain liable with respect to Indebtedness under the Opt-Out Facilities;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Designated Borrowers may become and remain liable with respect to Indebtedness to any other Designated Borrowers; provided that all such intercompany Indebtedness shall be evidenced by promissory notes which shall be pledged pursuant to the Collateral Documents;

          (iv) Subsidiaries of Company other than Designated Borrowers may, after the Closing Date, become and remain liable with respect to Indebtedness to Company or any Subsidiary of Company the proceeds of which are applied to working capital requirements of the Subsidiaries incurring such Indebtedness; provided that the aggregate cash usage for Working Capital Amounts and other purposes shall be in compliance with subsection 7.8C; and provided further, that all such intercompany Indebtedness shall be evidenced by Intercompany Notes;

          (v) Subsidiaries of Company other than Designated Borrowers may, after the Closing Date, become and remain liable with respect to Indebtedness to Company or any Subsidiary of Company the proceeds of which are applied to operating expenses incurred by Company or any of its Subsidiaries to fund amounts payable to third parties in connection with the development of Projects; provided that cash usage for Development Amounts shall not exceed at any time the cumulative amounts set forth in the Monthly Budget under the heading "Third Party Development Expenses" for the relevant periods set forth therein; and provided further, that all such intercompany Indebtedness shall be evidenced by Intercompany Notes;

          (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness outstanding on the Closing Date and described in Schedule 7.1 annexed hereto and Indebtedness issued in exchange for the Convertible Subordinated Debentures pursuant to the Exchange Offer;

          (vii) Subsidiaries of Company may become and remain liable with respect to Indebtedness to Company or any of its Subsidiaries the proceeds of which are applied to make Investments permitted under subsections 7.3(vi) and 7.3(vii); provided that (a) all such intercompany Indebtedness shall be evidenced by Intercompany Notes;

          (viii) Subsidiaries of Company which are not Designated Borrowers may become and remain liable with respect to Indebtedness to Persons other than Company or any of its Subsidiaries or their respective Affiliates (including Indebtedness of a Subsidiary or Indebtedness secured by assets associated with a Project in existence at the time of acquisition of such Subsidiary or such asset, respectively, so long as such Indebtedness was not incurred in contemplation of such acquisition and such acquisition is not otherwise prohibited under this Agreement), to the extent such Indebtedness is Limited Recourse Debt;

          (ix) Subsidiaries of Company may become and remain liable with respect to Indebtedness consisting of a converted equity Investment by Company or another Subsidiary of Company in such Subsidiaries, provided that the underlying equity Investment was permitted under this Agreement at the time of such conversion; and

          (x) Any Subsidiary of Company may become and remain liable with respect to Indebtedness incurred to refinance, in whole or in part, Limited Recourse Debt of such Subsidiary permitted to be incurred under this subsection 7.1; provided, that in each case (a) such refinancing would not reasonably be expected to result in a Material Adverse Effect, (b) such Indebtedness is Limited Recourse Debt of such Subsidiary, and (c) no additional recourse to Company or any other Subsidiary or any Affiliate of Company (or any of their equity, property or assets) results from such refinancing.

           Notwithstanding anything to the contrary contained herein, OPD shall not directly or indirectly create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than (1) Indebtedness of OPD in existence on the Closing Date and (2) Indebtedness incurred by OPD to Borrowers arising from amounts advanced to OPD, to the extent such amounts are contributed by OPD to Quezon Equity Funding and applied by Quezon Equity Funding to repay or reimburse (A) Existing Pooled Loans under the Quezon Facilities on the Closing Date or (B) drawings honored with respect to the portion of the Quezon L/Cs consisting of Pooled Letters of Credit.

      7.2  Liens and Related Matters.
           -------------------------

           A. Prohibition on Liens. Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any of their respective Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

          (i) Permitted Encumbrances;

          (ii) Liens granted pursuant to the Collateral Documents;

          (iii) Liens existing on the Closing Date and described in Schedule 7.2 annexed hereto;

          (iv) Liens on assets of any Subsidiary of Company securing Indebtedness permitted by subsection 7.1(vii);

          (v) Liens on assets of any Subsidiary of Company and/or on the stock or other equity interests of such Subsidiary securing Indebtedness of such Subsidiary permitted by subsection 7.1(viii);

          (vi) Liens securing refinancing Indebtedness permitted by subsection 7.1(x), provided that in each case the Liens securing such refinancing Indebtedness shall attach only to the assets that were subject to Liens securing the Indebtedness so refinanced; provided, however, that such Liens may extend to other assets associated with the Project (which in any event shall not include assets held by any Borrower other than a Borrower, if any, meeting the criteria set forth in clause (b) of the definition of Borrower Recourse Obligation) in respect of which such refinancing Indebtedness was incurred, if (a) such refinancing Indebtedness is Limited Recourse Debt and (b) the sole business of the Subsidiary of Company incurring such refinancing Indebtedness is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project; and

          (vii) Liens securing debt service reserve funds, completion obligations and similar accounts and obligations (other than Indebtedness) of Subsidiaries of Company to Persons other than Company and its Subsidiaries and their respective Affiliates, so long as (a) each such obligation is associated with a Project, (b) such Lien is limited to (1) assets associated with such Project (which in any event shall not include assets held by any Borrower other than a Borrower, if any, meeting the criteria set forth in clause (b) of the definition of Borrower Recourse Obligation) and/or (2) the equity interests in such Subsidiary, but in the case of clause (2) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project, and (c) such obligation is otherwise permitted under this Agreement.

           B. Equitable Lien in Favor of Lenders. If any Borrowers or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, the Borrowers hereby agree that (i) they will be deemed to have automatically and without further action secured the Obligations and the Opt-Out Obligations with such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured, and (ii) they shall take or cause to be taken such actions as Agents or Requisite Lenders deem necessary or advisable to evidence such equal and ratable Lien; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A, and the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A shall constitute an Event of Default.

           C. No Further Negative Pledges. Neither Company nor any of its Subsidiaries shall enter into any agreement (other than this Agreement and the Loan Documents) on or after the Closing Date prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered by a Lien permitted under subsection 7.2A(v) to secure payment of particular Indebtedness permitted to be incurred under subsection 7.1(viii) or to be sold pursuant to an executed agreement with respect to an Asset Sale which is permitted hereunder.

           D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement or the other Loan Documents, (b) those encumbrances or restrictions applicable to Subsidiaries of Company other than Borrowers and Subsidiary Guarantors to the extent created under the documentation entered into by such Subsidiaries in connection with Indebtedness in existence on the Closing Date, and (c) as may be provided in an executed agreement with respect to an Asset Sale which is permitted hereunder.

      7.3  Investments; Acquisitions.
           -------------------------

           Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person except:

          (i) Company and its Domestic Subsidiaries may make and own Investments in Domestic Cash Equivalents and in such investments as are permitted under the terms of the agreement establishing the Cash Collateral Account, as such agreement is in effect on the Closing Date and as it may be amended or supplemented from time to time thereafter with the consent of Agents; and Company's Foreign Subsidiaries may make and own Investments in Foreign Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company; and Company and other Designated Borrowers may make and own additional equity Investments in other Designated Borrowers;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsections 7.1(iii) and 7.1(vii);

          (iv) Company and its Subsidiaries may make Consolidated Maintenance Capital Expenditures permitted by subsection 7.8;

          (v) Company and its Subsidiaries may continue to own the Investments owned by them on the Closing Date and described in Schedule 7.3(v) annexed hereto;

          (vi) Company and its Subsidiaries may make and own Investments which Company and its Subsidiaries are committed as of the Closing Date to make in those Projects set forth in Schedule 7.3(vi) annexed hereto; provided that (a) each such Investment (or commitment to make the same) made in connection with such Projects shall be of a type described on such Schedule and shall be in an amount not exceeding the amount set forth on such Schedule, (b) the equity interests held by Company or any of its Subsidiaries in any new Subsidiary formed in connection with any such Investment shall be pledged as Collateral under the Collateral Documents, except to the extent such pledge is not required under subsection 6.8, and
     (c) the aggregate cash usage for such Projects in any period shall not exceed the amounts therefor set forth in the Monthly Budget for any such period;

          (vii) Company and its Subsidiaries may make and own Investments (and contractual commitments to make such Investments) with respect to Projects (other than those Projects identified on Schedule 7.3(vi) annexed hereto) to which Company and its Subsidiaries have made no contractual commitment on or prior to the Closing Date, so long as (w) the aggregate Invested Amount with respect to such Projects, together with Development Amounts, shall not exceed the Maximum Investment Amount at any time, (x) no Invested Amounts and Development Amounts shall be permitted with respect to such Projects unless the aggregate Gross Receipts from Approved Asset Sales (other than Excluded Gross Receipts) exceed $146,000,000, (y) not more than $20,000,000 of Invested Amounts shall be permitted with respect to such Projects to be made during Fiscal Year 2001 except to the extent the aggregate Gross Receipts from Approved Asset Sales (other than Excluded Gross Receipts) exceed $205,000,000, and during Fiscal Year 2001 the Invested Amounts (plus Development Amounts) with respect to such Projects shall not exceed the lesser of (A) the amount of such excess (over $205,000,000) referred to in this clause (y) and (B) the Maximum Investment Amount for Fiscal Year 2001, and (z) Company provides to Agents all material contracts or other agreements entered into in connection with such Investments; provided that the equity interests held by Company or any of its Subsidiaries in any new Subsidiary formed in connection with any such Investment shall be pledged as Collateral under the Collateral Documents, except to the extent such pledge is not required under subsection 6.8;

          (viii) Company and its Subsidiaries may make and own Investments in the Ottawa Palladium Project of amounts offset against management fees or other fees payable to Company and its Subsidiaries, to the extent Company and its Subsidiaries are contractually obligated to provide financing for the relevant Project;

          (ix) Company and its Subsidiaries may make and own Investments in the Anaheim Project after the Closing Date so long as Company and its Subsidiaries shall be in compliance with subsection 7.8B;

          (x) Company and its Subsidiaries may, after the Closing Date, make and own Investments in any other Subsidiary of Company the proceeds of which are applied to working capital requirements of the Subsidiaries in which such Investments are made; provided that the aggregate cash usage for Working Capital Amounts and other purposes shall be in compliance with subsection 7.8C;

          (xi) Company and its Subsidiaries may, after the Closing Date, make and own Investments in any other Subsidiary of Company the proceeds of which are applied to operating expenses incurred by Company or any of its Subsidiaries to fund amounts payable to third-parties in connection with the development of Projects; provided that the aggregate Development Amounts for any period after the Closing Date shall not exceed at any time the cumulative amounts set forth for such period in the Monthly Budget under the heading "Third Party Development Expenses";

          (xii) Any Subsidiaries of Company may make acquisitions of assets or of equity interests in other Persons so long (x) as such acquisitions are financed solely with the proceeds of Limited Recourse Debt of such Subsidiary and/or amounts (other than the proceeds of Indebtedness) received from Persons other than Company or any of its Subsidiaries (which amounts shall in no event include proceeds of Revolving Loans or Working Capital Amounts) and (y) Company provides to Agents all material contracts or other agreements entered into in connection with such any Investment;

          (xiii) Company and its Subsidiaries may make the China Project Swap (provided that (a) such acquisition transaction results in no cash consideration being paid to the seller of the assets so acquired by Company and (b) no Indebtedness, Contingent Obligation or Performance Guaranty, or commitment to incur or assume the same, is incurred or assumed in connection with such acquisition transaction) and may continue to own the Investments acquired thereby; and

          (xiv) Borrowers may make Investments consisting of loan amounts advanced to OPD, and OPD may make Investments consisting of contributions of all of such amounts to Quezon Equity Funding, so long as all of such amounts advanced to Quezon Equity Funding are applied by it to repay or reimburse (a) Existing Pooled Loans under the Quezon Facilities on the Closing Date or (b) drawings honored with respect to the portion of the Quezon L/Cs consisting of Pooled Letters of Credit.

           Notwithstanding anything in this Agreement to the contrary but subject to the following proviso and the following sentence, if Company or any of its Subsidiaries receives any non-cash consideration in connection with a Permitted Senators Transaction the receipt of which non-cash consideration and/or the placement of a prohibition against the creation of a Lien thereon would cause Company or any of its Subsidiaries to be in violation of any term or provision of subsection 7.2C and/or subsection 7.3, then such term(s) or provision(s) shall be deemed waived by the Lenders and Agents (without the necessity of any further action on the part of the Agents, the Lenders or any Borrower, including, without limitation, the delivery of any written waivers or consents) solely for purposes of permitting Company and its Subsidiaries to consummate the Permitted Senators Transaction without being in violation of such term(s) or provision(s) of subsection 7.2C and/or subsection 7.3; provided that any such non-cash consideration to be received by Company and its Subsidiaries in connection with a Permitted Senators Transaction (x) does not impose additional material obligations on, or confer additional rights to the holders thereof against, Company or any of its Subsidiaries and (y) is not otherwise adverse in any material respect to the interests of the Pooled Facility Lenders and the Revolving Lenders. Any deemed waiver of any term or provision of subsection 7.2C and/or subsection 7.3 granted to Borrowers pursuant to the preceding sentence shall not constitute, nor should it be construed as, a waiver of compliance by Company or any other Borrower with respect to (1) any term or provision of subsection 7.2C and/or subsection 7.3 in any other instance or (2) any other term, provision or condition of this Agreement or any other Loan Document.

      7.4  Contingent Obligations; Performance Guaranties.
           ----------------------------------------------

           Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation or Performance Guaranty, and shall not create or become or remain liable with respect to any obligation to incur a subsequent Contingent Obligation or to post cash collateral in the event of any downgrade in Company's long-term unsecured debt rating, except:

          (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Pooled Letters of Credit and Letters of Credit and under the Pooled Facilities, and Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under the Opt-Out Facilities;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary and appropriate indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets to the extent such Asset Sales and sales are permitted under this Agreement;

          (iv) Company and its Subsidiaries may become and remain liable with respect to (a) a Performance Guaranty relating to the proposed waste-to-energy Project in Puerto Rico, (b) Performance Guaranties in existence on the Closing Date and described on Schedule 7.4(iv) annexed hereto, and (c) Performance Guaranties replacing Performance Guaranties described in clause (a) or (b), provided that no such replacement Performance Guaranty shall be more disadvantageous in any material respect to Company and its Subsidiaries than the Performance Guaranty so replaced;

          (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations in existence on the Closing Date and described in Schedule 7.4(v) annexed hereto;

          (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations (other than Performance Guaranties) incurred in connection with Projects in which Investments are permitted under subsection 7.3(vii), provided that the aggregate Invested Amounts at any time with respect to all such Projects shall not exceed the amounts permitted under such subsection;

          (vii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations (other than Performance Guaranties) which Company and its Subsidiaries are contractually committed as of the Closing Date to incur with respect to those Projects set forth on Schedule 7.3(vi) annexed hereto; provided that each such Contingent Obligation (or commitment to incur the same) incurred in connection with such Projects shall be of a type described on such Schedule and shall be in an amount not exceeding the amount set forth on such Schedule;

          (viii) Company and its Subsidiaries may incur a Contractual Obligation to provide letter of credits or cash collateral deposits under those circumstances under which Company and its Subsidiaries were required prior to the Closing Date under the GECC Credit Facilities to provide letter of credits or cash collateral deposits to support the payment of such credit Facilities, provided that no such obligation to provide such a letter of credit or cash collateral deposit shall be more disadvantageous in any material respect to Company and its Subsidiaries than the obligation prior to the Closing Date under the GECC Credit Facilities to provide such a letter of credit or cash collateral deposit; and

          (ix) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of long-term or forward purchase contracts and option contracts to buy, sell or exchange commodities and similar agreements or arrangements, so long as such contracts, agreements or arrangements do not constitute Commodities Agreements.

           Notwithstanding anything to the contrary contained herein, OPD shall not directly or indirectly create or become or remain liable with respect to any Contingent Obligation other than Contingent Obligations of OPD in existence on the Closing Date.

      7.5  Restricted Payments.
           -------------------

           Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that (i) so long as no Event of Default shall have occurred and be continuing, Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.13, (ii) Company may make regularly scheduled payments of interest in respect of the 9.25% Debentures in accordance with the terms of, and only to the extent required by, the 9.25% Debenture Indenture, as such indenture may be amended from time to time to the extent permitted under subsection 7.13, (iii) so long as no Event of Default shall have occurred and be continuing, Subsidiaries of Company may make payments of principal, interest and other amounts in respect of Existing Project Debt (to the extent such Subsidiaries are obligors as of the Closing Date with respect to such Existing Project Debt) in accordance with the terms of, and only to the extent required by, the indentures or other agreements pursuant to which such Existing Project Debt or such other Indebtedness was issued, as such indentures or other agreements may be amended from time to time to the extent permitted under subsection 7.13, provided, however, that it shall not be a breach of this clause
(iii) if a Subsidiary of Company shall make such payments with respect to any such Indebtedness related to a Project during the continuance of an Event of Default to the extent (x) such payments are funded solely from debt service reserves and cash collateral accounts established to make such payments and from revenues generated from the operations of such Project and (y) such Subsidiary has an irrevocable Contractual Obligation to apply such revenues to such payments, (iv) so long as no Event of Default shall have occurred and be continuing, Subsidiaries of Company, to the extent such Subsidiaries are obligors with respect to Limited Recourse Debt permitted hereunder, may make payments of principal, interest and other amounts in respect of such Limited Recourse Debt in accordance with the terms of, and only to the extent required by, the indentures or other agreements pursuant to which such Limited Recourse Debt was issued, as such indentures or other agreements may be amended from time to time to the extent permitted under subsection 7.13, provided, however, that it shall not be a breach of this clause (iv) if a Subsidiary of Company shall make such payments with respect any such Indebtedness related to a Project during the continuance of an Event of Default to the extent (x) such payments are funded solely from debt service reserves and cash collateral accounts established to make for such payments and from revenues generated from the operations of such Project and (y) such Subsidiary has an irrevocable Contractual Obligation to apply such revenues to such payments, (v) Borrowers may make payments to the relevant Lenders of their respective Preferred Distributions, Realized Ratable Shares (as such terms are defined in the Intercreditor Agreement) and any indemnities owed to them, in each case solely to the extent such payments are required to be made by Borrowers under the Intercreditor Agreement, (vi) Company and its Subsidiaries may pay any fees required to be paid to the Agents and Lenders hereunder, (vii) Company may make Restricted Payments in an aggregate amount not to exceed $55,000 in any Fiscal Year consisting of cash dividends on outstanding Series A Preferred Stock,
(viii) so long as no Event of Default shall have occurred and be continuing, Company and its Subsidiaries may make payments of principal, interest and other amounts owed in respect of Limited Recourse Debt from the proceeds of any Indebtedness permitted to be incurred under this Agreement to refinance such Limited Recourse Debt, (ix) so long as no Event of Default shall have occurred and be continuing, Company and its Subsidiaries may make payments of principal and interest on the Sempra Credit Facilities and the GECC Credit Facilities (in each case in the amounts and at the times set forth on Schedule 4.1N annexed hereto), (x) Company and its Subsidiaries may make payments of regularly scheduled dividends (in amounts not otherwise prohibited hereunder) on the Class B Palladium DPS Facility and, so long as no Event of Default shall have occurred and be continuing, payments of principal and interest on the CGS Credit Facility, (xi) Company and its Subsidiaries may repurchase, redeem or otherwise repay Indebtedness of Company with Net Securities Proceeds from any issuance of Common Stock to the extent such Net Securities Proceeds are not required to be applied to the repayment of Revolving Loans hereunder, (xii) Company may make regularly scheduled payments in respect of any Opt-Out Facility in accordance with the terms of, and only to the extent required by, the relevant Opt-Out Facility Documents, (xiii) Company may (a) exchange equity or debt securities of Company for an equal principal amount (in the case of debt securities) of Convertible Subordinated Debentures, or exchange equity securities for 9.25% Debentures, pursuant to the Exchange Offer, (xiv) Company and its Subsidiaries may repay Opt-Out Facilities and other Indebtedness in accordance with and pursuant to subsection 6.14, and (xv) OFMC Anaheim may make expenditures permitted under subsection 7.8B which are applied to payments in respect of the certificates of participation outstanding as of the Closing Date relating to the Anaheim Project (including expenditures made by application of management fees payable to OFMC Anaheim under the management agreement for the Anaheim Project).

      7.6  Financial Covenants.
           -------------------

           A. Minimum Debt Service Coverage Ratio. Company shall not permit the ratio of (i) Adjusted EBIT to (ii) Consolidated Debt Service Expense, in each case for any four-Fiscal Quarter period (or for the one-, two- or three- Fiscal Quarter period, as the case may be, ending after the Closing Date but prior to December 31, 2001) ending at the end of any Fiscal Quarter set forth below, to be less than the correlative ratio indicated:

                Period                                     Minimum Debt Service
                ------                                        Coverage Ratio
                                                              --------------

Fiscal Quarter ending March 31, 2001                             0.53:1.00
Fiscal Quarter ending June 30, 2001                              1.00:1.00
Fiscal Quarter ending September 30, 2001                         1.34:1.00
Fiscal Quarter ending December 31, 2001                          1.41:1.00
Fiscal Quarter ending March 31, 2002                             1.73:1.00
Each Fiscal Quarter thereafter                                   2.10:1.00

           B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as at any date during any of the periods set forth below to exceed the correlative ratio indicated:

                Period                                     Maximum Consolidated
                ------                                        Leverage Ratio
                                                              -------------

Fiscal Quarter ending March 31, 2001                             7.86:1.00
Fiscal Quarter ending June 30, 2001                              3.41:1.00
Fiscal Quarter ending September 30, 2001                         2.58:1.00
Fiscal Quarter ending December 31, 2001                          2.29:1.00
Fiscal Quarter ending March 31, 2002                             2.00:1.00
Thereafter                                                       1.76:1.00

           C. Minimum Consolidated Net Worth. Company shall not permit Consolidated Net Worth at any date of determination on or after March 31, 2001 to be less than the sum of (i) actual Consolidated Net Worth at December 31, 2000 and (ii) the sum obtained by adding the amounts, determined for each Fiscal Quarter ending after the Closing Date and on or prior to such date of determination, equal to the greater of (x) 75% of Consolidated Net Income for such Fiscal Quarter and (y) zero. Notwithstanding anything to the contrary contained herein, for purposes of this subsection 7.6C, (a) Consolidated Net Worth and Consolidated Net Income shall be calculated without giving effect to
(1) any reduction in Consolidated Net Income and any resulting reduction in Consolidated Net Worth attributable to the application of Statement #84 of the Financial Accounting Standards Board to the Exchange Offer or (2) any Senators Sale Losses, and (b) the minimum Consolidated Net Worth required pursuant to the calculation set forth in the preceding sentence shall be reduced for each Fiscal Quarter ending on or after March 31, 2001 by an amount equal to the lesser of
(1) $5,300,000 and (2) the absolute value of any loss constituting Consolidated Net Income for the Fiscal Quarter ending March 31, 2001.

           D. Other Financial Covenants. Company shall not breach or default with respect to any of the financial covenants set forth in the Closing Letter.

           E. Alteration of Financial Covenants. In the event a reclassification of discontinued operations of Company and its Subsidiaries occurring after the Closing Date affects in any material respect the calculations of the compliance by Borrowers and their Subsidiaries with the financial covenants contained in this subsection 7.6, Administrative Agent, Pooled Facility Lenders, Opt-Out Lenders and Borrowers agree to negotiate in good faith to amend the affected covenants and related definitions to compensate for the accounting impact resulting from any such reclassification so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the Closing Date.

      7.7  Restriction on Fundamental Changes; Asset Sales.
           -----------------------------------------------

           Borrowers shall not, and shall not permit their respective Subsidiaries to, alter the legal form of organization of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of (including by discount or compromise), in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding) or its interests in or claims against any Project, in each case whether now owned or hereafter acquired, except:

          (i) any Subsidiary of Company may be merged with or into a Borrower or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Borrower or any wholly-owned Subsidiary Guarantor; provided that, (a) in the case of such a merger, such Borrower or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person, and (b) notwithstanding other provisions of this subsection 7.7, no such merger shall merge OFMC Anaheim with any other Person without the prior written consent of the Opt-Out Lenders holding the Opt-Out Obligations for which OFMC Anaheim is an obligor;

          (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

          (iv) Company and its Subsidiaries may make Asset Sales (other than Approved Asset Sales) of assets having a fair market value not in excess of $10,000,000 in the aggregate; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the consideration received shall be limited to cash and the assumption of liabilities related to such assets; and (c) the Net Asset Sale Proceeds of such Asset Sales shall be applied as required by subsection 2.6A(iii)(a) or subsection 2.6C;

          (v) Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable, to the extent Company deems necessary in order to resolve disputes that occur in the ordinary course of business;

          (vi) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries, in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

          (vii) Company and its Subsidiaries may make Approved Asset Sales, provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the sole consideration received in such Asset Sales shall be cash and the assumption of Indebtedness and Contingent Obligations related to such assets; (c) the Net Asset Sale Proceeds of such Asset Sales shall be applied as required by subsection 2.6A(iii)(a) or subsection 2.6C; and (d) any Indebtedness in relation to such assets shall be repaid and the related letters of credit shall be cancelled and returned to the issuers thereof;

          (viii) Company and its Subsidiaries may sell or release their interest in or claim against any Project (other than their interest in and claim against the business, operations and Indebtedness of the Senators Hockey Club and its Subsidiaries, which shall be governed by subsection 7.7(xi)) to which an Opt-Out Facility relates so long as the sales price for the relevant Project is greater than or equal to such Project's Minimum Sales Price, provided that the net cash proceeds of such sale are applied to repay the relevant Opt-Out Facility or the Indebtedness which such Opt-Out Facility supports (to the extent that the Opt-Out Obligations under such Opt-Out Facility are Contingent Obligations) and, if Company or any of its Subsidiaries has the right to consent to or prohibit such sale pursuant to the terms of the relevant Opt-Out Facilities or otherwise, the terms of such sale shall be reasonably satisfactory to Requisite Lenders (it being understood that the sales price in any such sale shall be deemed satisfactory if it equals or exceeds the Minimum Sales Price for the relevant Project);

          (ix) Any Subsidiary of Company may, if its Board of Directors determines that doing so is in the best interests of such Subsidiary, change its legal form of organization to a limited liability company, a corporation or a limited partnership; provided (a) that (1) if such Subsidiary is a Borrower, such Subsidiary shall have executed such documents as Administrative Agent reasonably deems necessary to ensure that such Subsidiary continues to be bound as a Borrower under the Loan Documents after such change and (2) if all or any portion of the equity interests of such Subsidiary are subject to Liens created under the Collateral Documents prior to such change, the same percentage of the equity interests of such Subsidiary shall continue to be subject to Liens under the Collateral Documents after such change, with such Liens being of equal or higher priority than before such change and, if perfected prior to such change, perfected, and (b) Company and its Subsidiaries shall have complied with the provisions of the Collateral Documents applicable to such change of legal form;

          (x) Company and its Subsidiaries may make the China Project Swap (provided that (a) such Asset Sale results in no cash consideration being paid to the seller of the assets so acquired by Company and (b) no Indebtedness, Contingent Obligation or Performance Guaranty, or commitment to incur or assume the same, is incurred or assumed in connection with such Asset Sale); and

          (xi) Company, as a Junior Lender (as such term is defined in the Senators Senior Subordination Agreement) may, without further consent of any Agent or any Lender (other than any consent of the applicable Opt-Out Lenders under the applicable Opt-Out Facility Documents otherwise required), exercise its rights and perform its obligations under Section 9 of the Senators Senior Subordination Agreement with respect to releasing its Liens on the property of the Senators Hockey Club upon a sale or transfer of such property which the "Senior Lenders" (or such other applicable parties) under the Senators Senior Subordination Agreement reasonably believe to be for consideration which is reasonably equivalent to the fair value of such property, so long as the Senators Lease shall not be terminated or otherwise amended or modified in any respect (including any amendment or modification that alters the legal, equitable or contractual rights of Ogden Palladium Services (Canada) Inc. thereunder) in connection with, or as a condition of, any such sale or transfer (any such permitted sale or transfer being referred to herein as a "Permitted Senators Transaction"), provided that the proceeds of any Permitted Senators Transaction are applied in accordance with the relevant terms of the Senators Senior Subordination Agreement and the NHL Priority Loan Letter Agreement.

           Without limiting the provisions of subsection 7.7(xi), if Company or any of its Subsidiaries (including Ogden Palladium Services (Canada) Inc.) has the right to consent to or approve any amendment of, modification to or termination of the Senators Lease, Company and its Subsidiaries shall not exercise any such consent or approval right without the prior written consent of Requisite Lenders. Notwithstanding anything to the contrary contained herein, Borrowers shall not, and shall not permit their respective Subsidiaries to, (1) sell, transfer or otherwise dispose of their interests in or claims against OPD or the Quezon Project without the consent of Requisite Lenders or (2) agree to or otherwise permit, without the prior written consent of Requisite Lenders, the release, extinguishment or termination of any right of consent or approval which Company any of its Subsidiaries may have over a sale of any Project to which an Opt-Out Facility relates or over an amendment of, modification to or termination of the Senators Lease.

      7.8  Monthly Budget Covenants.
           ------------------------

           A. Maintenance Capital Expenditures. Borrowers shall not, and shall not permit their respective Subsidiaries to, make or incur Consolidated Maintenance Capital Expenditures, for the period commencing on January 1, 2001 and ending during any month set forth in the Monthly Budget, in an aggregate amount in excess of the "Cumulative Allowable Cash Usage for Maintenance Capital Expenditures" amount set forth in the Monthly Budget for the month in which such period ends.

           B. Anaheim Expenditures. Borrowers shall not, and shall not permit their respective Subsidiaries to, make cash expenditures in connection with the Anaheim Project, during the period commencing on January 1, 2001 and ending on the Maturity Date, if (i) the aggregate amount of such expenditures, net of amounts received in cash from the Anaheim Project in repayment of such expenditures (including management fees payable to OFMC Anaheim under the management agreement for the Anaheim Project), would exceed $4,400,000 or (ii) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Obligations (whether of principal, interest or any other amount with respect thereto) shall have occurred, and (a) such default shall not have been cured or waived in accordance with the terms of the Financing Documents and (b) Lenders shall have exercised set-off rights with respect to $10,000,000 or more of cash Collateral after the Closing Date. Any Lender exercising a right of set-off shall, notwithstanding subsection 10.4, promptly notify Administrative Agent, and Administrative Agent shall promptly thereafter notify each other Lender, of the exercise of such right and the amount against which such right was exercised.

           C. Net Cash Usage. Borrowers shall not, and shall not permit their respective Subsidiaries to, make cash expenditures during the period commencing on January 1, 2001 and ending during any month set forth in the Monthly Budget, if such cash expenditures would cause cumulative net cash usage by Company and its Subsidiaries for such period to exceed the "Cumulative Allowable Cash Usage" amount set forth in the Monthly Budget for the month in which such period ends; provided that such cash expenditures for any period shall not include the amount of any Taxes paid in such period as a result of any Asset Sale that would have been deducted in calculating Net Asset Sale Proceeds of such Asset Sale had such taxes been paid on or prior to the closing of such Asset Sale.

           D. Additional Expenditures. Notwithstanding anything to the contrary in this subsection 7.8, Borrowers shall be permitted to make cash expenditures in an aggregate amount not to exceed $1,000,000 in addition to those expenditures otherwise permitted under subdivisions A, B, and C of this subsection 7.8, so long as Agents shall have consented to such additional expenditures.

      7.9  Transactions with Shareholders and Affiliates.
           ---------------------------------------------

           Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder; provided that the foregoing restriction shall not apply to (i) any Indebtedness permitted under subsection 7.1(iii) or intercompany Indebtedness between Company and its Subsidiaries or between any of its Subsidiaries existing on the Closing Date,
(ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries, in each case provided that such transaction are on terms that are no less favorable to Company or that Subsidiary, as the case may be, than those existing on the Closing Date that might be obtained at the time from Persons who are not such a holder or Affiliate, or (iii) the payment of reasonable legal fees and expenses incurred by law firms in which Directors of Company are affiliated for services rendered to Company and its Subsidiaries.

      7.10 Restriction on Leases
           ---------------------

           Borrowers shall not, and shall not permit any of their Subsidiaries to, become liable in any way, whether directly by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Borrowers and Subsidiary Guarantors), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis under all such leases entered into after the Closing Date at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed $3,000,000; provided, however, that this subsection 7.10 shall not prohibit Subsidiaries of Company from incurring obligations permitted under subsection 7.3(vi) or 7.3(vii); and provided further, that nothing in this subsection 7.10 shall be construed to permit expenditures in excess of amounts permitted under subsection 7.8.

      7.11 Sales and Lease-Backs
           ---------------------

           Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Borrowers and their respective Subsidiaries may remain liable under those transactions entered into prior to the Closing Date and described on Schedule 7.11.

      7.12 Conduct of Business
           -------------------

           From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries, to engage in any business other than the businesses engaged in by Company and its Subsidiaries on the Closing Date and the energy business.

      7.13 Amendments to Debt Documentation and Organizational Documents.
         --------------------------------------------------------------

           Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive (or make any payment consistent with an amendment, modification or waiver of) any material provision of any of (i) the principal documents relating to Existing Project Debt, the 9.25% Debenture Indenture or related documents, or the Convertible Subordinated Debentures or related documents, in each case if the effect of such amendment, modification or waiver, together with all other amendments, modifications or waivers made, (x) is to impose additional material obligations on, or confer additional rights to the holders thereof against, Company or any of its Subsidiaries, or (y) is otherwise adverse in any material respect to the interests of the Lenders, or (ii) the Organizational Documents of Company and its Subsidiaries, if the effect of such amendment, modification or waiver, together with all other amendments, modifications or waivers made, is adverse in any material respect to the interests of the Lenders.

      7.14 End of Fiscal Years; Fiscal Quarters.
           ------------------------------------

           Company shall not, and shall not permit any of its Subsidiaries to change the end of the Fiscal Year of Company or any of its Subsidiaries from December 31st.

      7.15 No Additional Commitments.
           -------------------------

           Borrowers hereby agree not to create or agree with any Lender to create after the Closing Date any commitments to lend any amounts to any Borrower or any Subsidiary of any Borrower or to otherwise extend additional credit to any Borrower or any Subsidiary of any Borrower under the Pooled Facility Documents (it being understood that the Revolving Loan Commitments are not to be deemed included in the Pooled Facility Documents), other than (i) the reissuance or extension of, or election not to decline to extend, any Pooled Letters of Credit pursuant to subsection 2.11A and (ii) the issuance of Replacement Letters of Credit. Nothing in this subsection 7.15 shall be construed as prohibiting Company and its Subsidiaries from obtaining a commitment or commitments to refinance the Obligations or entering into a credit facility or facilities to refinance the Obligations.

Section 8. EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default") shall occur:

      8.1  Failure to Make Payments When Due.
           ---------------------------------

           Failure by Borrowers to pay any installment of principal of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due, whether from a Revolving Loan, proceeds of a Letter of Credit or otherwise, any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit or Pooled Letter of Credit or any amount payable to any Pooled Facility Lender on account of any portion of any Pooled Lender Paydown Amount that is rescinded or otherwise recovered directly or indirectly from any Pooled Facility Lender; or failure by Borrowers to pay any interest or any fee or any other amount due under this Agreement (including amounts payable with respect to the Opt-Out Facilities pursuant to subsection 2.5F) within five days after the date due; or

      8.2  Default in Other Agreements.
           ---------------------------

          (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable (a) in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1 or in clause (b)) or Contingent Obligations or Performance Guaranties, in each case in the principal amount of $5,000,000 or more, individually or in the aggregate, or (b) in respect of Limited Recourse Debt of Subsidiaries of Company in the principal amount of $10,000,000 or more, individually or in the aggregate, in each case beyond the end of any grace period provided therefor (provided that Limited Recourse Debt incurred in connection with one or more Projects to which less than $2,000,000 in the aggregate of Adjusted EBIT is attributable for the 12-month period immediately preceding the failure to pay such interest, principal or other amounts shall not be considered Indebtedness or Limited Recourse Debt solely for purposes of this clause (b)); or

          (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

      8.3  Breach of Certain Covenants.
           ----------------------------

           Failure of Company to perform or comply with any term or condition contained in subsection 2.7 or 6.2 or Section 7 of this Agreement; or

      8.4  Breach of Warranty.
           ------------------

           Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Financing Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

      8.5  Other Defaults Under Financing Documents.
           ----------------------------------------

           Company or any Subsidiary of Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Financing Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Subsidiary becoming aware of such default or (ii) receipt by Company and such Subsidiary of notice from Administrative Agent or any Lender of such default; or

      8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
           ----------------------------------------------------

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

          (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

      8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
           --------------------------------------------------

          (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

          (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

      8.8  Judgments and Attachments.
           -------------------------

           Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

      8.9  Dissolution.
           -----------

           Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      8.10 Employee Benefit Plans.
           ----------------------

           There shall occur one or more ERISA Events which individually or in the aggregate results in or are reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $7,500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA, but determined on the basis of actuarial assumptions used for funding purposes with respect to such Pension Plans), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

      8.11 Material Adverse Effect.
           -----------------------

           Any event or change shall occur after the date of this Agreement that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

      8.12 Change in Control.
           -----------------

           A Change in Control shall have occurred; or

      8.13 Invalidity of Intercreditor Agreement or Subsidiary Guaranty; Failure
           ---------------------------------------------------------------------
           of Security; Repudiation of Obligations.
           ---------------------------------------

           At any time after the execution and delivery thereof, (i) the Intercreditor Agreement or the Subsidiary Guaranty (with respect to the obligations thereunder of any Material Subsidiary) for any reason, other than the satisfaction in full of all Obligations and Opt-Out Obligations , shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document (with respect to the obligations thereunder of any Material Subsidiary) shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Secured Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document or Pooled Facility Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or Pooled Facility Document to which it is a party :

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Revolving Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Pooled Letters of Credit, Opt-Out Facilities consisting of letters of credit or Letters of Credit then outstanding (whether or not any beneficiary under any such Pooled Letter of Credit, Opt-Out Facility or Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Pooled Letter of Credit, Opt-Out Facility or Letter of Credit), and (c) all Opt-Out Obligations and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Revolving Loan, the obligation of Administrative Agent or the right of the Documentation Agent to issue any Letter of Credit or Pooled Letter of Credit hereunder, and the obligation of any Issuing Lender of any Pooled Letter of Credit or issuing lender of any letter of credit issued under an Opt-Out Facility to amend, reissue, extend or elect not to decline to extend any such Pooled Letter of Credit or letter of credit, as the case may be, under subsection 2.11A shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Supermajority Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Revolving Loan, the obligation of Administrative Agent and the right of the Documentation Agent to issue any Letter of Credit or Pooled Letter of Credit shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Pooled Facility Lenders under subsection 2.1C or Revolving Lenders under subsection 3.3C(i).

           Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Intercreditor Agreement and shall be applied as therein provided.

           Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Revolving Loans pursuant to clause (ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Revolving Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Supermajority Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Supermajority Lenders and are not intended, directly or indirectly, to benefit Borrowers, and such provisions shall not at any time be construed so as to grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9. AGENTS

      9.1  Appointment.
           -----------

           A. Appointment of Administrative Agent and Documentation Agent. BofA is hereby appointed Administrative Agent hereunder and under the other Loan Documents and Deutsche Bank is hereby appointed Documentation Agent hereunder. Each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent (other than as provided in subsection 2.3A) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

           B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

           In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement, any of the other Loan Documents or the Pooled Facility Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections
10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

           Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

           C. Appointment of Administrative Agent as Agent under Pooled Facilities. BofA hereby replaces the Existing Pooled Facility Agent under each relevant Pooled Facility Document in such Existing Pooled Facility Agent's capacity as agent (howsoever entitled) thereunder and succeeds to the rights and obligations of each such Existing Pooled Facility Agent in such capacity under the relevant Pooled Facility Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement, the other Loan Documents and the Pooled Facility Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, and to the extent not contrary to this Agreement or the other Loan Documents, the Pooled Facility Documents.

      9.2  Powers and Duties; General Immunity.
           -----------------------------------

           A. Powers; Duties Specified. Each Lender irrevocably authorizes Agents to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder, under the other Loan Documents and under the Pooled Facility Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement, the other Loan Documents and under the Pooled Facility Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its Affiliates, agents or employees. No Agent shall have, by reason of this Agreement or any of the other Financing Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon an Agent any obligations in respect of this Agreement or any of the other Financing Documents except as expressly set forth in the Loan Documents.

           B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Financing Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Borrower to such Agent or any Lender in connection with the Financing Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations or Opt-Out Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Financing Documents or as to the use of the proceeds of the Revolving Loans or the use of the Pooled Letters of Credit or Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Loans, the Letter of Credit Usage, the Pooled Facility L/C Participations, the Pooled Letters of Credit or the Pooled Facility Loan Participations or the component amounts thereof.

           C. Exculpatory Provisions. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents or the Pooled Facility Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement, any of the other Loan Documents or the Pooled Facility Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement, any of the other Loan Documents or Pooled Facility Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

           D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Loans, the Pooled Letters of Credit and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agents in their individual capacity. An Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     9.3  Independent Investigation by Lenders; No Responsibility For Appraisal
          ---------------------------------------------------------------------
          of Creditworthiness.
          -------------------

           Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Revolving Loans and the issuance of Pooled Letters of Credit and Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or the issuing of Letters of Credit or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

      9.4  Right to Indemnity.
           ------------------

           Each Revolving Lender and Pooled Facility Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder, under the other Loan Documents or Pooled Facility Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement, the other Loan Documents or Pooled Facility Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct or any Funding Default of another Lender. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      9.5  Successor Agents .
           -----------------

           An Agent may resign at any time by giving 60 days' prior written notice thereof to Lenders and Company, and an Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and such Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement, the other Loan Documents, or the Pooled Facility Documents.

      9.6  Intercreditor Agreement, Collateral Documents and Guaranties.
           ------------------------------------------------------------

           Each Lender hereby further authorizes each of Administrative
Agent and Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to enter into and be the agent for and representative of Lenders under the Intercreditor Agreement, Subsidiary Guaranty, and each Lender agrees to be bound by the terms of the Intercreditor Agreement, each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent and Collateral Agent shall not (i) enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement or any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or such greater number of Lenders as are required to consent to such amendment, modification, termination or waiver pursuant to subsection 10.6); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets or a financing permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Financing Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that
(1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders (and to the extent such Collateral is Shared Collateral, for the holders of the 9.25% Debentures) in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (and, after determination of a Realized Deficiency (if any) with respect thereto, any of the Opt-Out Obligations) as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

      9.7  Administrative Agent May File Proofs of Claim.
           ---------------------------------------------

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Revolving Loans and any other Obligations and Opt-Out Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.5 and 10.2) allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.5 and 10.2 hereof.

           Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the Opt-Out Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.8  Indemnification of Existing Pooled Facility Agents.
           --------------------------------------------------

           Each Pooled Facility Lender agrees and affirms that any of its obligations to indemnify each Existing Pooled Facility Agent and related Persons under the Pooled Facility Documents to which such Pooled Facility Lender was a party immediately prior to the Closing Date, in each case for acts or omissions prior to the Closing Date in exercising the powers, rights and remedies of an agent or performing duties of an agent under the Pooled Facility Documents, shall survive the Closing Date to the same extent as if the provisions governing such indemnification obligations continued to be in effect after the Closing Date and such Pooled Facility Lenders continued to be party to such Pooled Facility Documents to the same extent as immediately prior to the Closing Date.

Section 10. MISCELLANEOUS

      10.1 Successors and Assigns; Assignments and Participations in Loans and
           -------------------------------------------------------------------
           Letters of Credit.
           -----------------

           A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). No Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by such Borrower without the prior written consent of all Lenders. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Person, or (ii) sell participations to any Person in, all or any part of its Revolving Loan Commitments or any Revolving Loans made by it or its Pooled Letters of Credit or Letters of Credit or participations therein or any other interest herein or in any other Obligations or Opt-Out Obligations owed to it; provided that, except as provided in subsection 10.5, no such sale, assignment or transfer described in clause (i) above (other than a sale, assignment or transfer of Opt-Out Obligations without any sale, assignment or transfer of Revolving Loan Commitments, Revolving Loans, participations in Letters of Credit or Pooled Letters of Credit or other Obligations) shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that (a) no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation, (b) no such sale, assignment, transfer or participation of any Pooled Facility Loan Participation or Pooled Facility L/C Participation or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the underlying Pooled Facility in which the Pooled Facility Lender effecting such sale, assignment, transfer or participation is a lender under the Pooled Facility Documents, (c) no such sale, assignment, transfer or participation of any interest in an Opt-Out Facility or any participation therein may be made without the assignee thereof entering into an assignment agreement under which such assignee agrees to be bound by the terms and conditions of this Agreement and the Intercreditor Agreement, (d) no such sale, assignment or transfer of any interest in the Class B Palladium DPS Facility may be made to any Person other than an Eligible Assignee, and (e) nothing herein shall be construed as permitting any such sale, assignment, transfer or participation of any interest in an Opt-Out Facility to be made in contravention of any applicable requirements under the relevant Opt-Out Facility Documents or under other contractual arrangements binding on the relevant Opt-Out Facility Lenders. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Revolving Loan Commitments or the Revolving Loans, the Letters of Credit or participations therein, the Pooled Facility L/C Participations or the Pooled Facility Loan Participations or the other Obligations owed to such Lender. No Lender shall be permitted to assign any portion of its rights or obligations hereunder (including, in the case of Opt-Out Lenders, any right to receive payments under subsection 2.5F or subsection 6.14A) to any other Person if, upon giving effect to such assignment, Borrowers would be obligated to pay such assignee amounts greater than the amounts, if any, which Borrowers would have been required to pay such assigning Lender under subsection 2.8 or 2.9 if such assignment did not occur.

           B. Assignments.

          (i) Amounts and Terms of Assignments. Each Revolving Loan Commitment, Revolving Loan, Letter of Credit or participation therein, Pooled Facility L/C Participation or Pooled Facility Loan Participation or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrowers and Agents and with the consent of Agents (which consent shall not be unreasonably withheld or delayed) or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Revolving Loan Commitments, Revolving Loans, Letters of Credit and participations therein, Pooled Facility L/C Participation or Pooled Facility Loan Participation and other Obligations of the assigning Lender) to any Eligible Assignee with the consents of Agents and of the Issuing Lenders of any Letters of Credit or Pooled Letters of Credit (which consents shall not be unreasonably withheld or delayed), and provided further, however, that no assignment by a Defaulting Lender shall be permitted unless such Defaulting Lender or assignee has funded such Defaulting Lender's defaulted funding obligations with respect to Loans and participations in Letters of Credit, Pooled Letters of Credit and Existing Pooled Loans, if any. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Revolving Loan Commitments, Revolving Loans, Letters of Credit or participations therein, Pooled Facility L/C Participation or Pooled Facility Loan Participation or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $5,000 unless the assignee is an Affiliate of a Lender, in which case no fee shall be required, a counterpart to the Intercreditor Agreement and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.9B(iii). Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, (y) the assignee shall be a party to the Intercreditor Agreement, and to the extent that rights and obligations have been assigned to it pursuant to the Assignment Agreement, shall have the rights and obligations of a Creditor Party thereunder (as such term is defined in the Intercreditor Agreement) and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Pooled Facility Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsection 10.9 and entitled to any rights under the Intercreditor Agreement which survive after such Lender ceases to be a Pooled Facility Lender); provided that, anything contained in any of the Financing Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit or Pooled Letter of Credit such Lender shall continue to have all rights and obligations of an issuing lender with respect to such Letters of Credit or Pooled Letter of Credit until the cancellation or expiration of such Letters of Credit or Pooled Letters of Credit and the reimbursement of any amounts drawn thereunder). If any such assignment occurs after the issuance of any Revolving Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Notes, if any, to Administrative Agent for cancellation, and thereupon new Revolving Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.3B, be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV, annexed hereto, as the case may be, with appropriate insertions, to reflect the new Revolving Loan Commitments be, of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee (except that such representation shall not be required in the case of an assignment pursuant to clause (a) of subsection 10.1B(i)), together with an executed counterpart to the Intercreditor Agreement from the assignee and the processing and recordation fee referred to in subsection 10.1B(i), and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.9B(iii), Administrative Agent shall, if Agents, Issuing Lenders of Letter of Credit and Pooled Letters of Credit and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment),
     (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

           C. Participations. The holder of any participation, other than an Affiliate of Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the Maturity Date or (ii) a reduction of the principal amount of or the rate of interest payable on any Revolving Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.8D and 2.9) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.6 and 10.7, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

           D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Revolving Loans, the other Obligations or Opt-Out Obligations owed to such Lender, and its Revolving Note or Revolving Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

           E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

           F. Agreements of Lenders. Each Pooled Facility Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (i) of the definition thereof (without reference to the ultimate and penultimate provisos to such definition); (ii) that it has experience and expertise in the making of loans such as the Revolving Loans; and
(iii) that it will make its Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Revolving Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference. Notwithstanding the foregoing, nothing herein shall be construed to imply that the Revolving Loans are "securities" within the meaning of the Securities Act or the Exchange Act or any other applicable securities law. Each Lender hereby represents and warrants to each other Lender that to the best of such Lender's knowledge after due inquiry the Opt-Out Facilities and Pooled Facilities with respect to which such Lender is an Opt-Out Lender or a Pooled Facility Lender represent the only Indebtedness or Contingent Obligations of Company and its Subsidiaries to or in favor of such Lender or any of its Affiliates outstanding as of the Closing Date (other than Limited Recourse Debt related to Projects).

      10.2 Expenses.
           --------

           Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any Replacement Letters of Credit and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Loan Parties (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on their part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of advisors and counsel to Agents (including O'Melveny & Myers LLP, counsel to Agents, and Ernst & Young LLP) and Lenders and each counsel (other than internal counsel) retained by any Lender (to the extent, in the case of counsel retained by such individual Lenders, incurred prior to or on the Closing Date or after the occurrence of any Potential Event of Default or in connection with any consent, amendment, waiver or other modification to the Loan Documents) in connection with the negotiation, preparation, execution, interpretation or administration of the Loan Documents and any Replacement Letters of Credit and any proposed consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Agents or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agents or their counsel; (vi) all the actual costs and reasonable expenses incurred in connection with the custody or preservation of any of the Collateral; and (vii) all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations or Opt-Out Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Financing Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

      10.3 Indemnity.
           ---------

           In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

           As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Revolving Loans hereunder or to purchase and fund the Pooled Facility Loan Participations or the Pooled Facility L/C Participations or the use or intended use of the proceeds thereof or the issuance of Letters of Credit or Pooled Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender with respect thereto, (iii) any claim by the holders of the 9.25% Debentures (or their representatives) against the Collateral or in respect of any repayment of the Obligations or the Opt-Out Obligations from the proceeds of Collateral, or (iv) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

           To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      10.4 Set-Off; Security Interest in Deposit Accounts.
           ----------------------------------------------

           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Borrowers and each other Loan Party against and on account of the obligations and liabilities of Borrowers or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the other Loan Documents and the Pooled Facility Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Pooled Letters of Credit, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Revolving Loans or any amounts in respect of the Pooled Letters of Credit, the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with an Agent or such Lender as security for the Obligations and the Opt-Out Obligations (and to the extent required by the 9.25% Debenture Indenture, for the obligations under the 9.25% Debentures).

      10.5 Ratable Sharing.
           ---------------

           Pooled Facility Lenders (in their capacity as Pooled Facility Lenders and as Revolving Lenders for purposes of this subsection) and Opt-Out Lenders (other than Canadian Loss Sharing Lenders) hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents, the Pooled Facility Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Pooled Letters of Credit or Letters of Credit, fees and other amounts then due and owing to that Pooled Facility Lender or Opt-Out Lender hereunder or under the other Financing Documents or Opt-Out Facility Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Pooled Facility Lender or Opt-Out Lender in respect of the Aggregate Amounts Due to such other Pooled Facility Lender or Opt-Out Lender (except to the extent such greater reduction or payment is attributable to any "Preferred Distribution" (as such term is defined in the Intercreditor Agreement) paid to the Quezon Lenders pursuant to the terms of and in accordance with the Intercreditor Agreement), then the Pooled Facility Lender or Opt-Out Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Pooled Facility Lender and Opt-Out Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Pooled Facility Lenders and Opt-Out Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Pooled Facility Lenders and Opt-Out Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Pooled Facility Lender or Opt-Out Lender is thereafter recovered from such Pooled Facility Lender or Opt-Out Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Pooled Facility Lender or Opt-Out Lender ratably to the extent of such recovery, but without interest; and provided further, however, that (1) no Opt-Out Lender shall be entitled to the benefits of, or subject to the burdens of, or included in any calculation whatsoever required under, this subsection 10.5 until such time as such Opt-Out Lender has a Realized Deficiency, (2) the Aggregate Amounts Due to any such Opt-Out Lender, the Aggregate Amounts Due to Pooled Facility Lenders and other Opt-Out Lenders in relation to such Opt-Out Lender, and the payments or reductions of such Aggregate Amounts Due in relation to such Opt-Out Lender, shall only be calculated on and after such time as such Opt-Out Lender has a Realized Deficiency and without giving effect to amounts received by such Opt-Out Lender on account of such Opt-Out Lender's Ratable Paydown, (3) the payments or reductions of the Aggregate Amounts Due to the Pooled Facility Lenders in relation to such Opt-Out Lender shall not include payments or reductions of Revolving Loan Exposure to the extent such payments or reductions do not include or are not accompanied by a reduction of the Revolving Loan Commitments, (4) nothing herein shall be construed as obligating any Opt-Out Lender to assume any obligations to fund or reimburse any drawing under Letters of Credit or Pooled Letters of Credit, or otherwise to make any payments or advance any funds to any Borrower with respect to unfunded Revolving Loan Commitments, and (5) nothing in this subsection 10.5 shall be construed as obligating any Opt-Out Lender to share with any Pooled Facility Lender or other Opt-Out Lender (or include in any calculation required under this subsection 10.5) any amount realized on or with respect to Opt-Out Lender Collateral (as defined in the Intercreditor Agreement), so long as such amounts are included in the calculation of such Opt-Out Lender's Realized Deficiency. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Pooled Facility Lender or Opt-Out Lender as to such assignment as fully as if that Pooled Facility Lender or Opt-Out Lender had complied with the provisions of subsection 10.1B with respect to such assignment or the relevant provisions of the Opt-Out Facility Documents. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Pooled Facility Lender or Opt-Out Lender and each selling Pooled Facility Lender or Opt-Out Lender agree to enter into an assignment agreement at the request of a selling Pooled Facility Lender or Opt-Out Lender or a purchasing Pooled Facility Lender or Opt-Out Lender, as the case may be, in form and substance reasonably satisfactory to each such Pooled Facility Lender or Opt-Out Lender.

      10.6 Amendments and Waivers.
           ----------------------

           No amendment, modification, termination or waiver of any provision of this Agreement or of the Revolving Notes or the other Loan Documents, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of:

          (i) each Lender with Obligations or Opt-Out Obligations directly affected, (1) reduce the principal amount of any outstanding Revolving Loan or other outstanding funded Obligation or Opt-Out Obligation, (2) postpone the date on which any interest, any dividend or any fees hereunder are payable, (3) decrease the interest or dividend rate borne by any Revolving Loan, any Opt-Out Obligation or any reimbursement obligation payable with respect to a drawing under a Pooled Letter of Credit, a Letter of Credit or a letter of credit issued under an Opt-Out Facility (other than any waiver of any increase in the rate applicable pursuant to subsection 2.4E) or any recovered or rescinded amount of Existing Pooled Loans; (4) decrease the amount of any fees payable hereunder, (5) reduce the amount or postpone the due date of any amount payable in respect of any Pooled Letter of Credit, Letter of Credit, letter of credit issued under an Opt-Out Facility or Opt-Out Obligation, (6) extend the expiration date of any Pooled Letter of Credit, Letter of Credit or letter of credit issued under an Opt-Out Facility beyond the Maturity Date or Revolving Loan Commitment Termination Date, as applicable, except as provided under subsection 2.11A, (7) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit, or change in any manner the obligations of Pooled Facility Lenders relating to the purchase of Pooled Facility L/C Participations or Pooled Facility Loan Participations, (8) increase the maximum duration of Interest Periods permitted hereunder, (9) change in any manner or waive the provisions contained in subsection 8.1,
     (10) amend, modify, waive or terminate any provision of any Loan Document in a manner which would have the effect of amending, modifying or waiving any provision of the Intercreditor Agreement (unless those Lenders whose approval would have been required to make such change to the Intercreditor Agreement, under the terms of the Intercreditor Agreement, have approved such amendment, modification, waiver or termination), or (11) change in any manner the definition of "Eligible Assignee" or any provision of subsection 10.1;

          (ii) each Lender, (1) change in any manner the definition of "Pro Rata Share," "Requisite Lenders" or "Supermajority Lenders" (except for any changes resulting solely from an increase in the aggregate Revolving Loan Commitments approved by Supermajority Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) release (or subordinate) any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than releases in accordance with the terms of the Loan Documents either (x) in connection with Asset Sales permitted under the Loan Documents or (y) required under the first proviso to subsection 6.8A or the proviso to subsection 6.9, (4) change in any manner or waive the provisions contained in subsection 8.13 or 10.5 or this subsection 10.6, (5) extend the Maturity Date, (6) cause one or more credit facilities which are not Pooled Facilities on the Closing Date to become Pooled Facilities hereunder, or share the benefit of Liens created under the Collateral Documents on a pari passu basis to secure additional Pooled Facilities, in either case if the aggregate principal amount of such additional Pooled Facilities would be in excess of $10,000,000, or (7) share the benefit of Liens created under the Collateral Documents on a pari passu or subordinate basis to secure obligations (other than the Obligations, the Opt-Out Obligations and the obligations of Company under the 9.25% Debentures outstanding as of the Closing Date (it being understood that for purposes of this clause (7) Obligations outstanding as of the Closing Date shall include Obligations with respect to Revolving Loans and Letters of Credit borrowed or issued, as the case may be, under Commitments outstanding as of the Closing Date)) in excess of $10,000,000 in aggregate principal amount;

          (iii) Supermajority Lenders, (1) to the extent that doing so would not require the consent of a greater number of Lenders under any other provision of this subsection 10.6, permit any credit facility which is not one of the Pooled Facilities on the Closing Date to become a Pooled Facility hereunder, (2) increase the aggregate Revolving Loan Commitments,
     (3) to the extent that doing so would not require the consent of a greater number of Lenders under any other provision of this subsection 10.6, release (or subordinate) any Lien granted in favor of Administrative Agent with respect to any portion of the Collateral the fair market value of which exceeds $20,000,000 in the aggregate (determined at the time of release) or release one or more Subsidiary Guarantors from their obligations under the Subsidiary Guaranty if such released Subsidiary Guarantors owned more than 5% of the consolidated assets of Company and its Subsidiaries, in each case other than releases in accordance with the terms of the Loan Documents either (x) in connection with Asset Sales permitted under the Loan Documents or (y) required under the first proviso to subsection 6.8A or the proviso to subsection 6.9, (4) change in any manner any provision of this Agreement regarding the Springing Letters of Credit or the Springing Letter of Credit Sublimit if the effect of such change would be to increase the amount of the Revolving Loan Commitments available (over what would otherwise be available) for purposes other than providing for the issuance of (and reimbursement of drawings under) Letters of Credit serving as Springing Letters of Credit, or (5) amend, modify or waive any of the provisions of subsection 2.6A(iii), 2.6A(iv), 4.1, 4.2, 4.3, 4.4 or 6.12;

          (iv) the relevant Revolving Lender, increase the amount of such Lender's Revolving Loan Commitment;

          (v) each Revolving Lender, postpone the Revolving Loan Commitment Termination Date;

          (vi) Opt-Out Lenders having or holding more than 50% (or, if higher, the percentage required pursuant to the applicable Opt-Out Facility (as in effect on the Closing Date, and not including in any event the Class B Palladium DPS Facility) to approve any sale or release of Company's and its Subsidiaries' rights and interests in the relevant Project) of the aggregate Opt-Out Facility Exposure with respect to the relevant Opt-Out Facility, change the Minimum Sales Price for any Project or change or waive the provisions of subsection 7.7(xi); and

          (vii) Opt-Out Lenders having or holding more than 50% (or, if higher, the percentage required pursuant to the applicable Opt-Out Facility (as in effect on the Closing Date, and not including in any event the Class B Palladium DPS Facility) to change or waive similar covenants under such Opt-Out Facility) of the aggregate Opt-Out Facility Exposure with respect to the relevant Opt-Out Facility, change or waive in a manner adverse to the interests of the relevant Opt-Out Lenders (1) any provision of the Loan Documents which expressly provides for the funding of expenses of or Investments in, or providing for the payment of Indebtedness related to, the Project to which an Opt-Out Facility relates, (2) the provision in subsection 6.12 excluding OFMC Anaheim from the requirements of such subsection, or the provision in subsection 7.7(i)(b) prohibiting certain mergers of OFMC Anaheim, (3) the last paragraph or subsection 7.3 or any provision of the Loan Documents expressly permitting the sale or release of the interest of Company and its Subsidiaries in the Project to which an Opt-Out Facility relates or expressly obligating Borrowers to make or cause such sale or release, (4) any provision of the Loan Documents requiring Borrowers or any of their Subsidiaries to enter into a guaranty of Opt-Out Obligations, or (5) the provision in the definition of "Subsidiary" which excludes Senators Hockey Club and its Subsidiaries from such definition, or the provision in the definition of "Opt-Out Facility Documents" which limits the relevant Opt-Out Facility Documents relating to the Ottawa Senators Project.

           In addition, (a) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agents as well as Supermajority Lenders, (b) no amendment, modification, termination or waiver of any provision of any Revolving Note shall be effective without the written concurrence of Lender which is the holder of that Revolving Note, (c) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (d) no amendment, modification, termination or waiver of any provision of subsection
2.1 shall be effective without the written concurrence of each Pooled Facility Lender that has issued an outstanding Pooled Letter of Credit or has not been reimbursed for a payment under a Pooled Letter of Credit, and (e) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agents shall be effective without the written concurrence of Agents. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrowers or Borrowers in any case shall entitle any Borrower or Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers. Administrative Agent agrees that promptly after the effectiveness of any amendment, termination, supplement, waiver or other modification of this Agreement or of the Pooled Facility Documents it shall provide, or cause to be provided, to each Lender a copy thereof to the extent such a copy is available to Administrative Agent.

      10.7 Independence of Covenants.
           -------------------------

           All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      10.8 Notices.
           -------

           Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail (or Canadian mail as appropriate) with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

      10.9 Survival of Representations, Warranties and Agreements.
           -----------------------------------------------------

           A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and the issuance of the Pooled Letters of Credit or the Letters of Credit hereunder.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.8D, 2.9, 3.5A, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Revolving Loans, the cancellation or expiration of the Pooled Letters of Credit and the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement (and the benefits to a Lender of such agreements of Borrowers shall survive such Lender's ceasing to be a party hereto pursuant to subsection 10.1B).

     10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
           -----------------------------------------------------

           No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Financing Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Financing Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11 Marshalling; Payments Set Aside.
           -------------------------------

           Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations or Opt-Out Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12 Severability.
           ------------

           In case any provision in or obligation under this Agreement or the Revolving Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13 Obligations Several; Independent Nature of Lenders' Rights.
           ----------------------------------------------------------

           The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein or any Pooled Facility L/C Participation of any other Lender hereunder. Nothing contained herein or in any other Loan Document or Pooled Facility Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14 Headings.
           --------

           Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.15 Applicable Law.
           --------------

           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER OR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

     10.16 Construction of Agreement.
           -------------------------

           Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, that it has had full and fair opportunity to review and revise the terms of this Agreement, and that this Agreement has been drafted jointly by all of the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     10.17 Consent to Jurisdiction and Service of Process.
           ----------------------------------------------

           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK (AS THE AGENT, AGENTS, LENDER OR LENDERS BRINGING SUCH ACTION MAY ELECT IN ITS OR THEIR SOLE DISCRETION). BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS (AND SUBMITS TO) GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     10.18 Waiver of Jury Trial.
           --------------------

           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.19 Confidentiality.
           ---------------

           Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event a Lender may make (a) disclosures to Affiliates and professional advisors of such Lender, (b) disclosures reasonably required by (i) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Revolving Loans or any participations therein, or
(ii) any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such assignee, transferee, participant, contractual counterparty or professional advisor agrees to keep such information confidential to the same extent required of Lenders hereunder, (c) disclosures to any court or tribunal (whether or not pursuant to subpoena) in connection with any action arising out of or related to this Agreement, or (d) disclosures required or requested by any Government Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

     10.20 No Fiduciary Duty.
          ------------------

           No Agent nor any Lender has or shall have, by reason of this Agreement or any of the Financing Documents, a fiduciary relationship in respect of any Borrower, Borrowers, any other Loan Party or Loan Parties.

     10.21 Release of Parties.
           ------------------

           Each Borrower, on behalf of itself, and each of its Subsidiaries (collectively, the "Releasors") hereby releases, remises, acquits and forever discharges Agents, each Lender (in its capacity as a Lender hereunder and as a lender, collateral agent, depository or letter of credit issuer and in any other capacity under or in connection with any Pooled Facility or Opt-Out Facility), each Existing Opt-Out Facility Agent and each Existing Pooled Facility Agent and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, any of the other Financing Documents, the Pooled Facility Documents or the Opt-Out Facility Documents or the administration or enforcement of any of such documents (all of the foregoing hereinafter called the "Released Matters"). Each Releasor acknowledges that the agreements in this subsection are intended to be in full satisfaction of all or any alleged injuries or damages suffered or incurred by such Releasor arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the Closing Date to payment or performance of the Obligations and/or Opt-Out Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

     10.22 Counterparts; Effectiveness.
           ---------------------------

           This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (whether such execution and delivery is evidenced by original signature or by facsimile signature) shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.23 No Third Party Beneficiaries
           ----------------------------

           Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees and Released Parties related to Agents, Lenders, Opt-Out Facility Agents and Pooled Facility Agents) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     10.24 Fee and Covenant Acknowledgements
           ---------------------------------

           Notwithstanding anything to the contrary in the Pooled Facility Documents or the Opt-Out Facility Documents, on and after the Closing Date, OFMC Anaheim and Ogden Argentina S.A. hereby agree to pay the increased fees as set forth in subsection 2.5F. Additionally, OFMC Anaheim and Ogden Argentina S.A. hereby agree to abide by the covenants as set forth in Sections 6 and 7. Other than as set forth in this subsection 10.24, in no event shall OFMC Anaheim or Ogden Argentina S.A. have any obligations to make payments under this Agreement.

     10.25 Name Change
           -----------

           Borrowers hereby acknowledge that on or prior to the Closing Date Company changed its legal name from "Ogden Corporation" to "Covanta Energy Corporation" and that on or about the Closing Date certain other Subsidiaries of Company changed and/or will change their legal names in a similar manner. Borrowers, Agents and Lenders hereby agree that (i) each reference in this Agreement and the Loan Documents to "Ogden Corporation", "Ogden", "Company" or other terms referring to Ogden Corporation shall mean and be a reference to Company, and (ii) each reference in this Agreement and the Loan Documents to any other Subsidiary of Company, by whatever name, shall mean and be a reference to such Subsidiary both before and after such name change.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  BORROWERS:

                                   COVANTA ENERGY CORPORATION

                                   By:
                                       --------------------------------------
                                       Name: Jeffrey Horowitz, Esq.
                                       Title: Secretary

                                   Each of the entities named on Schedule A annexed hereto, as Borrowers

                                   By:
                                       --------------------------------------
                                       Name: Jeffrey Horowitz, Esq.
                                       Title: Authorized Officer

                                   Notice Address for each Borrower:

                                             c/o Covanta Energy Group, Inc.
                                             40 Lane Road
                                             Fairfield, NJ 07007
                                             Attn:  Jeffrey Horowitz, Esq.

SOLELY FOR THE PURPOSE OF SUBSECTION 10.24:

                                   OGDEN FACILITY MANAGEMENT
                                   CORPORATION OF ANAHEIM, INC.

                                   By:
                                       --------------------------------------
                                       Name:  Peter Allen
                                       Title: Vice President

                                       Notice Address:
                                             c/o Covanta Energy Group, Inc.
                                             40 Lane Road

                                             Fairfield, NJ 07007
                                             Attn:  Jeffrey Horowitz, Esq.

                                   OGDEN ARGENTINA S.A.

                                   By:
                                       --------------------------------------
                                       Name:  Jesus Sainz
                                       Title:  Director

                                       Notice Address:
                                             c/o Covanta Energy Group
                                             40 Lane Road
                                             Fairfield, NJ 07007
                                             Attn:  Jeffrey Horowitz, Esq.

AGENTS AND LENDERS:

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent, Co-Arranger,
                                   Co-Book Runner and as a Lender


                                   By:
                                       --------------------------------------
                                       Name:  Michael R. Heredia
                                       Title:  Managing Director

                                       Notice Address:
                                             Attention:  Barry Flynn
                                             1 Independence Center
                                             101 North Tryon Street
                                             Charlotte, N.C. 28255

                                   DEUTSCHE BANK AG, NEW YORK BRANCH
                                   As Documentation Agent, Co-Arranger,
                                   Co-Book Runner and as a Lender


                                   By:
                                       --------------------------------------
                                       Name: Keith C. Braun
                                       Title: Vice President

                                       Notice Address:
                                             Attention:  Keith C. Braun
                                             Deutsche Bank AG
                                             New York Branch
                                             130 Liberty Street
                                             New York, NY 10016

                                   ABN AMRO BANK N.V.,
                                   as a Lender

                                       By:
                                       --------------------------------------
                                       Name: Neil J. Bivona
                                       Title: Vice President

                                       By:
                                       --------------------------------------
                                       Name: William J. Fitzgerald
                                       Title: Senior Vice President

                                       Notice Address:
                                           Attention:  Credit Administration
                                           ABN AMRO Bank N.V.
                                           208 South LaSalle Street, Suite 1500
                                           Chicago, IL 60604-1003

                                   BANK OF MONTREAL,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Heather L. Turf
                                       Title: Director

                                       Notice Address:
                                          Attention:  Heather Turf
                                          Bank of Montreal
                                          115 S. LaSalle Street, 12th Floor West
                                          Chicago, IL 60603

                                   BANK OF TOKYO-MITSUBISHI (CANADA),
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: T. Vanderlaan
                                       Title: Vice President

                                       Notice Address:
                                             Attention:  T. Vanderlaan
                                             Royal Bank Plaza, South Tower
                                             Suite 2100
                                             Toronto, Ontario
                                             M5J 1J2 Canada

                                   BAYERISCHE HYPO-UND VEREINSBANK AG,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Salvatore Esposito
                                       Title: Director

                                   By:
                                       --------------------------------------
                                       Name: C. Theodore Wolf
                                       Title: Director

                                       Notice Address:
                                             Attention:  Salvatore Esposito
                                             Bayerische Hypo-und Vereinsbank AG
                                             150 E. 42nd Street
                                             New York, NY 10017

                                   BNP PARIBAS,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Clive Bettles
                                       Title: Managing Director

                                   By:
                                       --------------------------------------
                                       Name:  Janice Ho
                                       Title: Director

                                       Notice Address:
                                             Attention:  Clive Bettles
                                             BNP Paribas
                                             725 S. Figueroa Street #2090
                                             Los Angeles, CA 90017

                                   BRYDEN MANAGEMENT CORPORATION IV,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Robert C. McInnis
                                       Title: Secretary

                                       Notice Address:
                                             Attention:  Robert C. M. Yunis
                                             1 Laser Street
                                             Nepean, Ontario
                                             KZE-7V1, Canada

                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  David C. Smith
                                       Title:  Managing Director

                                   By:
                                       --------------------------------------
                                       Name:  Rocco Calarco
                                       Title:  Director

                                       Notice Address:
                                             Attention:  Rocco Calarco
                                             Canadian Imperial Bank of Commerce
                                             BCE Place, 8th Floor
                                             161 Bay Street
                                             Toronto, Ontario
                                             M5J 2S8 Canada

                                   CLARICA LIFE INSURANCE COMPANY,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Keith Cressman
                                       Title: Director, Structured Finance

                                       Notice Address:
                                             Attention:  Sara M. Alvarado
                                             Clarica Life Insurance Company
                                             227 King Street South
                                             Waterloo, Ontario
                                             N2J 4C5 Canada

                                   COMMERZBANK AG, NEW YORK AND GRAND
                                   CAYMAN BRANCHES
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Robert Donohue
                                       Title: Senior Vice President

                                   By:
                                       --------------------------------------
                                       Name: Peter Doyle
                                       Title: Assistant Vice President

                                       Notice Address:
                                             Attention:  Robert Donohue
                                             Commerzbank AG
                                             2 World Financial Center
                                             New York, NY 10281

                                   CREDIT LYONNAIS CANADA,

                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:Jean-Pierre Beaupre
                                       Title: President and Chief
                                              Executive Officer

                                   By:
                                       --------------------------------------
                                       Name: Cynthia Hansen
                                       Title: Assistant Vice-President

                                       Notice Address:
                                             Attention:  Cynthia Hansen
                                             Credit Lyonnais Canada
                                             2000 Mansfield Street, Suite 1610
                                             Montreal, Quebec
                                             H3A 3A4 Canada

                                   CREDIT LYONNAIS NEW YORK BRANCH,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: James B. Hallock
                                       Title: Vice President

                                       Notice Address:
                                             Attention:  James B. Hallock
                                             Credit Lyonnais New York Branch
                                             1301 Avenue of the Americas
                                             New York, NY 10019

                                   CREDIT SUISSE FIRST BOSTON,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Jay Chall
                                       Title:  Director

                                   By:
                                       --------------------------------------
                                       Name:  Andrea E. Shkane
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:  Andrea E. Shkane
                                             Credit Suisse First Boston
                                             Eleven Madison Avenue
                                             New York, NY 10010-3629

                                   DRESDNER BANK AG, GRAND CAYMAN BRANCH
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Thomas R. Brady
                                       Title: Vice President

                                   By:
                                       -------------------------------------
                                       Name:  John W. Sweeney
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:  Thomas R. Brady
                                             Dresdner Bank AG, New York Branch
                                             75 Wall Street, 33rd Floor
                                             New York, NY 10005

                                   DRESDNER BANK CANADA,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: David Brandt
                                       Title: President and Chief
                                              Executive Officer

                                   By:
                                       --------------------------------------
                                       Name: Dr. Uwe Seedorf
                                       Title: Senior Vice President

                                             Notice Address:
                                             Attention:  Dr. Uwe Seedorf
                                             Dresdner Kleinwort Wasserstein
                                             2, First Canadian Place
                                             Suite 1700
                                             Toronto, Ontario
                                             M5P 1E3, Canada

                                             and

                                             Attention: Jane Elliot Boyd
                                             Dresdner Kleinwort Wassersein
                                             2, First Canadian Place
                                             Suite 1700
                                             Toronto, Ontario
                                             M5P 1E3, Canada

                                   FIRSTAR BANK, N.A.,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Alan R. Milster
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:Alan R. Milster
                                             Firstar Bank, N.A.
                                             7th Floor - Special Assets
                                             One Firstar Plaza
                                             Seventh & Washington
                                             St. Louis, MO 63101

                                   FIRST UNION NATIONAL BANK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  John Kipping
                                       Title: Senior Vice President

                                       Notice Address:
                                             Attention:  John Kipping
                                             190 River Road
                                             NJ 3181
                                             Summit, NJ 07901

                                   FLEET NATIONAL BANK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Michael F. O'Neill
                                       Title: Senior Vice President

                                       Notice Address:
                                             Attention:  Michael F. O'Neill
                                             Fleet National Bank
                                             100 Federal Street
                                             Mail Stop:  MA DE 10006A
                                             Boston, MA 02110

                                   HSBC BANK CANADA,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Peter Leenaars
                                       Title: Senior Manager

                                   By:
                                       --------------------------------------
                                       Name: J. S. Brydon
                                       Title:  Senior Manager

                                       Notice Address:
                                             Attention:  Peter Leenaars
                                             HSBC Bank Canada
                                             70 York Street
                                             Toronto, Ontario
                                             M5J 1S9 Canada

                                                  and

                                             Attention: Jim Brydon
                                             HSBC Bank Canada
                                             70 York Street
                                             Toronto, Ontario
                                             M5J 1S9 Canada

                                   HSBC BANK USA,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Carol A. Kraus
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:  Carol A. Kraus
                                             HSBC Bank USA
                                             140 Broadway
                                             New York, NY 10005

                                   IIB BANK [IFSC BRANCH],
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Siobhan Lynch
                                       Title:  Head of Credit

                                   By:
                                       --------------------------------------
                                       Name:  Paul Naessens
                                       Title:  Senior Manager

                                       Notice Address:
                                             Attention:  John O'Connor
                                             KBC House
                                             IFSC Dublin 1
                                             Ireland

                                   KBC BANK N.V.,

                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Robert Snauffer
                                       Title: First Vice President

                                   By:
                                       --------------------------------------
                                       Name:  S. Kurtz Barkley
                                       Title: First Vice President

                                       Notice Address:
                                             Attention:  John Sidney Trahan
                                             KBC Bank N.V.
                                             515 S. Figueroa Street, Suite 1920
                                             Los Angeles, CA 90071

                                   LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Michael D. Novack
                                       Title: Vice President
                                              Corporate Finance Division
                                              Structured Finance Department

                                   By:
                                       --------------------------------------
                                       Name:  David A. Leech
                                       Title: Vice President
                                              Corporate Finance Division
                                              Structured Finance Department

                                       Notice Address:
                                        Attention:  Michael Novack
                                        Landesbank Hessen-Thuringen Girozentrale
                                        420 Fifth Avenue, 24th Floor
                                        New York, NY 10018

                                   NATIONAL WESTMINSTER BANK PLC,
                                   New York and/or Nassau Branch
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Graeme Hunter
                                       Title: Manager, Specialised
                                              Lending Services

                                       Notice Address:
                                           Attention:  Graeme Hunter
                                           Corporate Banking & Financial Markets
                                           Specialised Lending Services
                                           PO Box 450
                                           5-10 Great Tower Street
                                           London, EC3P 3HX
                                           England

                                   ROYAL BANK OF SCOTLAND, plc,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Graeme Hunter
                                       Title: Manager, Specialised
                                              Lending Services

                                       Notice Address:
                                           Attention:  Graeme Hunter
                                           Corporate Banking & Financial Markets
                                           Specialised Lending Services
                                           PO Box 450
                                           5-10 Great Tower Street
                                           London, EC3P 3HX
                                           England

                                   S.C. STORMONT CORPORATION
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Robert C. McLunis
                                       Title:  President

                                       Notice Address:
                                             Attention:  Robert C. McInnis
                                             1 Laser Street
                                             Nepean, Ontario
                                             KZE-7V1, Canada

                                   SANPAOLO IMI S.p.A.,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Carlo Persico
                                       Title: Deputy General Manager

                                   By:
                                       --------------------------------------
                                       Name:  Robert Wurster
                                       Title: First Vice President

                                       Notice Address:
                                             Attention:  Robert Wurster
                                             SAN PAOLO IMI S.p.A.
                                             245 Park Avenue, 35th Floor
                                             New York, NY 10167

                                   SOCIETE GENERALE,
                                   as a Lender

                                   By: _______________________________________

                                       Name:  Gordon Eadon
                                       Title:  Director

                                       Notice Address:
                                             Attention: Gordon Eadon
                                             Societe Generale
                                             1221 Avenue of the Americas
                                             New York, NY 10020

                                   SUNTRUST BANK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  W. David Wisdom
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:  Keith Hubbard
                                             SunTrust Bank
                                             711 Fifth Avenue, 16th Floor
                                             New York, NY 10022

                                   THE BANK OF NEW YORK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Peter W. Helt
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:  Peter W. Helt
                                             Bank of New York
                                             1 Wall Street, 16th Floor
                                             New York, NY 10286

                                   THE BANK OF NOVA SCOTIA,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Pieter J. Van Schaick
                                       Title: Managing Director

                                       Notice Address:
                                             Attention:  Pieter Van Schaick
                                             The Bank of Nova Scotia
                                             One Liberty Plaza, 26th Floor
                                             New York, NY 10006

                                   THE CHASE MANHATTAN BANK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name: Michael Lancia
                                       Title: Vice President

                                       Notice Address:
                                             Attention:  Michael Lancia
                                             The Chase Manhattan Bank
                                             380 Madison Avenue
                                             Special Loan - 9
                                             New York, NY 10017

                                   THE DAI-ICHI KANGYO BANK, LIMITED,
                                   as a Lender

                                   By:
                                       --------------------------------------

                                       Name:  Yoshimitsu Arahata
                                       Title: Senior Vice President and
                                              Joint General Manager

                                       Notice Address:
                                             Attention:  Hollie T. Luong
                                             The Dai-Ichi Kangyo Bank, Limited
                                             555 West 5th Street, 5th Floor
                                             Los Angeles, CA 90013

                                   THE DAI-ICHI KANGYO BANK, LIMITED
                                   NEW YORK BRANCH,
                                    as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  R. P. Gallagher
                                       Title: Vice President

                                       Notice Address:
                                             Attention:  R .P. Gallagher
                                             The Dai-Ichi Kangyo Bank, Limited,
                                                New York Branch
                                             Suite 4911
                                             1 World Trade Center
                                             New York, NY 10048

                                   THE FUJI BANK, LIMITED,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Raymond Ventura
                                       Title: Vice President and Manager

                                       Notice Address:
                                             Attention:  Chigusa Tada
                                             The Fuji Bank, Limited
                                             2 World Trade Center, 79th Floor
                                             New York, NY 10048

                                   THE HUNTINGTON NATIONAL BANK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  David F. Isler
                                       Title: Senior Vice President

                                       Notice Address:
                                             Attention:  David F. Isler
                                             The Huntington National Bank
                                             41 S. High Street
                                             Suite HC0733
                                             Columbus, OH 43215

                                   THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Noel P. Purcell
                                       Title: Senior Vice President

                                       Notice Address:
                                             Attention:  John Davies
                                             The Industrial Bank of Japan
                                                Trust Company
                                             1251 Avenue of the Americas
                                             New York, NY 10020

                                   THE SANWA BANK, LIMITED, NEW YORK BRANCH as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Christopher DiCarlo
                                       Title:  Vice President

                                       Notice Address:
                                             Attention:  Christopher DiCarlo
                                             The Sanwa Bank, Limited,
                                                New York Branch
                                             55 East 52nd Street
                                             New York, NY 10055

                                   THE SUMITOMO BANK OF CANADA,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Alfred Lee
                                       Title:  Vice President

                                       Notice Address:
                                           Attention:  Alfred Lee
                                           The Sumitomo Bank of Canada
                                           Suite 1400, Ernst & Young Tower
                                           Toronto-Dominion Centre, P.O. Box 172
                                           222 Bay Street
                                           Toronto, Ontario
                                           M5K 1H6 Canada

                                   THE SUMITOMO TRUST & BANKING CO., LTD.
                                   NY BRANCH,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Stephen Stratico
                                       Title: Vice President

                                       Notice Address:
                                             Attention:  Steve Stratico
                                             The Sumitomo Trust & Banking Co.,
                                                Ltd. NY Branch
                                             527 Madison Avenue
                                             New York, NY 10022

                                   THE TOKAI BANK, LIMITED - NEW YORK BRANCH, as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Shinichi Nakatani
                                       Title: Assistant General Manager

                                       Notice Address:
                                             Attention:  Julie Lim
                                             The Tokai Bank, Limited -
                                               New York Branch
                                             55 East 52nd Street
                                             New York, NY 10055

                                   THE TORONTO-DOMINION BANK,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Mark A. Baird
                                       Title:  Manager, Credit Administration

                                       Notice Address:
                                             Attention:  Mark A. Baird
                                             Toronto Dominion (Texas), Inc.
                                             909 Fannin Street, 17th Floor
                                             Houston, TX 77010

                                   THE TORONTO-DOMINION BANK,
                                   as a Lender

                                   By: _______________________________________

                                       Name: Edward A. (Ted) Hopkinson
                                       Title:  Vice President
                                       Corporate Credit

                                       Notice Address:
                                           Attention:  Edward A. (Ted) Hopkinson
                                           Vice President - Corporate Credit
                                           The Toronto Dominion Bank
                                           55 King Street West, 8th Floor
                                           P.O. Box 1
                                           TD Bank Tower
                                           Toronto, Ontario
                                           M5K 1A2

                                   UBS AG,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Mark R. Slane
                                       Title:  Executive Director
                                       Recovery Management

                                   By:
                                       --------------------------------------
                                       Name:  Peter V. Matton
                                       Title:  Global Head
                                       Recovery Management

                                       Notice Address:
                                             Attention:  Marie Haddad
                                             UBS AG
                                             677 Washington Blvd.
                                             Stamford, CT 06901

                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   as a Lender

                                   By:
                                       --------------------------------------
                                       Name:  Alan S. Bookspan
                                       Title:  Director

                                   By:
                                       --------------------------------------
                                       Name:  Walter T. Duffy III
                                       Title:  Associate Director


                                       Notice Address:
                                            Attention:  Walter T. Duffy III
                                            Westdeutsche Landesbank Girozentrale
                                            1211 Avenue of the Americas
                                            New York, NY 10036